UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Schedule 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12
Roivant Sciences Ltd.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

7th Floor
50 Broadway
London SW1H 0DB
United Kingdom
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held on September 10, 2025
Dear Shareholder:
You are cordially invited to attend the Roivant Sciences Ltd. 2025 Annual General Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held at the Royal Lancaster London Hotel, Lancaster Terrace, London W2 2TY, United Kingdom on Wednesday, September 10, 2025 at 10:30 a.m. United Kingdom local time.
The Annual Meeting will be held for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:
1.
To elect three (3) directors, Matthew Gline, Keith Manchester and Melissa Epperly, to serve as Class I directors to hold office until the date of the annual general meeting of shareholders following the fiscal year ending March 31, 2028, and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal.

2.
To ratify the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for our fiscal year ending March 31, 2026, to appoint EY as our auditor for statutory purposes under the Bermuda Companies Act 1981, as amended (the “Companies Act”), for our fiscal year ending March 31, 2026, and to authorize the Board of Directors, through the Audit Committee, to set the remuneration for EY as our auditor for our fiscal year ending March 31, 2026.

3.	To cast a non-binding, advisory vote to approve the compensation of our named executive officers.
4.	To conduct any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.
We will also lay before the Annual Meeting our audited financial statements as of and for our fiscal year ended on March 31, 2025, pursuant to the provisions of the Companies Act and our Amended and Restated Bye-laws.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
Our Board of Directors has fixed the close of business on Thursday, July 17, 2025 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, or at any adjournment of the Annual Meeting.

You will be asked to present valid government-issued picture identification, such as a driver’s license or passport, in order to be admitted into the Annual Meeting. If your common shares are held in the name of a bank, broker or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of our common shares, such as a bank or brokerage account statement indicating that you owned our common shares at the close of business on the Record Date, in order to be admitted. In addition, in order to vote in person at the Annual Meeting, you must either (i) be a record holder of our common shares as of the Record Date or (ii) if your common shares are held in the name of a bank, broker or other nominee, obtain a valid proxy from your bank, broker or other nominee. For safety and security reasons, no cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted into the Annual Meeting. A written agenda and rules of procedure for the Annual Meeting will be distributed to those persons in attendance at the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for
the Annual General Meeting of Shareholders

To Be Held on Wednesday, September 10, 2025, at 10:30 a.m. United Kingdom Local Time,
at the Royal Lancaster London Hotel, Lancaster Terrace, London W2 2TY, United Kingdom
The Proxy Statement and Annual Report to Shareholders
are available at http://www.proxyvote.com, and on our website at
https://investor.roivant.com.

By Order of the Board of Directors

/s/ Matthew Gline
Principal Executive Officer
July 29, 2025

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please ensure your representation at the Annual Meeting by voting by proxy over the Internet or by telephone, or voting by proxy by using a proxy card that you may request or that we may elect to deliver to you at a later time. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. If your shares are held by your broker or bank as a nominee or agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

PROXY STATEMENT
FOR THE 2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS
To be held on Wednesday, September 10, 2025, at 10:30 a.m. United Kingdom local time, at the Royal Lancaster London Hotel, Lancaster Terrace, London W2 2TY, United Kingdom

MEETING AGENDA

Proposal No.	Proposal	Board of Directors Vote Recommendation
1.
To elect three (3) directors, Matthew Gline, Keith Manchester and Melissa Epperly, to serve as Class I directors to hold office until the date of the annual general meeting of shareholders following the fiscal year ending March 31, 2028, and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal.
For All

2.
To ratify the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for our fiscal year ending March 31, 2026, to appoint EY as our auditor for statutory purposes under the Bermuda Companies Act 1981, as amended (the “Companies Act”), for our fiscal year ending March 31, 2026, and to authorize the Board of Directors, through the Audit Committee, to set the remuneration for EY as our auditor for our fiscal year ending March 31, 2026.
For

3.	To cast a non-binding, advisory vote to approve the compensation of our named executive officers.	For

We intend to mail the Notice of Internet Availability of Proxy Materials regarding the Annual Meeting on or about July 30, 2025, to all shareholders of record entitled to vote at the Annual Meeting.
Use of terms such as “Roivant,” the “Company,” “we,” “us” and “our” in this Proxy Statement refer to Roivant Sciences Ltd. and its consolidated subsidiaries. The term “Fiscal 2025” refers to the fiscal year ending March 31, 2026; the term “Fiscal 2024” refers to the fiscal year ended March 31, 2025; the term “Fiscal 2023” refers to the fiscal year ended March 31, 2024; and the term “Fiscal 2022” refers to the fiscal year ended March 31, 2023.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this Proxy Statement. Please read the entire Proxy Statement carefully before voting your shares.
Why am I receiving these materials?
Our Board of Directors is providing these proxy materials to you in connection with our Board of Directors’ solicitation of proxies for use at the 2025 Annual General Meeting of Shareholders (the “Annual Meeting”), including at any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held on Wednesday, September 10, 2025, at 10:30 a.m. United Kingdom local time, at the Royal Lancaster London Hotel, Lancaster Terrace, London W2 2TY, United Kingdom. Shareholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement (the “Proxy Statement”).
All shareholders as of the close of business on July 17, 2025 will receive the proxy materials and have the ability to access them via the Internet, including this Proxy Statement and our Annual Report, at http://www.proxyvote.com.
What proposals will be voted on at the Annual Meeting?
There are three matters scheduled for a vote:
1.
To elect three (3) directors, Matthew Gline, Keith Manchester and Melissa Epperly, to serve as Class I directors to hold office until the date of the annual general meeting of shareholders following the fiscal year ending March 31, 2028, and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal;

2.
To ratify the appointment of EY as our independent registered public accounting firm for our fiscal year ending March 31, 2026, to appoint EY as our auditor for statutory purposes under the Companies Act for our fiscal year ending March 31, 2026, and to authorize the Board of Directors, through the Audit Committee, to set the remuneration for EY as our auditor for our fiscal year ending March 31, 2026; and

3.	To cast a non-binding, advisory vote to approve the compensation of our named executive officers.
In addition to the three matters scheduled for a vote, in accordance with the Companies Act and Section 73 of our Amended and Restated Bye-laws (the “Bye-laws”), our audited financial statements as of and for our fiscal year ended on March 31, 2025, will be laid before the Annual Meeting. These financial statements were audited by EY. The Audit Committee and the Board of Directors have approved these financial statements. There is no requirement under Bermuda law that these financial statements be approved by our shareholders and no such approval will be sought at the Annual Meeting. Copies of these proxy materials have been provided to EY, our auditor for our fiscal year ended March 31, 2025, as required by the Companies Act.
How does our Board of Directors recommend that I vote?
Our Board of Directors recommends that you vote:
1.	FOR ALL for the election of the three (3) directors nominated by our Board of Directors and named in this Proxy Statement as Class I directors to serve for a three-year term;
2.	FOR the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending March 31, 2026; and
3.	FOR the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers.
Where and when will the Annual Meeting be held?
The Annual Meeting will be held on Wednesday, September 10, 2025, at 10:30 a.m. United Kingdom local time, at the Royal Lancaster London Hotel, Lancaster Terrace, London W2 2TY, United Kingdom. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?
Our Board of Directors has fixed the close of business on July 17, 2025 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, or at any adjournment of the Annual Meeting (the “Record Date”). Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 682,519,374 common shares outstanding and entitled to vote.
Shareholder of Record: Common Shares Registered in Your Name
If, on July 17, 2025, your common shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a shareholder of record. As a shareholder of record, you may vote by proxy as specified in the proxy materials or you may vote in person at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the Internet or by telephone, or vote by proxy by using a proxy card that you may request or that we may elect to deliver to you at a later time, to ensure your vote is counted.
Beneficial Owner: Common Shares Registered in the Name of a Broker, Bank or Agent
If, on July 17, 2025, your common shares were held not in your name, but rather in an account at your broker, bank or other agent, then you are the beneficial owner of common shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the common shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your common shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
How do I vote?
Shareholder of Record: Common Shares Registered in Your Name
If you are a shareholder of record, you may vote in person at the Annual Meeting, vote by proxy over the Internet or by telephone, or vote by proxy by using a proxy card that you may request or that we may elect to deliver to you at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.
•	Voting in Person: To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•
Voting by Proxy Card: To vote using a proxy card, which you may request or we may elect to deliver to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided with the proxy card. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct. If you vote over the Internet or telephone, you are not required to mail a proxy card.

•
Voting by Telephone: To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the vote control number from the Notice. Have your Notice in hand when you call and follow the instructions. Your vote must be received by 11:59 p.m. Eastern Time on September 9, 2025, to be counted.

•
Voting by Internet: To vote over the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the vote control number from the Notice. Have your Notice in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Your vote must be received by 11:59 p.m. Eastern Time on September 9, 2025, to be counted.

Beneficial Owner: Common Shares Registered in the Name of Broker, Bank or Agent
If you are a beneficial owner of common shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization, rather than from Roivant. Simply follow the voting instructions in the Notice to ensure that your vote is counted. You may vote by telephone or over the Internet as instructed by your broker, bank or other agent. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each common share you owned as of the close of business on July 17, 2025.
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal.

Proposal No.	Proposal Description	Vote Required
1.	Election of Directors	Plurality of Votes Cast (the three nominees who receive the most “For” votes cast will be elected as directors)

2.	Ratification of EY as our independent registered public accounting firm	Majority of Votes Cast (the affirmative votes of a majority of the votes cast)

3.	Non-binding, advisory vote to approve the compensation of our named executive officers	Majority of Votes Cast (the affirmative votes of a majority of the votes cast)

What if I do not specify how my common shares are to be voted?
Shareholder of Record: Common Shares Registered in Your Name
If you are a shareholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:
•	FOR ALL for the election of the three (3) directors nominated by our Board of Directors and named in this Proxy Statement as Class I directors to serve for a three-year term (Proposal No. 1);
•	FOR the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending March 31, 2026 (Proposal No. 2);
•	FOR approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers (Proposal No. 3); and
•	In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owner: Common Shares Registered in the Name of Broker, Bank or Agent
If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your common shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposals No. 1 (election of directors) and No. 3 (compensation of named executive officers) are both non-routine matters, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your common shares with respect to Proposals No. 1 (election of directors) and No. 3 (compensation of named executive officers) which would result in a “broker non-vote,” but may, in its discretion, vote your common shares with respect to Proposal No. 2 (ratification of appointment of independent registered public accounting firm). For additional information regarding broker non-votes, see the section of this Proxy Statement entitled “What are the effects of abstentions and broker non-votes?” below.
What are the effects of abstentions and broker non-votes?
An abstention represents a shareholder’s affirmative choice to decline to vote on a proposal. If a shareholder indicates on its proxy card that it wishes to abstain from voting its common shares, or if a broker, bank or other nominee holding its customers’ common shares of record causes abstentions to be recorded for common shares, these common shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum. Abstentions, where applicable, are not considered to be votes cast and therefore will have no effect on the outcome of the vote for any such proposals as long as a quorum exists.
A broker non-vote occurs when a broker, bank or other nominee holding common shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the common shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.
What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if two or more persons present in person and representing in person or by proxy in excess of 50% of the total voting rights of all issued and outstanding common shares.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.
If, within half an hour from the time appointed for the Annual Meeting a quorum is not present, then the meeting will stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date, place and time announced at the Annual Meeting being adjourned, new notice of the date, place and time for the resumption of the adjourned meeting will be given to each shareholder entitled to attend and vote thereat in accordance with our Bye-laws.
Can I revoke my proxy or change my vote after submitting my proxy?
Shareholder of Record: Common Shares Registered in Your Name
Yes. You can revoke your proxy or change your vote at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy or change your vote in any one of the following ways:
1.	You may submit another properly completed proxy card with a later date.
2.	You may grant a subsequent proxy by telephone or over the Internet.
3.	You may send a timely written notice that you are revoking your proxy to Roivant Sciences Ltd., Attn: Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.
4.	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If you do not vote at the Annual Meeting, your most current proxy card, or vote by proxy over the Internet or telephone, unless revoked, reflects the vote that will be counted.
Beneficial Owner: Common Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

What if another matter is properly brought before the Annual Meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named on the proxy card to vote all shares represented by valid proxies on those matters in accordance with their best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice or set of Proxy Materials?
If you receive more than one Notice or set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.
When are shareholder proposals and director nominations due for next year’s annual general meeting of shareholders?
To be considered for inclusion in our proxy materials for next year’s annual general meeting of shareholders, your proposal must be submitted in writing by March 27, 2026, to our Secretary at Roivant Sciences Ltd., Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Any member submitting a shareholder proposal to be included in our Proxy Statement must comply with the provisions of SEC rule 14a-8.
If you wish to nominate an individual for election or bring other business before next year’s annual general meeting of shareholders that is not to be included in next year’s proxy materials pursuant to the shareholder proposal procedures under the rules and regulations of the SEC, you must deliver your notice to our Secretary at the address mentioned above no earlier than May 13, 2026, and no later than June 12, 2026; provided that if the date of the annual general meeting of shareholders is earlier than August 11, 2026, or later than October 12, 2026, you must submit your proposal to the address mentioned above not later than ten (10) days following the earlier of the date on which notice of the annual general meeting was posted to our shareholders or the date on which public disclosure of the date of the annual general meeting was made. Any such nomination by a shareholder or other business must comply with the provisions of Bye-law 26. In addition to complying with the advance notice provisions of our Bye-laws, shareholders who intend to solicit proxies in support of direct nominees other than the Company’s nominees must give timely notice that complies with the additional requirements of the SEC’s universal proxy rule, Rule 14a-19 under the Exchange Act, which must be received no later than July 13, 2026. If the date of next year’s annual general meeting of shareholders changes by more than 30 days from the date of the 2025 Annual Meeting, such notice must instead be provided by the later of 60 days prior to the date of such annual general meeting of shareholders or the 10th day following public announcement by the Company of the date of the 2026 annual general meeting of shareholders.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results may be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
Our Board of Directors currently has eight members, who are divided into three classes with staggered three-year terms. At the Annual Meeting, the three (3) Class I directors will be nominated for election to a three-year term, to hold office until the date of the annual general meeting of shareholders following the fiscal year ending March 31, 2028, and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal. All of the nominees are Class I directors whose current term is expiring. All directors will continue in office until the election and qualification of a successor or until such director’s earlier death, resignation or removal.
Nominees
Our Nominating and Governance Committee has recommended, and our Board of Directors has approved, Matthew Gline, Keith Manchester and Melissa Epperly, as nominees for election as Class I directors at the Annual Meeting.
Mr. Gline has served on Roivant’s Board of Directors since 2021; Dr. Manchester has served on Roivant’s Board of Directors since 2014; and Ms. Epperly has served on Roivant’s Board of Directors since 2022. For additional information regarding the director nominees’ backgrounds and experiences, see the section of this Proxy Statement entitled “Directors Standing for Election at this Annual Meeting” below.
If you are a shareholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Mr. Gline, Dr. Manchester and Ms. Epperly. We expect that the nominees will serve if elected. However, if a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee who is designated by our Board of Directors to fill the resulting vacancy (or, alternatively, the Board of Directors may reduce its size). If you own your common shares through a broker, bank or other nominee and you do not give voting instructions, then your shares will not be voted on this matter. For more information, please see the section of this Proxy Statement entitled “Questions and Answers About the Annual Meeting—What if I do not specify how my common shares are to be voted?” on page 3.
Vote Required
The election of the Class I directors requires a plurality of the votes properly cast to be approved. Withheld votes and broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of the vote.
Recommendation
The Board of Directors recommends a vote FOR ALL for the election of the three nominees as Class I directors to serve three-year terms, to hold office until the date of the annual general meeting of shareholders following the fiscal year ending March 31, 2028, and until their successors are duly elected and qualified, or until a director’s earlier death, resignation or removal.

INFORMATION ABOUT ROIVANT’S DIRECTORS
Roivant’s Board of Directors
The following table sets forth the name, age (as of July 29, 2025) and committee memberships of the current directors of Roivant Sciences Ltd. This section also includes certain information regarding our directors’ individual experience, qualifications, attributes and skills and brief statements of those aspects of our directors’ backgrounds that led us to conclude that they are qualified to serve as directors.

					Committee Membership
Name	Age	Position	Class	Expiry Term	Audit	Compensation	N&G
Matthew Gline	41	Director & Chief Executive Officer	Class I	2025
Keith Manchester	56	Director	Class I	2025	*
Melissa Epperly	48	Director	Class I	2025	**
Daniel Gold	57	Director	Class II	2026		**
Meghan FitzGerald	54	Director	Class II	2026	*		*
James C. Momtazee	53	Director	Class III	2027			*
Ilan Oren	41	Director & Chair	Class III	2027		*	**
Mayukh Sukhatme	49	Director & President and Chief Investment Officer	Class III	2027
*	Committee Member
**	Committee Chair
Directors Standing for Election at this Annual Meeting
Matthew Gline has served as our Chief Executive Officer since January 2021 and as a director of Roivant since September 2021. As CEO, Mr. Gline plays a key role in setting the strategy for Roivant along with the rest of the Board of Directors and executing on that strategy with our management team, including making capital allocation decisions across the Roivant portfolio. Mr. Gline joined Roivant in March 2016 and previously served as Chief Financial Officer, from September 2017 through his appointment as Chief Executive Officer, and as Senior VP, Finance and Business Operations. Prior to joining Roivant, Mr. Gline was a Vice President at Goldman Sachs, Fixed Income Digital Structuring, from 2014 to 2016, and co-founded Fourthree, a risk analytics technology and consulting company, from 2012 to 2014. Mr. Gline also serves on the board of directors of Datavant, the world’s largest health data ecosystem, and Arbutus Biopharma Corporation. Mr. Gline earned his A.B. in Physics from Harvard College. Our Board of Directors believes that Mr. Gline’s experience in various roles at our company and his prior professional experience qualify him to serve as a member of our Board of Directors.
Keith Manchester has served as a director of Roivant since 2014. He serves as a Partner and the Head of Life Sciences at QVT Financial, where he has worked since 2005. He focuses on investments in both publicly traded and privately owned life science companies. Prior to joining QVT, Dr. Manchester was Vice President of Business Development from 2002 to 2004 and Director of Business Development from 2000 to 2002 at Applied Molecular Evolution, a biotechnology company. From 1999 to 2000, Dr. Manchester was an associate at Vestar Capital Partners, a private equity firm. From 1997 to 1999, Dr. Manchester was an investment banker in the healthcare group at Goldman Sachs. Dr. Manchester also serves on the board of directors of Kriya Therapeutics. He received his A.B. from Harvard College and his M.D. from Harvard Medical School. Our Board of Directors believes that Dr. Manchester’s extensive experience investing in the life sciences industry qualifies him to serve as a member of our Board of Directors.
Melissa Epperly has served as a director of Roivant since 2022. Since June 2025, Ms. Epperly has served as Chief Financial Officer at Tenpoint Therapeutics, Ltd., a global commercial-ready biotechnology company. Previously, Ms. Epperly served as Chief Financial Officer at Zentalis Pharmaceuticals, Inc., a clinical-stage cancer company, from September 2019 to April 2024. Prior to that, she served as Chief Financial Officer of PsiOxus Therapeutics Ltd., a clinical-stage gene therapy cancer company, from June 2018 to August 2019, and as Chief Financial Officer and Head of Business Development at R-Pharm US, a commercial-stage oncology company, from October 2015 to June 2018. Ms. Epperly also served as a Director at Anchorage Capital Group, a credit-focused hedge fund from August 2012 to September 2015. Previously, Ms. Epperly was a Vice President at Goldman Sachs in equity research in New York and London, a management consultant with Bain & Company and a healthcare investment banker at Morgan Stanley. Ms. Epperly also serves on the board of directors of Nautilus Biotechnology. Ms. Epperly holds a B.A. in Biochemisty and Economics from the University of Virginia and an M.B.A from Harvard Business School. Our Board of Directors believes that Ms. Epperly’s extensive experience as a senior financial executive in the life sciences industry qualifies her to serve as a member of our Board of Directors.
Continuing Directors
Class II Directors: Currently Serving Until the 2026 Annual Meeting
Daniel Gold has served as a director of Roivant since 2020. Mr. Gold is the Founder and CEO of QVT Financial LP and the QVT Family Office. QVT Financial, through its managed and affiliated multi-strategy funds, is an experienced global investor in multiple industries, including biotech, financial, shipping and offshore industries. Mr. Gold founded QVT Financial in 2003. Mr. Gold also serves on the boards of directors of Okeanis Eco Tankers Corp., Awilco Drilling PLC, Integrated Wind Solutions and NAXS AB, in addition to various private companies. Mr. Gold holds an A.B. in Physics from Harvard College. Our Board of Directors believes that Mr. Gold’s extensive experience investing in the life sciences industry qualifies him to serve as a member of our Board of Directors.
Meghan FitzGerald has served as a director of Roivant since 2023. Ms. FitzGerald is a global healthcare strategist, investor, academic and author. She has worked across the healthcare industry from front line patient care through the Fortune 500, and also serves as an Adjunct Professor of Health Policy at Columbia University. Ms. FitzGerald is a private equity investor where she serves as a senior advisor to several firms, including Goldman Sachs and Wellspring. Ms. FitzGerald served from December 2016 to January 2020 as the Chief Executive Officer and Managing Partner at Letter One’s inaugural health vehicle, L1 Health. Prior to that, she spent twenty years working for many prominent healthcare companies, including Cardinal Heath, Medco Health Systems, Pfizer, Merck and Sanofi-Synthelabo. Currently, Ms. FitzGerald also serves on the board of directors of Tenet Healthcare and is a founder of K2HealthVentures, a life science investment fund. She previously served as a director of Thimblepoint Acquisition Corp., from February to December 2021, and Arix Bioscience plc, from 2017 to 2019. Ms. FitzGerald received a Doctor of Public Health from New York Medical College, a Master of Public Health from Columbia University and a BSN in Nursing from Fairfield University. Our Board of Directors believes that Ms. FitzGerald’s broad range of experience in the healthcare industry qualifies her to serve as a member of our Board of Directors.
Class III Directors: Currently Serving Until the 2027 Annual Meeting
Ilan Oren is the Chair of Roivant’s Board of Directors, a position he has held since 2023, having served as a director of Roivant since 2014. He has served as Co-Chief Executive Officer of Dexcel Pharma, part of a privately-owned Israeli group of pharmaceutical companies, since November 2019. Prior to serving as Co-CEO, Mr. Oren served as Vice President for the group and led corporate and business development activities, including formation of strategic ventures, product partnerships, product portfolio selection, product acquisitions, strategic investments and mergers and acquisitions. Mr. Oren also serves on the boards of directors of Clexio Biosciences and Kriya Therapeutics and has previously served on the boards of directors of Sio Gene Therapies and Cynapsus Therapeutics. He holds an A.B. in Economics from Harvard College. Our Board of Directors believes that Mr. Oren’s extensive experience as a high-level executive in the pharmaceutical industry qualifies him to serve as a member of our Board of Directors.
James C. Momtazee has served as a director of Roivant since 2021. Mr. Momtazee is the Managing Partner of Patient Square Capital, LP, a dedicated health care investing firm. Mr. Momtazee has over 29 years of investment and acquisition experience, the vast majority of which was focused on the health care sector. Prior to founding Patient Square, he held various positions at KKR & Co., Inc. since 1996. He helped form KKR’s health care industry group in 2001 and ran that team for over 10 years. Mr. Momtazee also serves on the boards of directors of Apollo Therapeutics, Kriya Therapeutics, Enavate Sciences, Elevage Medical Technologies, Syneos Health, GondolaBio, Hanger, BridgeBio Pharma and the Medical Device Manufacturers Association. Mr. Momtazee was Chairman, CEO and President of Montes Archimedes Acquisition Corp. from October 2020 until October 2021. He received an A.B. from Stanford University and an M.B.A. from the Stanford Graduate School of Business. Our Board of Directors believes that Mr. Momtazee’s extensive experience investing in the biopharmaceutical industry qualifies him to serve as a member of our Board of Directors.
Mayukh Sukhatme has served as a director of Roivant since 2023. Dr. Sukhatme is also our President and Chief Investment Officer, a position he has held since January 2021, and is responsible for identifying, performing diligence on, devising development strategies for and transacting on new therapeutic programs for Roivant. Dr. Sukhatme also informs Roivant’s view of its existing biopharmaceutical subsidiary companies for capital allocation decisions across the Roivant portfolio. Dr. Sukhatme joined Roivant in 2015 and previously served as President of Roivant Pharma and as our Chief Business Officer. Programs that Dr. Sukhatme has in-licensed or acquired for Roivant have produced all 11 of our positive Phase 3 studies and have garnered 8 FDA approvals. From 2000 to 2015, Dr. Sukhatme was a healthcare-focused analyst and portfolio manager for several large institutional investment firms, including both public markets and venture capital firms. His principal focus was on development-stage biotechnology and pharmaceutical companies, where he led diligence and investment decisions on numerous companies and pharmaceutical compounds across a wide variety of therapeutic areas. Dr. Sukhatme earned his M.D. from Harvard Medical School and his B.S. in Biology and B.S. in Literature from MIT. Our Board of Directors believes that Dr. Sukhatme’s experience in various roles at our company and his experience investing in the life sciences industry qualify him to serve as a member of our Board of Directors.
Board of Directors Diversity
The Board Diversity Matrix below presents certain diversity information, as self-disclosed by our current directors. Our Board of Directors believes that directors who provide a significant breadth of experience, knowledge and abilities in areas relevant to our business, while also representing a diversity in background, contribute to a well-balanced and effective Board of Directors. Although the Board of Directors may consider whether nominees assist in achieving a mix of directors that represents a diversity of ethnicities, a balance in terms of gender and individuals with diverse perspectives informed by other personal and professional experiences we have no formal policy regarding board diversity.

Board Diversity Matrix (As of July 29, 2025)
Total Number of Directors	8
Gender Identity	Female	Male
Directors	2	6
Demographic Background
Asian	—	1
White	2	5

Our Board Diversity Matrix as of July 26, 2024 can be found in the proxy statement for our 2024 Annual Meeting of Shareholders, filed with the SEC on July 26, 2024.
Board of Directors’ Role in Risk Management
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, our holdings of cash and cash equivalents, our development and commercialization activities, our strategic planning, our clinical and regulatory matters, our operations and our intellectual property strategy. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of our Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board of Directors (or the appropriate committee of the Board of Directors in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on our company and the steps we take to manage them. When a Board of Directors committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chair of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion a subsequent Board of Directors meeting. This enables our Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Board of Directors
Our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors consists of eight members, with Ilan Oren serving as Chair. Our Bye-laws provide for a classified Board of Directors divided into three classes serving staggered three-year terms as follows:
•	Class I directors are Mr. Gline, Dr. Manchester and Ms. Epperly, serving until this year’s annual general meeting of shareholders;
•	Class II directors are Mr. Gold and Ms. FitzGerald, serving until our annual general meeting of shareholders in 2026; and
•	Class III directors are Mr. Oren, Mr. Momtazee and Dr. Sukhatme, serving until our annual general meeting of shareholders in 2027.
At each annual general meeting of shareholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of our Board of Directors could have the effect of increasing the length of time necessary to change the composition of a majority of the Board of Directors. Our Bye-laws provide that the authorized number of directors (being no less than five directors and no more than 15 directors) may be changed only by resolution approved by a majority of our Board of Directors.
During Fiscal 2024, our Board of Directors held a total of five meetings. All directors attended at least 75% of the aggregate of the number of Board of Directors meetings and meetings of the Board of Directors committees on which each such director served during the time each such director served on the Board of Directors or such committees. Six directors attended our 2024 annual general meeting of shareholders. Members of our Board of Directors are expected to attend all meetings of the Board of Directors and all meetings of the committees on which they serve. We encourage but do not require directors to attend our annual general meetings of shareholders.
Director Independence
Our Board of Directors has undertaken a review of the independence of the directors and has considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors has determined that each of Mr. Oren, Ms. FitzGerald, Ms. Epperly, Dr. Manchester, Mr. Gold and Mr. Momtazee, representing six of the eight individuals serving as members of our Board of Directors, are independent, as that term is defined under the applicable rules and regulations of the SEC and the listing rules of Nasdaq. We comply with the corporate governance requirements of the SEC and listing rules of Nasdaq. We also comply with the requirements of Rule 10A-3 of the Exchange Act and the listing rules of Nasdaq, which rules require that our Audit Committee be composed of at least three members meeting the requirements specified thereunder.
Committees of the Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each of which has the composition and responsibilities described below. From time to time, our Board of Directors may establish other committees to facilitate the management of our business. The charters for each of the Audit Committee, Compensation Committee and Nominating and Governance Committee are available on our website at https://investor.roivant.com/corporate-governance.
Audit Committee
The members of our Audit Committee are Ms. Epperly (Chair), Dr. Manchester and Ms. FitzGerald. Mr. Oren and Mr. Momtazee each served on our Audit Committee in Fiscal 2024, prior to stepping down from the Audit Committee in July 2024.

Each member of our Audit Committee meets the requirements for independence under the current listing standards of Nasdaq and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Ms. Epperly is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation will not impose any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board of Directors.
Our Audit Committee is directly responsible for, among other things:
•	selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;
•	ensuring the independence of the independent registered public accounting firm;
•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;
•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•	considering the adequacy of our internal controls and internal audit function (if any);
•	overseeing the Company’s information security (including cybersecurity) and technology risk management programs;
•	reviewing material related party transactions or those that require disclosure; and
•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.
During Fiscal 2024, our Audit Committee held four meetings.
Compensation Committee
The members of our Compensation Committee are Mr. Gold (Chair) and Mr. Oren.
Each member of our Compensation Committee is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act, and meets the requirements for independence under the current listing standards of Nasdaq and SEC rules and regulations.
Our Compensation Committee is responsible for, among other things:
•	reviewing and approving the compensation of our Chief Executive Officer and each of our other executive officers;
•	reviewing and approving the compensation of our directors;
•	administering our incentive compensation and equity-based incentive plans;
•	reviewing and approving, or making recommendations to our Board of Directors with respect to, incentive compensation and equity-based incentive plans;
•	reviewing our overall compensation philosophy;
•	reviewing and assessing risks arising from the Company’s employee compensation policies and practices; and
•	preparing the Compensation Committee Report, and reviewing the Company’s Compensation Disclosure and Analysis (CD&A), each as required by SEC rules to be included in our annual proxy statement.
During Fiscal 2024, our Compensation Committee held seven meetings.
Nominating and Governance Committee
The members of our Nominating and Governance Committee are Mr. Oren (Chair), Ms. FitzGerald and Mr. Momtazee. Dr. Manchester served as Chair of our Nominating and Governance Committee in Fiscal 2024, prior to stepping down from the Nominating and Governance Committee in July 2024.

Each member of our Nominating and Governance Committee meets the requirements for independence under the current listing standards of Nasdaq and SEC rules and regulations.
Our Nominating and Governance Committee is responsible for, among other things:
•	identifying and recommending candidates for membership on our Board of Directors;
•	developing and recommending our corporate governance guidelines and policies;
•	reviewing proposed waivers of the code of conduct for directors, executive officers and other senior financial officers;
•	overseeing the process of evaluating the performance of our Board of Directors;
•	overseeing the Company’s strategy, initiatives and policies concerning corporate social responsibility, including environmental, social and governance matters; and
•	assisting our Board of Directors on corporate governance matters.
During Fiscal 2024, our Nominating and Governance Committee held three meetings.
Board Leadership Structure
Currently, the role of Chair of the Board of Directors is separated from the role of Chief Executive Officer. Our Chief Executive Officer is responsible for recommending strategic decisions, capital allocation and other matters to the Board of Directors and for ensuring the execution of the recommended plans. The Chair is responsible for leading the Board of Directors in its fundamental role of providing advice to and oversight of management. Our Board of Directors believes that having separate positions is appropriate for us at this time.
Code of Business Conduct and Ethics for Employees, Executive Officers and Directors
Our Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that is currently applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at https://investor.roivant.com/corporate-governance. The Nominating and Governance Committee of our Board of Directors is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for executive officers and directors.
If we make any substantive amendments to, or grant any waivers from, the Code of Conduct for our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, or any officer or director, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.
Director Nominations
The Board of Directors reviews candidates for director nomination in the context of the current composition of and the challenges and needs of the Board of Directors, the Company’s operating requirements and the long-term interests of our shareholders. In conducting this assessment, the Board of Directors takes into account issues of judgment, diversity, age, skills, background, experience and other factors that it deems appropriate to maintain a balance of knowledge, experience and capability on the Board of Directors. For incumbent directors, the Board of Directors reviews those directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Board of Directors also determines whether the nominee must be independent for purposes of Nasdaq.
Our Nominating and Governance Committee is responsible for identifying, reviewing, evaluating and recommending candidates for nomination to our Board of Directors, including candidates to fill any vacancies that may occur. Our Nominating and Governance Committee assesses the qualifications of candidates in light of the policies and principles in our corporate governance guidelines and may also engage third party search firms to identify director candidates. Our Nominating and Governance Committee may conduct interviews, detailed questionnaires and background checks or use any other means that it deems appropriate to gather information to evaluate potential candidates. Based on the results of the evaluation process, our Nominating and Governance Committee recommends candidates to the Board of Directors for approval as director nominees for election to the Board of Directors. Our Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director and has the ability to retain advisers, as well.

Shareholder Communications with the Board of Directors
Shareholders may send correspondence to the Board of Directors at our principal executive offices at the address set forth above. The Company will forward all correspondence addressed to the Board of Directors or any individual Board member. Shareholders may also communicate online with our Board of Directors as a group by accessing our website at https://investor.roivant.com/contact-ir.
Shareholder Recommendations of Director Nominees
The Nominating and Governance Committee will consider director candidates recommended by the Company’s shareholders. The Nominating and Governance Committee will evaluate any candidates recommended by shareholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management. To make a recommendation, please submit by accessing our website at https://investor.roivant.com/contact-ir.
To make a nomination for the 2026 annual general meeting of shareholders, please refer to the timing requirements specified in the section of this Proxy Statement entitled “Questions and Answers About the Annual Meeting–When are shareholder proposals and director nominations due for next year’s annual general meeting of shareholders?”
Non-Employee Director Compensation Program
Our Board has approved a Non-Employee Directors Compensation Policy pursuant to which our non-employee directors are eligible to receive compensation for their service on the Board of Directors, as described below. The compensation payable to our non-employee directors under this policy is subject to the limitations on non-employee director compensation set forth in the Roivant Sciences Ltd. 2021 Equity Incentive Plan (the “2021 EIP”), which shall not exceed $750,000 (or $1,000,000 for such director’s first fiscal year of service on our Board) in total value (both equity and cash awards).
Cash Retainers
For Fiscal 2024, our non-employee directors were entitled to receive annual cash retainers for their service, payable in equal quarterly installments as follows:

Role	Retainer
Board Member	$50,000
Lead Independent Director	$25,000
Board Chair	$35,000
Audit Committee Chair	$25,000
Audit Committee Member	$12,500
Compensation Committee Chair	$20,000
Compensation Committee Member	$10,000
Nominating and Governance Committee Chair	$12,000
Nominating and Governance Committee Member	$6,000

Prior to the last day of any fiscal year, a non-employee director may elect that either 50% or 100% of his or her annual cash retainers payable in the following fiscal year be paid in the form of unrestricted common shares.
Initial Equity Retainer
Upon a non-employee director’s initial commencement of service on our Board of Directors, each non-employee director will be entitled to receive an initial, one-time award of stock options under the 2021 EIP with an aggregate grant date value of $600,000. The initial option award will vest over a three-year period, with 1/3 vesting on the first anniversary of the applicable vesting commencement date and the remaining portion of the award vesting in 24 equal monthly installments, subject to the non-employee director’s continuous service through the applicable vesting date, except that, in the event of a change in control (as defined under the 2021 EIP), such stock options will become fully vested and exercisable.
Annual Equity Retainers
On the date of our annual general meeting of shareholders, each non-employee director (i) who has completed at least three (3) months of continuous service as a non-employee director as of the date of such meeting and (ii) whose term is scheduled to continue at least through the date of the next annual general meeting of shareholders will be entitled to receive (1) an annual award of stock options under the 2021 EIP with an aggregate grant date value of $200,000 and (2) an annual award of restricted stock units (“RSUs”) under the 2021 EIP with an aggregate grant date value of $200,000. If the non-employee director commences service on our Board on a date other than at the annual general meeting of shareholders, then they will be entitled to receive a prorated annual equity award on the date of the next annual general meeting of shareholders following his or her start date, if he or she otherwise satisfies the eligibility requirements. Each annual equity award will vest and, if applicable, become exercisable in full on the one-year anniversary of the applicable vesting commencement date, subject to the non-employee director’s continuous service through such vesting date, except that, in the event of a change in control, the annual equity awards will become fully vested and, if applicable, exercisable.
Director Compensation Table for Fiscal 2024
The following table reflects certain information with respect to the compensation of the non-executive members of the Board of Directors in respect of Fiscal 2024. Compensation information for our executive directors, Mr. Gline and Dr. Sukhatme, is set forth below under “Executive Compensation.”

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)	Option Awards(2)(3)	All Other Compensation	Total Compensation
Daniel Gold	$70,000	$199,989	$214,421	—	$484,410
Keith Manchester	$62,250	$199,989	$214,421	—	$476,660
Ilan Oren	$107,137	$199,989	$214,421	—	$521,548
James Momtazee	$59,434	$199,989	$214,421	—	$473,844
Melissa Epperly	$75,000	$199,989	$214,421	—	$489,410
Meghan FitzGerald	$68,500	$199,989	$214,421	—	$482,910

(1)
In accordance with the Company’s Non-Employee Director Compensation Policy, each of Mr. Oren, Mr. Momtazee and Ms. Epperly elected to receive unrestricted common shares in lieu of 100% of the cash retainers payable to them for service on the Board of Directors during Fiscal 2024 as reflected in this column. As a result of such elections, Mr. Oren received 9,764 common shares, Mr. Momtazee received 5,413 common shares and Ms. Epperly received 6,834 common shares, in each case in lieu of their cash retainers for Fiscal 2024.

(2)
The amounts reported in these columns reflect the aggregate grant date fair value of the RSU and option awards, as applicable, granted to our non-employee directors as computed in accordance with FASB ASC Topic 718 (“Topic 718”), excluding the grant date fair value of any common shares granted to our non-employee directors in lieu of the cash retainers payable to them for service on the Board of Directors, as reported in the column titled “Fees Earned or Paid in Cash.”

(3)	The following table provides information regarding the aggregate outstanding equity awards held as of March 31, 2025 by the directors listed below.

Name	RSUs (#)(a)	Stock Options (#)
Daniel Gold	16,406	126,339(b)
Keith Manchester	16,406	126,339(b)
Ilan Oren	16,406	126,339(b)
James Momtazee	16,406	123,386(c)
Melissa Epperly	16,406	241,405(d)
Meghan FitzGerald	16,406	159,806(e)

(a)	Reflects an annual retainer award of RSUs granted on September 10, 2024, none of which were time-vested as of March 31, 2025. These awards will fully time-vest on September 10, 2025.
(b)
Includes (i) 71,850 stock options granted on September 15, 2022 with an exercise price of $3.50 per share, all of which were vested as of March 31, 2025; (ii) 26,595 stock options granted on September 12, 2023 with an exercise price of $11.22 per share, all of which were vested as of March 31, 2025; and (iii) 27,894 stock options granted on September 10, 2024 with an exercise price of $12.19 per share, none of which were vested as of March 31, 2025.

(c)
Includes (i) 68,897 stock options granted on September 15, 2022 with an exercise price of $3.50 per share, all of which were vested as of March 31, 2025; (ii) 26,595 stock options granted on September 12, 2023 with an exercise price of $11.22 per share, all of which were vested as of March 31, 2025; and (iii) 27,894 stock options granted on September 10, 2024 with an exercise price of $12.19 per share, none of which were vested as of March 31, 2025.

(d)
Includes (i) 186,916 stock options granted on July 20, 2022 with an exercise price of $4.46 per share, 171,262 of which were vested as of March 31, 2025; (ii) 26,595 stock options granted on September 12, 2023 with an exercise price of $11.22 per share, all of which were vested as of March 31, 2025; and (iii) 27,894 stock options granted on September 10, 2024 with an exercise price of $12.19 per share, none of which were vested as of March 31, 2025.

(e)
Includes (i) 118,578 stock options granted on April 20, 2023 with an exercise price of $8.80 per share, 78,855 of which were vested as of March 31, 2025; (ii) 13,334 stock options granted on September 12, 2023 with an exercise price of $11.22 per share, all of which were vested as of March 31, 2025; and (iii) 27,894 stock options granted on September 10, 2024 with an exercise price of $12.19 per share, none of which were vested as of March 31, 2025.

CORPORATE RESPONSIBILITY
At Roivant, we believe that operating responsibly enables us to create value for the Company, for patients and for all stakeholders. Our environmental, social and governance (“ESG”) program highlights our efforts across 4 key commitments:
1.	Accelerating Transformation Through Agility and Disciplined Governance
2.	Empowering Diverse People and Pathways
3.	Investing in Health Equity and Our Communities
4.	Intentional Environmental Stewardship
1.	Accelerating Transformation Through Agility and Disciplined Governance
We designed the Vant model to scale responsibly and unlock strategic advantages. Governance advantages enabled by the Vant model include:
•
Creating nimble, entrepreneurial Vants: Vants operate similarly to independent biotechnology companies where each management team is focused on its respective mission and is economically incentivized to maximize value through Vant-specific equity grants. Each of our Vant teams is built with deep relevant expertise to ensure successful execution of its particular development strategy. The Vant model is designed to facilitate rapid decision making and calculated risk taking, by empowering, aligning and incentivizing Vant teams around the outcomes of their specific products or product candidates.

•
Allocating capital to maximize R&D efficiency: We apply an objective, rigorous decision framework across the drug development process designed to ensure resources and capital are continuously directed towards programs we believe have a higher probability of success and away from those that fail to meet our internal hurdles. We centralize capital allocation decisions at the Roivant level, while distributing operational decisions to the Vants, allowing us to strategically deploy capital in high growth areas, regardless of potentially competing operational priorities.

•
Maintaining a diversified pipeline with various risk profiles: We have built a broad and differentiated pipeline that includes a commercial drug and several drug candidates across different therapeutic areas, phases of development, modalities and geographies. This approach limits our exposure to several concentrated scientific and biological risks and allows us to pursue multiple innovative hypotheses across our portfolio as we seek to develop therapies for patient populations with high unmet need.

2.	Empowering People and Pathways
At Roivant, our goal is to improve human health by rapidly discovering, developing and delivering innovative medicines and technologies to all patients. Our success is predicated on attracting and retaining top talent, generating new ideas and promoting an open and collaborative culture.
We embrace professional development across all dimensions and levels of the organization, and we strive to ensure every employee is supported in reaching their full potential. We seek to hire motivated people with a wide range of backgrounds, identities, experiences and skillsets.
We are committed to fostering an inclusive culture where all employees are valued, respected and empowered to create value for patients. At RSI, for example, this includes:
Inclusion, Diversity, and Community (“ID&C”) Committee
Our ID&C committee is led by our CEO and comprised of a diverse set of employees from across Roivant. Committee members actively promote employee engagement and education initiatives, including company-wide trainings and guest speakers. Committee members also provide support to our employee resource groups (“ERGs”) and identify and implement community engagement initiatives, including our Annual Day of Service.
Employee Resource Groups
Since 2020, we have established a number of ERGs to promote community in our organization. Each ERG is employee-led with at least one executive sponsor from the management team.

•	Women@Roivant aims to support and develop the next generation of women leaders at Roivant while building, engaging, and strengthening internal and external communities.
•	BIPOC aims to promote and celebrate our cultural diversity and provide a community of support and serve as a haven of belonging for our BIPOC community.
•
ROI-GBIV is our ERG for employees who identify as LGBTQ+ and their allies. ROI-GBIV was created as an employee support system providing education, personal and career growth, idea sharing, and networking. ROI-GBIV aims to raise awareness of LGBTQ+ perspectives and enhance our diversity recruitment and retention efforts.

•	Asian@Roivant is our employee support system to provide community and leadership development for our Asian American and Pacific Islander employees.
Human Capital Objectives
Our human capital objectives include sourcing, recruiting, retaining, and developing our existing and future employees. We believe we can achieve our human capital objectives by implementing the following approaches:
Strategic Recruitment and Development Efforts
•	Hire high-caliber talent across all levels using both a dedicated in-house talent acquisition team and top-tier executive search firms
•	Recruit multidisciplinary talent from a broad range of industries, including biopharmaceuticals, financial services, technology and consulting
•	Unlock unique career progression across Roivant and Vants through “Vant mobility” and offer unparalleled leadership opportunities for employees through the Vant model
Investment in Early Career Development and Community
•	Invest in early career development through a number of important initiatives:
○	A robust Roivant Analyst (RA) program, hiring recent college graduates from top private and public institutions
○	PharmD Fellowship program in partnership with the UNC Eshelman School of Pharmacy
○	Support Roivant and Roivant Social Ventures’ summer internship program for current PharmD candidates
○	Partnership with Girls Who Invest to help attract and support women investors
Competitive Incentives and Benchmarking
•	Offer highly competitive short- and long-term incentives through both Roivant and Vant share-based compensation programs and meaningful performance-based cash bonuses
•
Undertake rigorous benchmarking analyses in partnership with third parties to ensure competitive compensation practices and conduct annual pay equity analyses to detect, analyze and remediate any compensation disparities where appropriate

•	Offer a professional development stipend to each employee for use towards individual growth and development
3.	Investing in Health Equity and Our Communities
Roivant invests in health equity and our communities through (1) its efforts at Roivant Social Ventures (“RSV”), a 501(c)(3) social impact organization created by Roivant in 2020, and (2) its partnerships with local nonprofit organizations.
RSV is a social impact organization that invests in health technologies and new therapeutics that lead to systemic improvements to health equity. RSV invests in new technologies, incubates innovative companies and educates future pharma leaders. RSV partners with innovative companies, institutes and organizations to promote sustained improvements to the way health care is accessed and delivered. Roivant also encourages employees to volunteer their time on RSV projects throughout the year.
Roivant also gives back to the communities where we live and work. We partner with local nonprofits that are driving more equitable access to essential services and provisions among impoverished communities.
4.	Intentional Environmental Stewardship
We are mindful about minimizing our environmental footprint. At RSI, for example, our efforts to minimize our environment impact include the following:
•	Implementation of an Environmental Management System policy
•	Partnership with third-party vendor to repurpose and recycle our electronics and IT materials and related toxic waste
•	Partnership with third-party vendor to provide water refill stations, reducing reliance on bottled water
•	Utilization of waste management services, recycling and energy/electricity savings in our offices
Governance
Board oversight of our ESG program has been delegated to the Nominating and Governance Committee, whose charter includes evaluating and overseeing our ESG principles, initiatives and risks. Internally, the ESG program is managed by a working group led by our Chief Operating Officer, Roivant Platforms and includes key members from our Operations, Legal, Finance and People teams.
For more information on our ESG program, please visit roivant.com/about/corporate-responsibility. None of the content on our website, or any other websites or reports referenced or discussed in this Proxy Statement, are deemed to be part of, or incorporated by reference into, this Proxy Statement.

EXECUTIVE OFFICERS
The following table sets forth certain information, as of July 29, 2025, regarding Roivant’s executive officers. The executive officers of Roivant are employees of Roivant Sciences, Inc. (“RSI”), a wholly owned subsidiary of Roivant. Set forth below is biographical information for our executive officers (excluding Mr. Gline and Dr. Sukhatme, for whom biographical information is set forth above under the heading “Information About Roivant’s Directors”).

Name	Age	Position
Matthew Gline	41	Chief Executive Officer and Director
Mayukh Sukhatme	49	President and Chief Investment Officer and Director
Eric Venker	38	President and Immunovant CEO
Richard Pulik	46	Chief Financial Officer
Frank Torti	46	President and Vant Chair
Jennifer Humes	44	Chief Accounting Officer

Eric Venker currently serves as our President and as Chief Executive Officer of our subsidiary, Immunovant, a position he has held since April 2025. Dr. Venker previously served as our President and Chief Operating Officer, from January 2021, and as our Chief Operating Officer, from November 2018. From October 2017 to October 2018, Dr. Venker served as Chief of Staff to our Chief Executive Officer, and from 2014 to 2015, as an Analyst at Roivant. From 2015 to 2017, Dr. Venker was a physician at New York Presbyterian Hospital/Columbia University Medical Center, where he trained in internal medicine. From 2011 to 2015, Dr. Venker was a Clinical Pharmacist at Yale-New Haven Hospital. Dr. Venker also serves on the boards of directors of Immunovant, Inc. and several of Roivant’s private biopharmaceutical and healthcare technology companies. He received his Pharm.D. from St. Louis College of Pharmacy and his M.D. from Yale School of Medicine.
Richard Pulik has served as our Chief Financial Officer since October 2021. Prior to joining Roivant, Mr. Pulik was the Global Head of Business Development & Licensing and Portfolio Management, Oncology at Novartis and a member of Novartis’s Innovation Management Board and the Novartis Oncology Leadership Team, from August 2019 to September 2021. Mr. Pulik joined Novartis in 2012 as a Senior Director, Mergers & Acquisitions based in Basel, Switzerland working on the strategy and execution of the deals that shaped Novartis. In 2015, Mr. Pulik was appointed as Vice President, Head of North America Investor Relations for Novartis. Prior to these roles at Novartis, Mr. Pulik worked at Bank of America Merrill Lynch, Monitor Group and UBS Investment Bank, focusing on mergers and acquisitions and strategy in the healthcare sector. Mr. Pulik received a B.S. in Finance from The Wharton School and a B.A. in Economics and International Relations at the University of Pennsylvania.
Frank Torti has served as our President and Vant Chair since July 2025 and, prior to that role, as Vant Chair since January 2020. From August 2018 to December 2019, Dr. Torti served as our Vant Investment Chair. In these roles, Dr. Torti has served as the chief executive officer, chair or a member of the board of directors of the biopharmaceutical companies in the Roivant family and is responsible for the operations and management of those companies. Dr. Torti has also served as Chair of Immunovant’s board of directors since June 2019 and as its Executive Chair since August 2021. Dr. Torti was the founding CEO and Chair of our subsidiary Telavant from its inception in November 2022 until its sale to Roche for $7.25 billion in December 2023. Prior to joining Roivant, from August 2007 to August 2018 Dr. Torti served as a Partner of New Enterprise Associates, or NEA, specializing in investments in healthcare. Prior to joining NEA, Dr. Torti worked for the Duke University Center for Clinical & Genetic Economics from 2002 to 2005 in various capacities, where he was involved in clinical trials research and economic evaluations of multinational clinical trials. Dr. Torti previously served as chairman of the board of directors of Arbutus Biopharma from November 2018 until February 2025, as a director of Urovant Sciences Ltd., from August 2018 to December 2019, and as a director of Myovant Sciences Ltd., from November 2018 to December 2019. Dr. Torti earned an M.D. from the University of North Carolina School of Medicine, an M.B.A. from Harvard Business School and a B.A. from the University of North Carolina.
Jennifer Humes has served as our Chief Accounting Officer since February 2025, leading Roivant’s accounting and financial operations and related internal controls functions. Prior to joining Roivant, Ms. Humes was the Global Investment Banking Controller at JPMorganChase, where she led a global team responsible for the accounting, reporting and internal controls over financial reporting for the global banking business. Prior to that, Ms. Humes was in accounting policy at JPMorganChase and at Citibank, where she supported various wholesale and consumer businesses. She began her career in public accounting at PwC and Deloitte, spending time in both the auditing and technical accounting advisory practices in Minneapolis, San Diego, London and New York. Ms. Humes received a B.A. in Accounting from The University of St. Thomas.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) discusses the philosophy, objectives, components, process and other aspects of our Fiscal 2024 executive compensation program. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further compensation information for our Fiscal 2024 named executive officers (“NEOs”). Each of our NEOs is an employee of Roivant Sciences, Inc. (“RSI”), a wholly-owned subsidiary of Roivant.
In Fiscal 2024, our NEOs were as follows:

Name	Position
Matthew Gline	Chief Executive Officer
Richard Pulik	Chief Financial Officer
Mayukh Sukhatme, M.D.	President and Chief Investment Officer
Eric Venker, M.D.(1)	President and Immunovant CEO
Jennifer Humes(2)	Chief Accounting Officer
Rakhi Kumar(2)	Former Chief Accounting Officer

(1)	Dr. Venker was appointed to also serve as Immunovant’s Chief Executive Officer on April 18, 2025; he continues to serve in a role at RSI with the title President and Immunovant CEO.
(2)	Ms. Kumar ceased serving as our Chief Accounting Officer, and Ms. Humes was appointed as our Chief Accounting Officer, on February 20, 2025.
Company Overview and Fiscal 2024 Performance Highlights
Roivant is a biopharmaceutical company that aims to improve the lives of patients by accelerating the development and commercialization of medicines that matter. Roivant’s pipeline includes brepocitinib, a potent small molecule inhibitor of TYK2 and JAK1 in development for the treatment of dermatomyositis, non-infectious uveitis and cutaneous sarcoidosis; IMVT-1402 and batoclimab, fully human monoclonal antibodies targeting FcRn in development across several IgG-mediated autoimmune indications; and mosliciguat, an inhaled sGC activator in development for pulmonary hypertension associated with interstitial lung disease. We advance our pipeline by creating nimble subsidiaries or “Vants” to develop and commercialize our medicines and technologies. Beyond therapeutics, Roivant also incubates discovery-stage companies and health technology startups complementary to its biopharmaceutical business.
We delivered strong results in Fiscal 2024, underscoring the strength of our execution and the impact of our long-term investments in our pipeline. Our key business highlights for Fiscal 2024 included the following:
•	Roivant
○	Announced the completion of the sale of Dermavant to Organon for aggregate consideration of up to approximately $1.2 billion.
○	Repurchased a total of 128 million common shares for $1.3 billion.
•	Brepocitinib
○
Reported positive results in the Phase 2 NEPTUNE study of once-daily oral brepocitinib in non-infectious uveitis (“NIU”). Brepocitinib demonstrated potential best-in-indication results on median time to treatment failure, the registrational endpoint.

○	Initiated a Phase 3 program in NIU.
○	Initiated a Phase 2 study in cutaneous sarcoidosis.
○	Completed enrollment of ongoing Phase 3 study in dermatomyositis.

•	Anti-FcRn Franchise
○
Reported positive top-line results of our Phase 3 study of batoclimab in myasthenia gravis (“MG”) and positive initial results from period 1 of the Phase 2b study of batoclimab in chronic inflammatory demyelinating polyneuropathy (“CIDP”). In both batoclimab studies, deeper IgG reductions correlated with better clinical outcomes across a range of assessments and timepoints.

○	Reported additional positive results from the Phase 2a trial of batoclimab in Graves’ disease.
○
Six total INDs cleared for IMVT-1402, with studies initiated in five indications: potentially registrational trials in Graves’ disease, difficult-to-treat rheumatoid arthritis, MG and CIDP, and a proof-of-concept trial in cutaneous lupus erythematosus.

•	Mosliciguat
○
Announced new pipeline program mosliciguat, a potential first-in-class and best-in-category inhaled soluble guanylate cyclase (“sGC”) activator with targeted delivery to the lungs and once-daily administration. Inhaled mosliciguat is initially being developed for the treatment of pulmonary hypertension associated with interstitial lung disease (“PH-ILD”), with potential to expand to other cardiopulmonary indications including additional pulmonary hypertension groups.

○
Phase 1b ATMOS study (N=38) of mosliciguat following single dose inhaled administration in pulmonary hypertension (“PH”) patients showed some of the highest mean-max reductions in pulmonary vascular resistance (“PVR”) seen in PH trials to date were observed and sustained over the study period.

○	Initiated Phase 2 “PHocus” study of mosliciguat in approximately 120 patients with PH ILD.
•	Patent Infringement Litigation
○	Continued to progress patent infringement litigation against Moderna and Pfizer/BioNTech in the United States.
○	Initiated five patent infringement enforcement actions against Moderna outside of the United States, targeting alleged infringing activities in 30 countries.
○	Markman hearing held in the Pfizer/BioNTech case in December 2024.
Overview of Executive Compensation Program
Executive Compensation Philosophy and Goals
At Roivant, our goal is to improve the lives of patients by accelerating the development and commercialization of medicines that matter. Our success is predicated on attracting and retaining top talent from a broad range of industries, generating new ideas and promoting an open and collaborative culture. Our executive compensation program is designed to advance those objectives through a “pay for performance” philosophy and the alignment of the long-term interests of our NEOs with those of the Company’s shareholders. We believe that our compensation philosophy helps us motivate and incentivize our team to execute on our mission, thereby enhancing shareholder value creation. Full-time employees at Roivant and the Vants, regardless of their level, typically receive equity incentive awards as part of their compensation, aligning their interests with those of our investors and giving them a personal stake in the success of our mission.
Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary goals:
•
Closely link pay and performance: Our Compensation Committee has designed our executive compensation program to include both cash and equity incentives tied to performance goals in order to motivate our NEOs to achieve key strategic and business objectives intended to create sustainable, long-term shareholder value by tying the value of the compensation they receive to our performance relative to those objectives.

•
Align our NEOs’ interests with those of our shareholders through long-term incentives linked to increasing shareholder value: Our Compensation Committee employs a variety of equity awards to create long-term incentive opportunities in order to motivate our NEOs to deliver sustained and increased long-term value to shareholders and achieve multi-year strategic goals. Our Compensation Committee believes that using equity with a mix of time- and performance-based vesting conditions creates strong alignment between the interests of our NEOs and those of our shareholders. Long-term equity incentives also promote retention, because they only allow executive officers to receive value if they remain employed by us over a required term. In addition, these awards foster an ownership culture among our NEOs by enabling them to become significant shareholders with a personal stake in the value they are incentivized to create.
•
Attract, retain and motivate superior executive talent with experience across industries: We compete for executive talent across a wide range of highly competitive industries, including biopharmaceuticals, financial services, technology and consulting, among others. We seek high-caliber executive officers and other employees who have a range of experiences, expertise, capabilities and backgrounds to lead our business and pursue our strategy. In recruiting and retaining our NEOs and determining their compensation, our Compensation Committee references the amounts and structures of compensation received by senior leaders in the companies in our compensation peer group and in industry surveys, as well as in other sectors in which we compete for talent, including financial services, venture capital and private equity.

To achieve these objectives, the Compensation Committee regularly reviews our compensation policies and program design to ensure that they are closely aligned with the interests of our shareholders and our business goals, and that the total compensation paid to our NEOs is competitive for our size and stage of development, as well as the complexity of our business.
With a view toward promoting a long-term approach to the achievement of our strategic goals, the Compensation Committee has from time to time issued equity awards to our senior executives that are intended to cover a multi-year period. For example, in Fiscal 2022, the Compensation Committee approved multi-year stock option grants to each of Mr. Gline, Dr. Sukhatme and Dr. Venker to further incentivize the successful execution of our strategic plan. Following the grants of those awards, we saw corporate achievements that included the unveiling of IMVT-1402 and positive Phase 1 data and positive initial Phase 2 data in Graves’ Disease for IMVT-1402; the in-licensing of RVT-3101, our anti-TL1A antibody, and the subsequent sale of Telavant (which held the rights to RVT-3101) to Roche; positive data from the second Phase 3 study of VTAMA in atopic dermatitis; and positive Phase 2 data for brepocitinib in non-infectious uveitis. That strong operational performance was reflected in our share price, which increased by over 170% over the two-year period starting on the grant date of those awards (April 20, 2022).
The Compensation Committee took a similar approach in Fiscal 2024, awarding multi-year equity grants, including PSUs and RSUs, to Mr. Gline and Dr. Sukhatme that were intended, among other things, to directly link the long-term incentive compensation of those executives with ambitious large-scale strategic objectives and shareholder return. For more information on those awards, see below under “—Fiscal 2024 Senior Executive Compensation Program.” While our Compensation Committee believes that these types of multi-year awards create positive alignment between the incentives for our senior executives and the interests of our broader shareholder base, this approach can lead to highly variable compensation disclosures for our senior executives from year to year that don’t necessarily align with the “in the money” value being delivered to our senior executives in a given year. For more information on the “in the money” value of these awards at the end of Fiscal 2024, see below under “—Equity Awards Under the Fiscal 2024 Senior Executive Compensation Program.”
Fiscal 2024 Compensation Highlights: Fiscal 2024 Senior Executive Compensation Program
As previously disclosed in last year’s proxy statement, in Fiscal 2024, among other initiatives, the Compensation Committee approved a multi-year senior executive compensation program for Mr. Gline, Dr. Sukhatme and Dr. Venker (the “Fiscal 2024 Senior Executive Compensation Program”). As described in more detail below under “—Fiscal 2024 Senior Executive Compensation Program,” the awards granted under the Fiscal 2024 Senior Executive Compensation Program sought to directly link the long-term incentive compensation of certain of our senior executives with ambitious large-scale strategic objectives and shareholder return, and to secure their continued leadership, expertise and energy. The incentive equity awards granted under the Fiscal 2024 Senior Executive Compensation Program included a mix of stock options, RSUs and PSUs that varied among the executives. As discussed in more detail below, the PSUs granted to Mr. Gline and

Dr. Sukhatme may be earned only upon the attainment of rigorous share price hurdles over a five-year performance period, which translate to significant shareholder value creation. In order to further align the long-term interests of our executives with those of our shareholders, the Compensation Committee designed the PSUs to have a two-year post-vesting holding period. Consistent with the long-term nature of our strategy and business, the RSU and PSU grants made to Mr. Gline and Dr. Sukhatme were intended to represent five years of equity compensation for these executives and the recipients must remain our employees in order for any tranche of the awards to vest. To underscore the “all in” nature of these awards, the Compensation Committee granted them with the expectation that these NEOs will receive no additional equity awards for the duration of the five-year performance period. In addition, as discussed below, the first vesting event for the RSUs, covering 20% of the award for each of Mr. Gline and Dr. Sukhatme, does not take place until March 31, 2026, extending the five-year vesting period for these awards into 2030.
For our other NEOs, including our Chief Financial Officer, Richard Pulik, the Compensation Committee approved a more standard mix of annual equity incentive awards consisting of stock options and RSUs as part of our standard annual grant process in early Fiscal 2024. These awards are described in more detail below under “—Annual Equity Grants: CFO and CAO.”
Say on Pay Vote and Shareholder Engagement
We hold an annual advisory vote on the compensation of our NEOs. At our annual meeting of shareholders for Fiscal 2023, held in September 2024 (the “Fiscal 2023 AGM”), our shareholders approved the compensation of our NEOs on an advisory basis with approximately 89% of the votes cast “For” such approval. Our Compensation Committee viewed the overwhelming approval of the compensation of our NEOs by our shareholders at the Fiscal 2023 AGM as evidence that a substantial majority of our shareholders are aligned with our executive compensation program and philosophy. Our management team regularly engages in dialogue with our shareholders and views direct shareholder engagement as a critical process for receiving and understanding feedback on the subjects that matter most to our shareholders.
Executive Compensation Program Design
Our executive compensation program is designed to be competitive and balance our goal of attracting, motivating and retaining top-performing executives with our goal of aligning our executives’ long-term interests with those of our shareholders. Our Compensation Committee regularly evaluates the effectiveness of our executive compensation program to ensure that it is consistent with our short-term and long-term goals and the dynamic nature of our business. Our executive compensation program incorporates the following corporate governance best practices that promote the interests of our shareholders and are consistent with the high standards of risk management:

What We Do
Maintain Independent Compensation Committee	Our Compensation Committee consists solely of independent directors under applicable SEC and Nasdaq rules.
Retain Independent Compensation Consultant	Our Compensation Committee has engaged an independent compensation consultant, Aon, to provide information and advice for use in designing our executive compensation program.
Follow “Pay for Performance” Philosophy
Our executive compensation program emphasizes variable performance-based compensation, with a particular emphasis on long-term equity incentive compensation that vests over a multi-year period, consistent with our retention objectives.

Analyze Peer Data	We develop a peer group of companies based on industry, revenue, development stage and market capitalization to reference for compensation decisions.

Conduct Annual Compensation Review	Our Compensation Committee conducts a review, at least annually, of our executive compensation program and strategy, including a review of the compensation peer group.
Hold Annual Say-on-Pay Vote	We conduct an annual advisory “Say-on-Pay” shareholder vote on our NEO compensation.
Use Double-Trigger Change-in-Control Provisions
Our executive officers’ equity awards generally have “double-trigger” change of control provisions, providing for acceleration on an involuntary termination of employment without “cause” or by the executive officer for “good reason” following a change of control.

Maintain a Clawback Policy
We maintain a clawback policy which provides for the recoupment of certain incentive-based compensation provided to our executive officers in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws.

Conduct Annual Compensation Risk Assessment	We conduct an annual compensation risk assessment to ensure that our compensation programs do not present any risks that are reasonably likely to have a material adverse effect on the Company.
What We Don’t Do
No Hedging or Pledging of Company Securities	We prohibit employees and non-employee directors from engaging in hedging, pledging, margin or short sale transactions in Company securities.
No Excessive Perks	We do not provide large perquisites to executive officers.
No Excise Tax Gross-Ups	We do not provide excise tax gross ups.
No Guaranteed Bonuses	We do not guarantee our NEOs any minimum levels of guaranteed payments in the form of an annual cash bonus, which is entirely performance-based.
No Special Health and Welfare Benefits	Our NEOs participate in our health and welfare benefits programs on the same basis as our other employees.
No Executive Retirement Plans	We do not offer pension or retirement plans to our executive officers that are different from or in addition to those offered to our other employees.

Compensation Determination Process
Role of the Compensation Committee
The Compensation Committee, which consists entirely of independent directors under applicable SEC and Nasdaq rules, is responsible for our overall executive compensation program, including determining the base salaries, annual cash bonuses and equity awards provided to our executive officers, and reports to our Board of Directors on its discussions, decisions and other actions. As part of this process, the Compensation Committee (i) specifies the annual performance goals and objectives that are used, in part, to determine annual compensation levels, (ii) annually reviews and approves peer group selections, (iii) annually evaluates achievement against the prespecified performance goals and objectives and (iv) periodically reviews and approves employment, severance, change in control and other compensation-related agreements and arrangements.
After the end of each fiscal year, the Compensation Committee evaluates the Company’s achievement against the pre-specified performance goals and objectives and approves the primary elements of our NEOs’ compensation: base salary increases, annual cash bonuses and annual or multi-year equity awards. With input from executive officers, the Compensation Committee annually establishes the performance based metrics and targets that comprise the annual performance goals and objectives used, in part, to determine annual compensation levels for our NEOs. For each goal, the Compensation Committee sets appropriate objectives designed to motivate achievement and without incentivizing excessive risk taking.
The Compensation Committee regularly reviews the elements of our executive compensation program to verify the alignment of the program with our business strategy and with the items that we believe drive the creation of shareholder value, and to determine whether any changes would be appropriate.
Role of the Independent Compensation Consultant
The Compensation Committee recognizes that there is value in procuring independent, objective expertise and counsel in connection with fulfilling its duties. Pursuant to its charter, the Compensation Committee has the authority to select and retain independent advisors and counsel to assist it with carrying out its duties and responsibilities. The Compensation Committee has exercised this authority to engage Aon plc (“Aon”) as its independent compensation consultant and has worked with Aon’s Talent Solutions practice to develop a compensation peer group and to provide a competitive market analysis of the base salary, annual cash incentive awards and long-term incentive compensation of our executive officers compared against the compensation peer group. Aon also advises the Compensation Committee on share utilization and reviews other market practices and trends.
While the Compensation Committee took the review and recommendations of Aon, as well as the practices of our compensation peer group, into consideration when making decisions about our executive compensation program, ultimately, the Compensation Committee made its own independent determinations regarding compensation for NEOs for Fiscal 2024.
The Compensation Committee has assessed the independence of Aon pursuant to SEC and Nasdaq rules. In doing so, the Compensation Committee considered each of the factors set forth by the SEC and Nasdaq with respect to a compensation consultant’s independence and reviewed Aon’s own self-evaluation of, and conclusions regarding, its independence. Based on its consideration of the foregoing and other relevant factors, the Compensation Committee concluded that there were no conflicts of interest and that Aon was independent under applicable SEC and Nasdaq rules.
Role of the Management
The Compensation Committee works closely with our CEO and other members of our management team on the Company’s compensation program. The Compensation Committee seeks management’s input on a variety of matters, including establishing corporate goals and objectives, management’s assessment of its performance against those goals, peer group composition and management’s perspective on market compensation trends and other compensation-related matters.
In addition, our CEO reviews the performance of our other executive officers with the Compensation Committee as part of the Compensation Committee’s annual compensation setting process. The Compensation Committee solicits and reviews our CEO’s recommendations for base salary increases, annual cash bonuses, annual equity awards and any other compensation opportunities for our other NEOs and considers our CEO’s recommendations in determining such compensation. Based on this input and the other factors discussed above, the Compensation Committee then makes its own ultimate determination regarding compensation for our executive officers. Our CEO recuses himself from all determinations regarding his own compensation.
Role of Market Data & Peer Group
In order to ensure that our executive compensation program is both competitive and aligned with industry norms and best practices, the Compensation Committee reviews a wide range of market data, including the compensation levels and practices of a group of peer companies. In addition to benchmarking against the industry peers included in our peer group, our Compensation Committee considers and evaluates compensation information from the other sectors in which we regularly compete for talent, including financial services, venture capital and private equity, when determining compensation for our NEOs.
The Compensation Committee, with the assistance of Aon, identified and approved a peer group in September 2023 for use in connection with decisions about executive compensation for Fiscal 2024. This compensation peer group, set out below, consists of public biotechnology and pharmaceutical companies against which we may compete for talent and that are similar to us across a number of metrics, including market capitalization, stage of development, geographical location and number of employees. We believe that the compensation practices of our peer group provided us with useful compensation reference points for evaluating and determining the compensation of our NEOs for Fiscal 2024.

Fiscal 2024 Compensation Peer Group
ACADIA Pharmaceuticals Inc.	CRISPR Therapeutics, Inc.	Karuna Therapeutics, Inc.
Amicus Therapeutics, Inc.	Denali Therapeutics Inc.	MoonLake Immunotherapeutics
Apellis Pharmaceuticals, Inc.	Exelixis, Inc.	Neurocrine Biosciences Inc.
Arcutis Biotherapeutics, Inc.	Halozyme Therapeutics, Inc.	Revolution Medicines, Inc.
Ascendis Pharma, Inc.	ImmunoGen, Inc.	Sarepta Therapeutics, Inc.
Axsome Therapeutics, Inc.	Incyte Corporation	United Therapeutics Corporation
Blueprint Medicines Corporation	Intra-Cellular Therapies, Inc.	Vaxcyte, Inc.
BridgeBio Pharma, Inc.	Ionis Pharmaceuticals, Inc.
Cerevel Therapeutics Holdings, Inc.	Jazz Pharmaceuticals, Inc.

Consistent with best practices for corporate governance, the Compensation Committee reviews our peer group annually.
Elements of the Fiscal 2024 Executive Compensation Program
The primary elements of our Fiscal 2024 executive compensation program, each as discussed in more detail below, are:
•	a base salary;
•	short-term incentive compensation in the form of an annual cash bonus; and
•	long-term incentive compensation in the form of equity awards.
We do not have a specific policy regarding the percentage allocation between short-term and long-term, or fixed and variable, compensation elements. The Compensation Committee regularly reviews each executive officer’s total compensation package to ensure it is consistent with our compensation philosophy and objectives, as well as overall industry and market trends, and that each component is serving a purpose in supporting the execution of our strategy and our overall executive compensation program.

Element	Description	Rationale
Base Salary	• Fixed cash compensation • Base salaries for the NEOs are determined based on each NEO’s role, seniority, tenure, individual skills, experience, performance and positioning relative to the market	• Base salaries are intended to provide stable, certain compensation to NEOs, allowing us to attract and retain skilled executive talent and maintain a consistent leadership team
Short-Term Incentives: Annual Cash Bonus
•
Variable annual cash compensation based on (i) Company performance against pre-specified annual corporate performance objectives and (ii) at the Compensation Committee’s discretion, individual performance by the NEOs
• Annual incentive opportunities are designed to align the short-term incentives of our NEOs with the achievement of pre-specified short-term (annual) corporate goals and objectives

Element	Description	Rationale

•
Performance against the pre-specified corporate performance objectives is measured objective-by-objective, resulting in a single corporate level achievement measure that is used to set the NEOs’ annual bonuses
•
The above corporate level achievement measure is then applied against a pre-specified target annual bonus opportunity for each NEO, as specified in the NEO’s employment agreement or offer letter, in addition, at the discretion of the Compensation Committee, to a personalized assessment of individual performance by the NEO, to arrive at an annual cash bonus payment for each NEO (in Fiscal 2024, all NEOs received an annual cash bonus based only on a corporate level achievement measure; the Compensation Committee did not apply a personalized assessment of individual performance as part of its annual cash bonus determinations in Fiscal 2024)

Long-Term Incentives: Equity-Based Compensation
•
Variable equity-based compensation, including the following instruments:
○
Stock Options: Stock options are a right to purchase shares at a price equal to the share price on the grant date; time-based vesting (generally four years) based on continued service with the Company
○
Restricted Stock Units (RSUs): RSUs vest and settle into common shares; time-based vesting (generally four years) based on continued service with the Company
○
Performance Stock Units (PSUs): PSUs vest and settle into common shares; performance-based vesting tied to Company share price (see below for more details)

•
Equity-based compensation is designed to motivate NEOs to achieve long-term (multi-year) corporate goals and objectives and to deliver increased and sustained long-term value to shareholders
•
Equity-based compensation is also designed to attract, retain and motivate NEOs for the long term
•
Our long-term equity incentive awards, particularly the PSUs granted in Fiscal 2024 to Mr. Gline and Dr. Sukhatme, are designed to directly link executive compensation with shareholder value creation and create alignment with shareholders

Base Salary
We pay base salaries to our NEOs as the sole fixed portion of their compensation to provide them with a dependable source of personal income and to attract, retain and motivate top-performing individuals and maintain a consistent leadership team. Base salaries are individually determined according to each NEO’s seniority, tenure, areas of responsibility, role and capabilities, and they vary among NEOs based on a variety of considerations, including skills, knowledge, achievements and the competitive market for the position.

The Compensation Committee annually reviews the base salaries of our NEOs and approves changes to base salaries, inclusive of market adjustments, as appropriate to ensure their salaries are competitive given current market data for their roles and in consideration of the highly competitive market for talent in biotechnology and other industries from which we recruit executives, as well as Company and individual performance.
The base salaries for each of our NEOs in effect at the end of Fiscal 2024, and the adjustment from Fiscal 2023, are as follows:

Name	Fiscal 2024 Base Salary ($)	Fiscal 2023 Base Salary ($)	Percentage Change
Matthew Gline	$725,000	$725,000	—
Richard Pulik	$437,750	$425,000	3.0%
Mayukh Sukhatme, M.D.	$550,000	$550,000	—
Eric Venker, M.D.(1)	$620,000	$570,000	8.8%
Jennifer Humes(2)	$380,000	N/A	—
Rakhi Kumar(2)	$386,250	$375,000	3.0%

(1)	Dr. Venker was appointed to also serve as Immunovant’s Chief Executive Officer on April 18, 2025; he continues to serve in a role at RSI with the title President and Immunovant CEO.
(2)	Ms. Kumar ceased serving as our Chief Accounting Officer, and Ms. Humes was appointed as our Chief Accounting Officer, on February 20, 2025.
Short-Term Incentives: Annual Cash Bonuses
We provide short-term incentive compensation opportunities to our NEOs in the form of annual cash bonuses. These annual cash bonuses are designed to align the short-term incentives of our NEOs with the achievement of pre-specified short-term (i.e., annual) corporate goals and objectives and reward them for achievement against those objectives. These goals and objectives vary from year to year based on a variety of factors, but generally include specified clinical development and regulatory milestones for our Vants, as well as other strategic objectives that the Compensation Committee views as key steps in the execution of our overall business strategy, with the ultimate intent of increasing shareholder value. A summary of the corporate goals and objectives for Fiscal 2024 and the Compensation Committee’s assessment of the Company’s achievement against those objectives are discussed in more detail below. The Compensation Committee sets these goals and objectives on an annual basis and, with input from management, assesses performance against them shortly after fiscal year end. Performance is measured objective-by-objective, resulting in a single corporate level achievement measure. That corporate level achievement measure is then applied against a pre-specified target annual bonus opportunity for each NEO, discussed in more detail below, to arrive at an annual cash bonus payment for each NEO. The Compensation Committee may also adjust its annual cash bonus determination based on an individual-level assessment of an NEO’s performance (though it determined not to do so in Fiscal 2024).
Target Opportunities
Each NEO has a target bonus opportunity, expressed as a percentage of the NEO’s base salary, specified in his or her employment agreement or offer letter, as applicable. Those target bonus opportunities are typically established through benchmarking against target bonus opportunities provided to similar executives at companies in Roivant’s peer group. Set out below are the Fiscal 2024 target bonus opportunities for our NEOs:

NEO	Fiscal Year 2024 Target Bonus Opportunity (as a % of Base Salary)
Matthew Gline	100%
Richard Pulik	100%
Mayukh Sukhatme, M.D.	100%
Eric Venker, M.D.	75%
Jennifer Humes	50%
Rakhi Kumar	100%

Establishment of Performance Measures
The Compensation Committee sets pre-specified corporate goals and objectives on an annual basis. These corporate goals vary from year to year, but generally include specified clinical development and regulatory milestones for our Vants, achievement of net revenue targets for any product sales, goals related to the in-licensing of new product candidates, goals related to value-creation at our healthcare technology Vants, as well as other strategic objectives that the Compensation Committee views as key steps in the execution of our overall business strategy, with the ultimate intent of increasing shareholder value.
The Compensation Committee formulated the corporate goals and objectives for Fiscal 2024 after obtaining input from our executive officers regarding the annual operating plan, expected drug development advancements, pipeline expansion and partnering opportunities, and related risks and uncertainties. Based on this information, the Compensation Committee established performance-based corporate goals and objectives for Fiscal 2024 that it considered rigorous and challenging and that took into account the relevant risks and opportunities. The Fiscal 2024 corporate goals were also weighted based on their importance to the business and the value they provide to shareholders.
The corporate goals for Fiscal 2024 focused on the following key objectives:

Goal		Weighting
•	Execute on pre-clinical, clinical development, regulatory and commercial (i.e., net product revenues) milestones at the Vants, including positive data readouts from ongoing clinical trials, initiation of clinical trials and recruitment for clinical trials	60%
•	Identify and in-license new mid- or late-stage clinical assets with high probability of success development paths	25%
•	Other strategic goals and objectives, including corporate development goals	10%
•	Continued value creation at our healthcare technology Vants	5%

The Compensation Committee approved our corporate goals and objectives for Fiscal 2024 in October 2024.
Payout Levels
At the end of each fiscal year, the Compensation Committee, with input from our CEO, reviews corporate performance against these pre-specified corporate goals and objectives. The goals each include a “base case” achievement level (100% achievement); in certain cases, they also include a “stretch case” achievement level (150% achievement) and an “outstanding case” achievement level (200% achievement). If achievement is below the established base case threshold level of corporate performance, the Compensation Committee sets the score for that metric between 0% and 100%, based on the Compensation Committee’s assessment of corporate performance against that objective, in order to motivate performance in future fiscal years and underscore the importance of achieving our corporate objectives at this critical time in our development. If we achieve the particular base case objective, the Compensation Committee will authorize a payout of up to 100% of the portion of the overall opportunity allocated to that goal. If we exceed the objective by achieving certain stretch case or outstanding case goals, the Compensation Committee may authorize a higher payout for that objective of up to 200% of the overall opportunity allocated to that element.

Fiscal 2024 Achievement of Corporate Goals
In April 2025, the Compensation Committee met to consider how we had performed against the pre-specified corporate goals and objectives established by the Compensation Committee for the Fiscal 2024. A summary of the Compensation Committee’s scoring of our achievement against these goals is set out below, along with a list of relevant corporate achievements related to those goals.

Goal & Achievement	Weighting	Score
•
Goal: Execute on clinical development, regulatory and commercial (i.e., net product revenues)* milestones at the Vants, including positive data readouts from ongoing clinical trials, initiation of clinical trials and recruitment for clinical trials
•
Corporate Achievements:
○
Reported positive results in the Phase 2 NEPTUNE study of brepocitinib in non-infectious uveitis (“NIU”); initiated a Phase 3 program in NIU
○
Initiated a Phase 2 study of brepocitinib in cutaneous sarcoidosis
○
Completed enrollment of ongoing Phase 3 study of brepocitinib in dermatomyositis
○
Reported positive top-line results of Phase 3 study of batoclimab in myasthenia gravis
○
Reported positive initial results from period 1 of the Phase 2b study of batoclimab in chronic inflammatory demyelinating polyneuropathy
○
Reported positive results from the Phase 2a trial of batoclimab in Graves’ disease
○
Six total INDs cleared for IMVT-1402
○
Announced new pipeline program mosliciguat and initiated Phase 2 “PHocus” study of mosliciguat
○
Continued to progress patent infringement litigation against Moderna and Pfizer/BioNTech in the United States
	60%	140%

• Goal: Identify and in-license new mid- or late-stage clinical assets with high probability of success development paths • Corporate Achievement: No achievement (no new in-licensing transactions in Fiscal 2024)	25%	0%

• Goal: Other strategic goals and objectives, including corporate development goals • Corporate Achievement: Completed of the sale of Dermavant to Organon for aggregate consideration of up to approximately $1.2 billion	10%	70%

• Goal: Continued value creation at our healthcare technology Vants • Corporate Achievement: Partial achievement	5%	75%

*
Following the sale of our subsidiary Dermavant to Organon in October 2024, we no longer have a commercial stage product and are not generating product revenues from the commercial sale of our product candidates.

While the Compensation Committee considered management’s views regarding our Fiscal 2024 achievements, the Compensation Committee made an independent determination regarding our corporate performance, as reflected above. Based on this assessment and the translation of the scores noted above to a weighted performance percentage, the Compensation Committee determined that our corporate performance for Fiscal 2024 equated to a level of achievement of 94.5%.

Having determined the Fiscal 2024 performance level, the Compensation Committee then translated that performance level to payouts based on the process described above. For Fiscal 2024, all NEOs received payouts based on the corporate performance level, without adjustment for individual performance. The dollar amount of the annual incentive award targets for Fiscal 2024, as well as the actual annual incentive award payouts that the Compensation Committee approved for each of the NEOs for Fiscal 2024, are as follows:

NEO	Base Salary ($)	Target Annual Bonus %	Target Incentive Amount ($)	Corporate Performance %	Payout ($)
Matthew Gline	$725,000	100%	$725,000	94.5%	$685,125
Richard Pulik	$437,750	100%	$437,750	94.5%	$413,674
Mayukh Sukhatme, M.D.	$550,000	100%	$550,000	94.5%	$519,750
Eric Venker, M.D.	$620,000	75%	$465,000	94.5%	$439,425
Jennifer Humes	$380,000	50%	$190,000	94.5%	$19,950(1)

(1)	Payout amount pro-rated based on Ms. Humes’s start date of February 20, 2025.
One-Time Cash Retentions Bonus Program
The Compensation Committee generally intends to provide short-term compensation in the form of one-time cash retention bonuses only in rare circumstances as warranted by the situation and in a very judicious and limited manner. The Compensation Committee views any such grants to the NEOs as a special and exceptional event to meet the Company’s needs during a specific period or for a specific purpose. The Compensation Committee continues to prudently and carefully evaluate our compensation program to ensure that it aligns the interests of executive officers with those of our shareholders and links our executive officers’ pay to the Company’s performance.
In December 2023, the Board of Directors established a broad-based employee cash retention bonus program (the “Cash Bonus Program”) for eligible employees of the Company. The aggregate amount of the special one-time cash retention bonuses under this program payable to Mr. Pulik and Ms. Kumar were $2,800,000 and $2,528,156, respectively. These cash retention bonuses vest and become payable as follows: (i) 50% of the retention bonus was vested and paid in Fiscal 2023, (ii) 25% of the retention bonus was vested and paid in Fiscal 2024 and (iii) the remaining 25% of the retention bonus will vest and become payable on or about September 19, 2025, subject, in Mr. Pulik’s case, to his continued service through the vesting date. The amounts reported in the Summary Compensation Table below for Fiscal 2024 include the portion of the cash retention bonus awards made to each of Mr. Pulik ($700,000) and Ms. Kumar ($1,264,078) that vested and were paid in Fiscal 2024 (including, in Ms. Kumar’s case, a portion of the award that was accelerated in connection with her separation from Roivant; for more information see “—Agreements with our NEOs—Rakhi Kumar” below). Mr. Gline, Dr. Sukhatme and Dr. Venker did not participate in the Cash Bonus Program or receive any one-time cash bonuses in Fiscal 2023. For information on the one-time cash retention awards provided to those executives in Fiscal 2024, see below under “—Fiscal 2024 Senior Executive Compensation Program—One-Time Cash Retention Awards.”
Long-Term Incentives: Equity-Based Compensation
The Compensation Committee has designed the long-term equity incentive opportunities for the NEOs to motivate them to achieve multi-year strategic goals and deliver sustained long-term value to shareholders, while at the same time monitoring the overall dilutive effect of equity granted.
The long-term equity incentives create a strong link between performance and payouts and a strong alignment between the interests of NEOs and other employees and the interests of our shareholders. Long-term equity incentives also promote retention, because NEOs and other employees will only receive value if they remain employed by us over the required term; these incentives also foster an ownership culture among our executive officers and other employees by making them become shareholders with a personal stake in the value they are incentivized to create and sustain. While ever-cognizant of the level of potential dilution of existing shareholders, the Compensation Committee balances that potential with the goal of attracting, motivating and retaining executive officers and other employees by granting equity widely within the Company, giving the entire team a common incentive to work together to create shareholder value.

Fiscal 2024 Equity Awards
In Fiscal 2024, the Compensation Committee bifurcated its approach to long-term incentive compensation for our NEOs. In July 2024, the Compensation Committee approved the Fiscal 2024 Senior Executive Compensation Program, a multi-year senior executive compensation program for Mr. Gline, Dr. Sukhatme and Dr. Venker. As described in more detail below under “—Fiscal 2024 Senior Executive Compensation Program,” the equity awards granted under the Fiscal 2024 Senior Executive Compensation Program sought to directly link the long-term incentive compensation of certain of our senior executives with ambitious large-scale strategic objectives and shareholder return, and to secure their continued leadership, expertise and energy. These awards included a mix of stock options, RSUs and PSUs that varied among the executives. As discussed in more detail below, the PSUs granted to Mr. Gline and Dr. Sukhatme may be earned only upon the attainment of rigorous share price hurdles over a five-year performance period, which translate to significant shareholder value creation. Consistent with the long-term nature of our strategy and business, the RSU and PSU grants are intended to represent five years of equity compensation for Mr. Gline and Dr. Sukhatme. In addition, as discussed below, the first vesting event for the RSUs, covering 20% of the award for each of Mr. Gline and Dr. Sukhatme, does not take place until March 31, 2026, extending the five-year vesting period for these awards into 2030.
For our other NEOs, including our Chief Financial Officer, Richard Pulik, the Compensation Committee approved a more standard mix of annual equity incentive awards consisting of stock options and RSUs as part of our standard annual grant process in early Fiscal 2024. These awards are described in more detail below under “—Annual Equity Grants: CFO and CAO.”
Annual Equity Grants: CFO and CAO
Typically, in making determinations regarding long-term equity incentive grants to the CFO and CAO, the Compensation Committee considers equity grant levels and the overall pay mix in peer group companies; the executive officers’ roles, skills and experience and the critical nature of their contributions to the Company; and the importance of maintaining a consistent leadership team, among other things. The grants vary based on these factors. This portion of total direct compensation is variable and directly aligned with shareholder interests. We continue to manage award amounts, with a goal of maintaining broad-based equity participation, delivering value that is aligned with our compensation philosophy, and proactively managing our share usage as well as dilution during a period of rapid growth.
In Fiscal 2024, the annual equity grants to our CFO and CAO consisted of stock options and RSUs. The key terms of those instruments, as well as the Compensation Committee’s rationale in using them, is as follows:

Equity Instrument	Terms	Rationale for Use
Stock Options
•
Service-vesting over four years, with 25% of the award vesting on the first anniversary of the vesting commencement date and monthly vesting thereafter, subject to recipient’s continued service through the applicable vesting date
•
Exercise price equal to the closing price of our common shares on the grant date
• Prioritizes increasing shareholder value, thereby aligning interests with shareholders • Promotes long-term focus
RSUs	• Service-vesting over four years, with 25% of the award vesting 13 months from the vesting commencement date and quarterly vesting thereafter	• Aligns with shareholder interests • Promotes retention and ownership culture • Provides value aligned with stock price even during periods of stock price or market underperformance

In the first quarter of Fiscal 2024, the Compensation Committee granted stock options and RSUs to the CFO and CAO based on the dollar values specified in the table below (with the number of options or RSUs to be issued determined using the formulae specified in the footnotes to the table). The awards vest over a four-year period.

NEO	Stock Options ($)(1)	RSUs ($)(2)
Richard Pulik	$2,100,000	$400,000
Rakhi Kumar	$1,600,000	$400,000

(1)
The number of stock options was determined based on the dollar value shown divided by an estimated “Black-Scholes” value determined based on the trailing 30-day VWAP of the Company’s stock price as of the date of grant.

(2)	The number of RSUs was determined based on the dollar value shown divided by the trailing 30-day VWAP of the Company’s stock price as of the date of grant.
For information on the onboarding equity awards granted to Ms. Humes in Fiscal 2024 in connection with her joining the Company as Chief Accounting Officer, and arrangements related to our separation from Ms. Kumar, please see below under “—Agreements with our NEOs.”
Fiscal 2024 Senior Executive Compensation Program
Roivant has a unique operating model that is differentiated from “big pharma” and other biotech companies. Historically, our success has been driven by the leadership, vision, energies and efforts of a small number of senior executives, including Mr. Gline, Dr. Sukhatme and Dr. Venker. As previously disclosed in last year’s proxy statement, in July 2024 our Compensation Committee approved a multi-year, performance-driven executive compensation program to incentivize Mr. Gline, Dr. Sukhatme and Dr. Venker to drive long-term, transformational shareholder value creation and provide strong, consistent leadership for the Company by these particular executive officers. As described in more detail below, the Fiscal 2024 Senior Executive Compensation Program, which includes grants of stock options, RSUs and PSUs, was designed to retain and motivate those senior executives for the next phase of Roivant’s growth and, consistent with our “pay for performance” philosophy, to align the incentives of these senior executives with our long-term, large-scale strategic objectives.
Set forth below is a summary of the material terms of the 2024 Senior Executive Compensation Program approved by the Compensation Committee and awarded in July 2024, as well as a description of the Compensation Committee’s process for considering, and rationale for approving, these awards.
Thoughtful and Deliberate Decision-Making Process
Given the unique and dynamic nature of our business model, and in order to ensure that we are attracting and retaining top-level talent that can maximize value for our shareholders, it is crucial that our executive compensation program remain competitive not only within our industry and among our peer group, but also across other industries in which we compete for talent, including venture capital, private equity and hedge funds.
The Compensation Committee, together with Aon, and in consultation with the independent members of our Board of Directors, engaged in a comprehensive process throughout Fiscal 2023 and into early Fiscal 2024 to design and develop a tailored, front-loaded multi-year executive compensation program for Mr. Gline, Dr. Sukhatme and Dr. Venker.
As part of this process, the Compensation Committee considered and evaluated:
(i)
the unique nature of Roivant and its business model, which, in many cases, has similarities to the investor-centric, value-driven approach of venture capital firms, private equity firms or hedge funds;

(ii)
market data provided by Aon, including with respect to transformational equity incentive grants made by other companies both in biopharma and across other industries where senior leaders are provided performance incentives for generating significant returns for their investors;

(iii)
the need to ensure the stability of our talented executive team over the long-term, including in light of the fact that the prior round of multi-year compensation awards provided to our executive team was more than 50% vested and needed to be “refreshed” to provide continued long-term incentives for those executives, with accompanying retention aspects;

(iv)
the need to align our executives’ incentives with the next stage of Roivant’s growth and development by providing those executives with opportunities for rewards for achievement of performance goals that directly correlate to the creation of shareholder value; and

(v)	the desire to recognize executives for our significant successes over recent years.
In connection with its decision to approve the 2024 Senior Executive Compensation Program, the Compensation Committee recognized that the equity incentive awards granted under this program to Mr. Gline, Dr. Sukhatme and Dr. Venker would represent the first new equity grants made to these executives since April 2022. In addition, for Mr. Gline and Dr. Sukhatme, these equity incentive awards are intended to be multi-year awards covering five years’ worth of equity incentive grants. Accordingly, we do not currently anticipate granting additional equity incentive awards to Mr. Gline or Dr. Sukhatme covering the same period as these awards, absent fundamental changes to our business that require the re-evaluation of individual or executive team retention and incentives.
Equity Awards Under the Fiscal 2024 Senior Executive Compensation Program
In July 2024, our Compensation Committee granted performance- and time-based equity awards under the Fiscal 2024 Senior Executive Compensation Program to each of Mr. Gline, Dr. Sukhatme and Dr. Venker, as follows:

NEO	Title	PSUs (at max) (#)	RSUs (#)	Stock Options (#)
Matthew Gline	Chief Executive Officer	14,450,000	2,754,821	—
Mayukh Sukhatme	President and Chief Investment Officer	17,000,000	1,836,547	—
Eric Venker	President and Immunovant CEO	11,900,000*	204,000	409,000

*
The PSUs listed for Dr. Venker have not been granted, but rather are subject to, and may in the future be granted in accordance with, the terms of the Venker PSU Opportunity Letter (as defined below). See below under “—Venker PSU Opportunity Letter” for more information.

Five-Year PSUs
While we have historically granted equity incentive awards to our current executives consisting largely of time-based stock options and time-based RSUs, the Compensation Committee determined to grant multi-year performance-based PSU awards to each of Mr. Gline and Dr. Sukhatme, and, in the case of Dr. Venker, to provide the Venker PSU Opportunity Letter (as described below) in order to:
•	increase the alignment of our executives’ interests with those of our shareholders by linking payouts directly to stock price appreciation;
•
ensure the stability and continuity of our leadership team following a transformative year for Roivant, using our strong balance sheet to expand our product pipeline and invest in developing and commercializing our existing pipeline and products; and

•
reward extraordinary shareholder value creation over the next three to eight years, which time period represents the earliest these executives would be eligible to sell the common shares underlying any earned PSUs (i.e., following the achievement of the performance goals, service conditions and the two-year post-vesting holding period), as described in more detail below.

The PSUs consist of six vesting tranches, with the percentage of PSUs allocated to each such tranche set forth in the table below. Each tranche of PSUs will vest on the first date that both the “Performance Condition” and the “Service Condition” applicable to such tranche has been satisfied. The “Performance Condition” will be deemed satisfied for each tranche on the first date, during the performance period ending on the five-year anniversary of the grant date (the “Performance Period”), when the Company’s trailing 30-day volume weighted average trading price per share (“30-Day VWAP”) for trading days during the Performance Period exceeds the specified share price hurdle set forth in the table below:

Tranche	% of PSUs	Share Price Hurdle (per share)
First Tranche	14.71%	$15.00
Second Tranche	7.35%	$17.50
Third Tranche	8.82%	$20.00
Fourth Tranche	11.77%	$22.50
Fifth Tranche	22.06%	$25.00
Sixth Tranche	35.29%	$30.00

These hurdles represent share price increases of approximately 49%, 73%, 98%, 123%, 148% and 197% (based on our share price as of March 31, 2025). More than half of the PSUs vest at the two highest share price hurdles. Accordingly, by design, the PSUs directly link award payouts to significant accretion in shareholder value.
The PSUs underlying any tranche will be forfeited to the extent that the Performance Condition for such tranche is not achieved during the period ending on the five-year anniversary of the grant date, provided that if the Company’s 30-Day VWAP is between $25.00 and $30.00 as of (and including) the close of trading on last date of such period, then a pro-rata portion of the PSUs underlying the Sixth Tranche of PSUs will be deemed to have satisfied the Performance Condition on the last day of the Performance Period. The “Service Condition” with respect to each tranche will be deemed satisfied on the first anniversary of the date on which the Performance Condition is first satisfied with respect to such tranche, subject to the executive’s continuous service through such anniversary. In the event an executive’s employment is terminated (x) by the Company without “cause” (as defined in the executive’s employment agreement), (y) due to the executive’s termination due to death or “disability” (as defined in the award agreement) or (z) due to the executive’s resignation for “good reason” (as defined in the executive’s employment agreement), any tranche of PSUs that has previously satisfied the Performance Condition shall be deemed to fully vest as of the executive’s termination date, and any tranche of PSUs that has not previously satisfied the Performance Condition will be forfeited in its entirety.
In order to further align the long-term interests of our executives with those of our shareholders, the Compensation Committee designed the PSUs to have a post-vesting holding period. Specifically, following the achievement of the Service Condition and the vesting of any tranche of the PSUs, the common shares underlying the applicable vested tranche of PSUs are subject to a further two-year holding period before such common shares may be sold by the executive. The two-year holding period will not apply with respect to any common shares that may be withheld, tendered or sold to satisfy applicable withholding tax obligations, and the two-year holding period will also cease to apply in the event of a change in control or following the executive’s termination due to death or “disability” (as defined in the award agreement).
In the event of a change in control prior to the end of the Performance Period, with respect to any tranche of PSUs for which the Performance Condition has not otherwise been previously satisfied prior to the date of such change in control, to the extent that the price per share received by the Company’s shareholders pursuant to such change in control (including the per share value of any other consideration received by the Company’s shareholders) exceeds the share price hurdle applicable to such tranche, as determined by the Compensation Committee in its good faith discretion, the Performance Condition applicable to such tranche shall be deemed satisfied as of immediately prior to the consummation of such change in control. If the price per share received by the Company’s shareholders pursuant to such change in control is less than or equal to the share price hurdle applicable to any tranche for which the Performance Condition has not otherwise been satisfied as of the date of such change in control, the PSUs underlying any such tranche will be forfeited in their entirety. Any outstanding PSUs that have satisfied the Performance Condition prior to or upon the change in control shall remain outstanding and eligible to vest based on satisfaction of the Service Condition following the change in control.

Venker PSU Opportunity Letter
While the Compensation Committee did not grant Dr. Venker PSUs under the Fiscal 2024 Senior Executive Compensation Program, the Compensation Committee approved entry into a letter agreement with Dr. Venker (the “Venker PSU Opportunity Letter”) pursuant to which Dr. Venker has the opportunity to receive a future grant of PSUs in the sole discretion of the Compensation Committee based on a quarterly assessment as to whether Dr. Venker has made contributions to the Company‘s business that include value delivery beyond and outside the normal operating context (including based on specified criteria established in the future by the Compensation Committee) (the “Contribution Condition”). If the Compensation Committee determines that Dr. Venker has satisfied the Contribution Condition on or prior to the five-year anniversary of the Venker PSU Opportunity Letter, the Compensation Committee will approve a grant to Dr. Venker of up to 11,900,000 PSUs in the aggregate, substantially on the terms described above for Mr. Gline and Dr. Sukhatme, provided that for any PSUs so awarded to Dr. Venker: (i) the start date of the “Performance Period” will be the date of the Venker PSU Opportunity Letter and (ii) for any tranche of PSUs that has already satisfied the “Performance Condition” on or prior to the grant date of the PSUs, the Service Condition requirement for such tranche will be measured from the actual grant date of the PSUs. To the extent that the Compensation Committee determines in its sole discretion that Dr. Venker has not satisfied the Contribution Condition on or prior to the five-year anniversary of the Venker PSU Opportunity Letter, the opportunity to receive such PSUs will be forfeited and cancelled in its entirety without any payment to Dr. Venker.
RSUs
The Compensation Committee determined to grant time-based vesting RSUs as part of the Fiscal 2024 Senior Executive Compensation Program because they deliver value even during periods of stock market or stock price underperformance, and reinforce an ownership culture and commitment to us. Because of this, this component also helps keep together this team of executives who are critical to our business and the execution of our long-term strategic plan. The RSUs were granted to complement the multi-year PSUs provided to our executives under the program—specifically, while the PSUs incentivize our executives to achieve significant stock price appreciation, the RSUs help ensure that the stock price appreciation is sustained over the long-term, as the ultimate value of the RSUs is directly linked to our future share price. The RSUs also foster an ownership culture among our executive officers by making executive officers become shareholders with a greater personal stake in the value they are incentivized to create. The combination of these awards encourages prudent decision-making and risk management and creates a balanced focus on short-term and long-term performance that supports sustainable, long-term shareholder value creation.
The RSUs granted to each of Mr. Gline and Dr. Sukhatme are designed to equal five years’ worth of annual RSU awards at the 50th percentile among our peer companies and are intended, together with the PSUs, to be the only equity awards granted to these executives over the next five years. Accordingly, these RSUs are scheduled to vest over a five-year period, with 20% of the RSUs vesting on March 31, 2026, and the remaining RSUs thereafter vesting in a series of 16 successive equal quarterly installments, subject to the executive’s continuous service through the applicable vesting date. This vesting schedule extends the five-year vesting period for these awards into 2030.
The number of RSUs granted to Dr. Venker are (together with the stock options granted to Dr. Venker and described below) designed to equal one year’s worth of annual equity awards. The RSUs are scheduled to vest over a four-year period, with 25% of the RSUs vesting on May 20, 2025 and the remaining RSUs vesting in 12 equal quarterly installments thereafter, subject in each case to the executive’s continuous service through the applicable vesting date.
In the event an executive’s continuous service is involuntarily terminated without “cause” within 12 months following the date of the consummation of a change in control, all such RSUs held by that executive will become fully vested.
Stock Options
Dr. Venker’s compensation program was designed to ensure that, at a minimum, he received annual levels of incentive compensation matching the rewards for senior executives at our peer companies, adjusted for his individual performance. The Compensation Committee viewed this as particularly important given the contingent nature of his PSU opportunity, as set forth in the Venker PSU Opportunity Letter. The Compensation Committee

believes that stock options play an effective role in linking pay with performance in that our stock price must appreciate following the grant date in order for the options to deliver any value to our executives. As a result, the Compensation Committee granted Dr. Venker stock options under the Fiscal 2024 Senior Executive Compensation Program to further align his interests with those of our shareholders, while at the same time ensuring his equity compensation package includes a component of awards similar to those granted by peer companies.
The stock options granted to Dr. Venker will vest and become exercisable over a four-year period, with 25% of the options vesting on May 20, 2025 and the remaining options vesting in 36 equal monthly installments thereafter, subject to the executive’s continuous service through the applicable vesting date.
In the event that Dr. Venker’s continuous service is involuntarily terminated without “cause” within 12 months following the date of the consummation of a change in control, all such options will become fully vested and exercisable.
“In-the-Money” Pay Demonstrates Pay for Performance Alignment
A core component of our compensation philosophy is to incentivize our executive officers by creating a strong link between their individual performance, the Company’s operating and financial performance and the compensation they earn. To show the alignment of pay outcomes with performance, it is useful to illustrate the “in-the-money” value of the equity awards granted to Mr. Gline, Dr. Sukhatme and Dr. Venker under the Fiscal 2024 Senior Executive Compensation Program relative to the values reported in the Summary Compensation Table, which are calculated in accordance with applicable SEC rules. “In-the-money” pay shows this relationship because it reflects the realizable gross value of equity awards received by Mr. Gline, Dr. Sukhatme and Dr. Venker if those awards were exercised or settled, as applicable, at the end of Fiscal 2024 and fluctuates with performance and with increases or decreases to the price of our common shares. For this reason, contrasting the reported value of these awards with their “in-the-money” value provides a meaningful demonstration of the pay for performance alignment of our executive compensation program.
The following chart illustrates, for Fiscal 2024, the difference between the reported and “in-the-money” value of the equity awards granted to each of Mr. Gline, Dr. Sukhatme and Dr. Venker under the Fiscal 2024 Senior Executive Compensation Program.

The values shown above as “reported compensation” reflect the values for the applicable equity awards as reported in the Summary Compensation Table in accordance with applicable SEC rules. The values shown above as “in-the-money compensation” for the RSU awards are calculated by multiplying the number of RSUs granted to each of Mr. Gline, Dr. Sukhatme and Dr. Venker by the closing price of the Company’s common shares as reported on The Nasdaq Global Select Market as of March 31, 2025 ($10.09). These values do not reflect any withholding for applicable taxes due upon the vesting and settlement of the RSU swards. As of March 31, 2025, the trailing 30-day volume weighted average trading price per common share was below the share price hurdle for the first tranche of the PSUs ($15.00). As a result, none of the PSUs had satisfied a Performance Condition and vested as of March 31, 2025 and, accordingly, the PSUs had no “in-the-money” value as of that date. The stock options awarded to Dr. Venker have an exercise price of $10.80. As the closing price of the Company’s common shares on March 31, 2025 was $10.09, the options had no “in-the-money” value at that date. As noted above, the RSU and PSU awards granted to Mr. Gline and Dr. Sukhatme are intended to represent five years' worth of equity incentive awards for these executives. In addition, the first vesting event for the RSUs granted to Mr. Gline and Dr. Sukhatme, covering 20% of the awards to those executives, does not take place until March 31, 2026, extending the five-year vesting period for these awards into 2030.
One-Time Cash Retention Awards
As part of the Fiscal 2024 Senior Executive Compensation Program, in July 2024 the Compensation Committee approved the following one-time cash retention awards:

Executive	Title	Cash Retention Award
Matthew Gline	Chief Executive Officer	$5,725,000
Mayukh Sukhatme	President and Chief Investment Officer	$80,550,000
Eric Venker	President and Immunovant CEO	$7,465,000

Consistent with the terms of the cash bonus program described above, which was approved by the Company’s Board of Directors in December 2023, the one-time cash retention awards provided to Mr. Gline and Dr. Venker are subject to the following vesting terms: (i) 50% of the award vested within 30 days of the grant date, (ii) 25% of the award vested and became payable on or about September 20, 2024 and (iii) the remaining 25% of the award will vest and become payable on or about September 19, 2025, subject to the executive’s continuous service through the applicable vesting date. In the event the executive’s employment is terminated without cause (as defined in the executive’s employment agreement) or due to death or “disability” (as defined in the award letter) prior to the final vesting date, the executive will be entitled to receive any unvested portion of the award within 60 days of the employee’s termination date, subject to the execution and non-revocation of a release of claims by the executive.
The one-time cash retention award provided to Dr. Sukhatme was paid upfront. If a Recoupment Event (as defined below) occurs on or prior to September 30, 2025, Dr. Sukhatme will be required to repay to the Company $15.0 million of the cash retention award. A “Recoupment Event” will be deemed to occur if (x) Dr. Sukhatme’s employment in good standing is terminated or otherwise ceases for any reason (except as provided in the following sentence) or (y) Dr. Sukhatme breaches any of his restrictive covenant obligations. In the event Dr. Sukhatme’s employment is terminated by the Company without “cause” (as defined in Dr. Sukhatme’s employment agreement) or due to death or “disability” (as defined in the award letter), no portion of the cash retention award will be subject to repayment, provided that Dr. Sukhatme executes and does not revoke a release of claims.
Recent Developments
Compensation Arrangements with Eric Venker
In April 2025, we announced that Eric Venker had been appointed as the Chief Executive Officer of our subsidiary, Immunovant. Dr. Venker continues to be employed by RSI with the title President and Immunovant CEO. In connection with Dr. Venker's appointment as Immunovant's CEO, in July 2025, the Compensation Committee approved an amended and restated employment agreement between Dr. Venker and RSI (the “A&R Venker Employment Agreement”) and a grant of RSUs to Dr. Venker, as described in more detail below. In addition, in July 2025 Immunovant approved a new employment agreement with Dr. Venker (the “Venker-IMVT Employment Agreement”), two grants of stock options to purchase shares of Immunovant common stock and a grant of a capped value appreciation right (“CVAR”) to Dr. Venker, as described in more detail below.
The A&R Venker Employment Agreement included a number of changes to Dr. Venker’s existing employment agreement with RSI, including (i) a change in Dr. Venker’s title at RSI, to President and Immunovant CEO (from President and Chief Operating Officer), (ii) an update to Dr. Venker’s base salary at RSI, to $75,000 (from $620,000) and an increase in his target annual bonus opportunity from 55% to 75% of his annual base salary, (iii) a limitation on Dr. Venker’s eligibility for an annual cash bonus at RSI while co-employed by Immunovant and (iv) changes in certain severance arrangements with Dr. Venker under various termination scenarios. For more information on the A&R Venker Employment Agreement, see “—Agreements with Our NEOs—Eric Venker.”
The Compensation Committee also approved a grant of Roivant time-based vesting RSUs to Dr. Venker with a target grant date value of $2,250,000. The number of RSUs granted pursuant to the award will be determined based on the 30-day trailing average price of the Company’s common shares on the Nasdaq Global Select Market as of the grant date. The RSUs are scheduled to vest over a four-year period, with 25% of the RSUs vesting on May 20, 2026 and the remaining RSUs vesting in 12 equal quarterly installments thereafter, subject to Dr. Venker’s continuous service through the applicable vesting date. In the event Dr. Venker’s continuous service is involuntarily terminated without “cause” within 12 months following the date of the consummation of a change in control of Roivant, all of the RSUs will become fully vested.
In conjunction with these arrangements at RSI, Immunovant approved the Venker-IMVT Employment Agreement which provides for, among other things, (i) a base salary for Dr. Venker of $672,000 (subject to periodic review and adjustment from time to time in the discretion of the Immunovant board of directors), (ii) a target annual bonus for Dr. Venker equal to 72.25% of his base salary at Immunovant (with the actual amount of any annual bonus to be based on an assessment by Immunovant’s board of directors (or applicable committee thereof) of Dr. Venker’s individual performance and overall company performance), and (iii) severance arrangements with Dr. Venker under various termination scenarios. For more information on the terms of the Venker-IMVT Employment Agreement, see “—Agreements with Our NEOs—Eric Venker.”
In addition, in connection with his appointment as Chief Executive Officer of Immunovant, Immunovant approved two grants of stock options to purchase shares of Immunovant common stock and a CVAR grant to Dr. Venker. The first award of stock options has a target grant date value of $2,250,000 (the “Dollar Award”). The second award will consist of 1,300,000 stock options (the “Unit Award” and, together with the Dollar Award, the “IMVT Option Awards”). The number of shares underlying the Dollar Award will be determined using an estimated “Black-Sholes” value based on the 30-day trailing average price of Immunovant’s common stock on the Nasdaq Global Select Market as of the grant date. The IMVT Option Awards will have an exercise price equal to the closing price of Immunovant’s common stock as reported by the Nasdaq Global Select Market on the grant date. The IMVT Option Awards are scheduled to vest over a four-year period, with 25% of the stock options vesting on April 21, 2026 and the remaining options vesting in a series of 12 successive equal quarterly installments thereafter, subject to Dr. Venker’s continuous service through the applicable vesting date. In the event of a change in control, all of the IMVT Option Awards will become fully vested. In addition, following the time-vesting of any of the stock options underlying the Unit Award, the shares of common stock underlying the applicable vested tranche of the Unit Award will be subject to a further two-year holding period before such shares of common stock may be sold by Dr. Venker. The two-year holding period will cease to apply in the event of a change in control or following the executive’s termination due to death or “disability” (as defined in the award agreement).
In connection with his appointment, Dr. Venker also received a grant of capped value appreciation rights (“CVARs”) of Immunovant (the “CVAR Award”). The CVAR Award consists of 1,475,000 CVARs that will vest and settle into shares of Immunovant common stock upon the satisfaction of the applicable vesting and other requirements. The service-vesting requirement applicable to the CVAR Award is satisfied as follows: (i) 25% of CVAR Award service-vests on April 1, 2026; and (ii) the remaining 75% of the CVAR Award service-vests in 12 equal quarter installments thereafter. The performance-vesting requirement applicable to the CVAR Award is tied to the achievement of a specified clinical development activity at Immunovant. In addition, a “knock-in” requirement applicable to the CVARs requires that for any tranche of the CVAR award to become vested prior to the expiration date, the price of Immunovant’s common shares on a service-vesting date (or a subsequent annual measurement date before expiration) must be equal to or greater than $16.76 per share. Upon satisfaction of these vesting conditions (such portion of the CVAR Award, the “Vested CVARs”), the CVAR Award will entitle Dr. Venker to a payment equal to the product of (i) the number of Vested CVARs multiplied by (ii) the excess (if any) of (A) the fair market value of a share of common stock as of the relevant vesting date (capped at $16.76 per share) over (B) the applicable hurdle price of $14.46 (the “CVAR Amount”). The CVAR Award will then settle into a number of shares of Immunovant common stock determined by dividing (i) the applicable CVAR Amount by (ii) the fair market value of a share of common stock on the applicable payment date, which will be issued shortly following the applicable vesting date. Following the vesting of any portion of the CVAR Award, 87.25% of the shares of common stock issued to Dr. Venker will be subject to a two-year holding period during which Dr. Venker cannot sell or otherwise transfer such shares (subject to limited exceptions, including for the satisfaction of tax withholding obligations).
Compensation Arrangements with Frank Torti
In July 2025, the Board of Directors appointed Dr. Frank Torti as RSI’s President and Vant Chair, and as an executive officer of the Company. In connection with this appointment, the Compensation Committee approved an amended and restated employment agreement between Dr. Torti and RSI and certain other compensatory arrangements with Dr. Torti, as described in more detail below.
Pursuant to Dr. Torti’s employment agreement, as amended, Dr. Torti’s annual base salary is $725,000, which is subject to adjustment at the discretion of the Compensation Committee. Dr. Torti is also eligible to receive a discretionary annual performance bonus, with a target annual bonus equal to 100% of his annual base salary. The actual amount of any annual bonus will be based on an assessment by the Compensation Committee of Dr. Torti’s performance, as well as business conditions at the Company. Dr. Torti will also be eligible to receive discretionary periodic or annual equity incentive awards, based on Dr. Torti’s performance and business conditions at the Company, as determined in the sole discretion of the Compensation Committee. Dr. Torti is also entitled to participate in the employee benefit plans and programs (including any medical, dental, vision, life and disability insurance benefit plans and 401(k) plan) as provided by RSI to similarly situated full-time employees from time to time. Dr. Torti is also entitled to reimbursement for annual tax planning services up to an aggregate annual amount of $35,000 per year (on a tax-equalized basis). Pursuant to Dr. Torti’s employment agreement, in the event Dr. Torti’s employment is terminated by RSI without “cause” (other than due to Dr. Torti’s death or “disability”) or Dr. Torti resigns for “good reason” (each as defined in Dr. Torti’s employment agreement), then, subject to Dr. Torti’s timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, Dr. Torti will be entitled to receive (i) continued payment of his base salary for 12 months following the date of his termination, payable in accordance with RSI’s customary payroll procedures and (ii) an amount equal to his target annual bonus for the year of termination, payable in accordance with RSI’s regular payroll over 12 months. In addition, under Dr. Torti’s employment agreement, he is also entitled to receive grants of equity incentive awards in certain Vant subsidiaries of the Company on which he serves on the board of directors, as well as certain rights related to his Vant equity.
The Compensation Committee also approved a one-time cash retention award to Dr. Torti of $7.5 million in connection with his appointment. The retention award will be paid within 30 days of the effective date of Dr. Torti’s employment agreement with RSI. If Dr. Torti’s continuous service with RSI terminates for any reason (other than a termination due to his death or disability or a termination by RSI without cause) prior to September 19, 2025, Dr. Torti will be required to repay to the Company $2.5 million of the cash retention award (on an after-tax basis). Dr. Torti did not participate in the Cash Bonus Program.
In addition, in connection with his appointment as President and Vant Chair, the Compensation Committee approved two new grants of Roivant incentive equity awards to Dr. Torti: (i) a grant of 11,900,000 PSUs (the “Torti PSU Award”) and (ii) a grant of 1,836,547 RSUs (the “Torti RSU Award”).
The Torti PSU Award was approved with the same terms and conditions (including performance period, price hurdles and other terms) as the PSUs granted to Mr. Gline and Dr. Sukhatme as part of the Fiscal 2024 Senior Executive Compensation Program, as described in more detail on page 32.
The Torti RSU Award was also approved on the same terms and conditions as the RSUs granted to Mr. Gline and Dr. Sukhatme as part of the Fiscal 2024 Senior Executive Compensation Program, as described in more detail on page 32. Similar to the PSU awards granted to Mr. Gline and Dr. Sukhatme, the Torti RSU Award is scheduled to vest over a five-year period, with 20% of the RSUs vesting on March 31, 2026 and the remaining RSUs vesting in 16 equal quarterly installments thereafter, subject to Dr. Torti’s continuous service through the applicable vesting date extending the five-year vesting period for these awards into 2030. In the event Dr. Torti’s continuous service is involuntarily terminated without “cause” within 30 days prior to or 12 months following the date of the consummation of a change in control, all of the RSUs will become fully vested.

Agreements with Our NEOs
We have entered into employment agreements, or in the case of Ms. Humes, an offer letter, with our named executive officers, which are described in further detail below and which generally include the officer’s base compensation, annual bonus opportunity, entitlement to participate in our health and welfare benefit plans and certain restrictive covenants and severance entitlements on qualifying terminations of employment. These agreements provide for customary non-competition and non-solicitation covenants that apply during the term of the NEO’s employment and at least 12 months thereafter. In addition, the agreements contain standard confidentiality and non-disparagement provisions that apply during the term of the NEO’s employment and perpetually thereafter.
We offer severance benefits because we compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to their officers. These severance benefits may consist of a payment equal to a specified number of months of base salary continuation, payment of premiums for continued health insurance coverage for a specified period of time, an amount determined by reference to the executive’s annual performance-based cash incentive and accelerated vesting of equity or an extension of time in which to exercise stock options.
We provide severance benefits outside of the change in control context if our NEO’s employment is terminated without cause, or if the executive terminates employment for good reason, as each of those terms are defined in the employment agreements, subject to the executive officer’s execution of an effective release of claims. The Company believes that it is appropriate to provide severance in this instance to bridge executives to new employment, particularly in view of the restrictive covenant agreements that our executives have signed with the Company.
We provide enhanced severance benefits in the change in control context because we believe that the occurrence or potential occurrence of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. The Company believes it serves the best interest of the Company and its shareholders to have executives focus on the business merits of mergers and acquisitions without undue concern for their personal financial outcome. As such, we provide severance protections in connection with a change in control, subject to each executive officer’s execution of an effective release of claims, to help ensure that executive officers can objectively evaluate change in control transactions that may be in the best interest of our shareholders, despite the potential negative consequences such transactions may have on them personally.
We believe that the severance benefits provided to our executive officers under their offer letters or employment agreements are an important component of each executive officer’s overall compensation as they help us to attract and retain our key executives who could have other job alternatives that may appear to them to be more attractive absent these protections.
Matthew Gline
Mr. Gline is party to an employment agreement with RSI, dated May 14, 2021, which provides for at-will employment and no specified term of employment. Pursuant to Mr. Gline’s employment agreement, Mr. Gline’s annual base salary is $725,000, which is subject to adjustment at the discretion of the Board of Directors or the Compensation Committee of the Board of Directors. In addition, Mr. Gline is eligible to receive a discretionary annual performance bonus, with a target annual bonus equal to 100% of his annual base salary. The actual amount of any annual bonus will be based on an assessment by the Compensation Committee of Mr. Gline’s performance, as well as business conditions at the Company. Mr. Gline will also be eligible to receive discretionary periodic or annual equity incentive awards, based on Mr. Gline’s performance and business conditions at the Company, as determined in the sole discretion of the Compensation Committee. Mr. Gline is also entitled to participate in the employee benefit plans and programs (including any medical, dental, vision, life and disability insurance benefit plans and 401(k) plan) as provided by RSI to similarly situated full-time employees from time to time.
Pursuant to Mr. Gline’s employment agreement, in the event Mr. Gline’s employment is terminated by RSI without “cause” (other than due to Mr. Gline’s death or “disability”) or Mr. Gline resigns for “good reason” (each as defined in Mr. Gline’s employment agreement), then, subject to Mr. Gline’s timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, Mr. Gline will be entitled to receive (i) continued payment of his base salary for 12 months following the date of his termination, payable in accordance with RSI’s customary payroll procedures, (ii) an amount equal to his target annual bonus for the year of termination, payable in 12 equal monthly installments following the date of his termination and (iii) monthly reimbursement of COBRA premiums (less active employee rates) for 12 months following the date of his termination (or, if earlier, until the date Mr. Gline becomes eligible for coverage under a subsequent employer’s group health insurance plan).
Richard Pulik
Mr. Pulik is party to an employment agreement with RSI, dated August 31, 2021, which provides for at-will employment and no specified term of employment. Pursuant to Mr. Pulik’s employment agreement, Mr. Pulik’s annual base salary is $450,883, which is subject to further adjustment at the discretion of the Compensation Committee. Mr. Pulik is also eligible to receive a discretionary annual performance bonus, with a target annual bonus equal to 100% of his annual base salary. The actual amount of any annual bonus will be based on an assessment by the Compensation Committee of Mr. Pulik’s performance, as well as business conditions at the Company. Mr. Pulik is also eligible to receive discretionary periodic or annual equity incentive awards, based on Mr. Pulik’s performance and business conditions at the Company, as determined in the sole discretion of the Compensation Committee. Mr. Pulik is also entitled to participate in the employee benefit plans and programs (including any medical, dental, vision, life and disability insurance benefit plans and 401(k) plan) as provided by RSI to similarly situated full-time employees from time to time.
Pursuant to Mr. Pulik’s employment agreement, in the event Mr. Pulik’s employment is terminated by RSI without “cause” (other than due to Mr. Pulik’s death or “disability”) or Mr. Pulik resigns for “good reason” (each as defined in Mr. Pulik’s employment agreement), then, subject to Mr. Pulik’s timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, Mr. Pulik will be entitled to receive (i) continued payment of his base salary for six months following the date of his termination, payable in accordance with RSI’s customary payroll procedures, (ii) an amount equal to 50% of his target annual bonus for the year of termination, payable in six equal monthly installments following the date of his termination and (iii) monthly reimbursement of COBRA premiums (less active employee rates) for six months following the date of his termination (or, if earlier, until the date Mr. Pulik becomes eligible for coverage under a subsequent employer’s group health insurance plan). In the event Mr. Pulik is terminated without “cause” (other than due to Mr. Pulik’s death or “disability”) within 12 months immediately following the date of the consummation of a change in control, Mr. Pulik’s sign-on grant of RSUs and stock options will fully vest.
Mayukh Sukhatme
Dr. Sukhatme is party to an employment agreement with RSI, dated May 19, 2020, which provides for at-will employment and no specified term of employment. Pursuant to Dr. Sukhatme’s employment agreement, Dr. Sukhatme’s annual base salary is $550,000, which may be adjusted upward (but not downward) from time to time in the discretion of the Board of Directors or the board of directors of RSI. Dr. Sukhatme is also eligible to receive a discretionary annual performance bonus, with a target annual bonus equal to 100% of his annual base salary. The actual amount of any annual bonus will be based on an assessment by the CEO of Dr. Sukhatme’s performance and the achievement of performance targets established by the Compensation Committee, as well as business conditions at the Company. Dr. Sukhatme is also entitled to participate in the employee benefit plans and programs (including any medical, dental, vision, life and disability insurance benefit plans and 401(k) plan) as provided by RSI to similarly situated full-time employees from time to time.
Pursuant to Dr. Sukhatme’s employment agreement, in the event Dr. Sukhatme’s employment is terminated by RSI without “cause” (other than due to Dr. Sukhatme’s death or “disability”) or Dr. Sukhatme resigns for “good reason” (each as defined in Dr. Sukhatme’s employment agreement), then, subject to Dr. Sukhatme’s timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, Dr. Sukhatme will be entitled to receive (i) continued payment of his base salary for 12 months following the date of his termination, payable in accordance with RSI’s customary payroll procedures, (ii) an amount equal to his target annual bonus for the year of termination (disregarding any reduction in base salary or target annual bonus that constitutes good reason), payable in 12 equal monthly installments following the date of his termination and (iii) monthly reimbursement of COBRA premiums (less active employee rates) for 12 months following the date of his termination (or, if earlier, until the date Dr. Sukhatme becomes eligible for coverage under a subsequent employer’s group health insurance plan).

In addition, in the event of a termination of Dr. Sukhatme’s employment due to his death or disability, subject to the execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, all service-based vesting conditions with respect to 50% of Dr. Sukhatme’s then-outstanding equity awards which are unvested will be immediately waived, and will thereafter otherwise remain subject to the other existing terms and conditions of such awards (including the achievement of any applicable performance-based vesting conditions and any liquidity event vesting conditions, as the case may be).
Eric Venker
Amended & Restated Employment Agreement with RSI
Dr. Venker is party to an amended and restated employment agreement with RSI, dated July 28, 2025, which provides for at-will employment and no specified term of employment. Pursuant to Dr. Venker’s employment agreement with RSI, Dr. Venker’s annual base salary is $75,000, which is subject to adjustment at the discretion of the Compensation Committee. In addition, Dr. Venker is entitled to receive quarterly board fees in the amount of $3,125 per fiscal quarter (or such other amount as may be determined by Roivant) in respect of each private company affiliate of Roivant based in the United Kingdom for which Dr. Venker serves as a member of the board of directors. Dr. Venker’s annual base salary is reduced by the aggregate annual amount of such board fees payable to Dr. Venker. Dr. Venker is also eligible to receive a discretionary annual performance bonus for any fiscal year of RSI (or portion thereof) during which he is not also co-employed with Immunovant, with a target annual bonus equal to 75% of his annual base salary (without giving effect to any reductions in such base salary for board fees). The actual amount of any annual bonus will be based on an assessment by the Compensation Committee of Dr. Venker’s performance, as well as business conditions at the Company. For any fiscal year in which Dr. Venker is co-employed by Immunovant for the entirety of such fiscal year and is eligible to receive an annual cash bonus from Immunovant, Dr. Venker will not be eligible to earn an annual discretionary cash bonus from RSI in respect of such fiscal year. In addition to the Roivant equity incentive grants to Dr. Venker described on page 33, Dr. Venker will also be eligible to receive discretionary periodic or annual equity incentive awards, based on Dr. Venker’s performance and business conditions at the Company, as determined in the sole discretion of the Compensation Committee. Dr. Venker is also entitled to participate in the employee benefit plans and programs (including any medical, dental, vision, life and disability insurance benefit plans and 401(k) plan) as provided by RSI to similarly situated full-time employees from time to time.
Pursuant to Dr. Venker’s employment agreement with RSI, in the event Dr. Venker’s employment is terminated by RSI without “cause” (other than due to Dr. Venker’s death or “disability”) or Dr. Venker resigns for “good reason” (each as defined in Dr. Venker’s employment agreement), then, subject to Dr. Venker’s timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, Dr. Venker will be entitled to receive (i) continued payment of his base salary (without giving effect to any reductions in such base salary for board fees) for 12 months following the date of his termination, payable in accordance with RSI’s customary payroll procedures, (ii) an amount equal to his target annual bonus for the year of termination, payable in 12 equal monthly installments following the date of his termination and (iii) monthly reimbursement of COBRA premiums (less active employee rates) for 12 months following the date of his termination (or, if earlier, until the date Dr. Venker becomes eligible for coverage under a subsequent employer’s group health insurance plan). However, in the event that Dr. Venker and Immunovant mutually agree to continue his employment with Immunovant, then Dr. Venker shall not have any right to the above-described severance benefits from RSI (and instead, Dr. Venker will have severance protections from Immunovant, as set forth under his employment agreement with Immunovant).
Employment Agreement with Immunovant, Inc.
Dr. Venker is also party to an employment agreement with IMVT Corporation (a subsidiary of Immunovant), dated July 28, 2025, which provides for at-will employment and no specified term of employment. Pursuant to Dr. Venker’s employment agreement with Immunovant, Dr. Venker’s annual base salary is $672,000, which is subject to adjustment at the discretion of the Compensation Committee. Dr. Venker is also eligible to receive a discretionary annual performance bonus for any fiscal year of Immunovant, with a target annual bonus equal to 72.25% of his annual base salary. The actual amount of any annual bonus will be based on an assessment by the Immunovant Board of individual and company performance. As described on page 52, Dr. Venker was also granted certain Immunovant option awards in connection with his appointment as Chief Executive Officer of Immunovant. Dr. Venker is also entitled to participate in the employee benefit plans and programs (including any medical, dental, vision, life and disability insurance benefit plans and 401(k) plan) as provided by RSI to similarly situated full-time employees from time to time.
Pursuant to Dr. Venker’s employment agreement with Immunovant, in the event Dr. Venker’s employment is terminated by Immunovant without “cause” (other than due to Dr. Venker’s death or “disability”) or Dr. Venker resigns for “good reason” (each as defined in Dr. Venker’s employment agreement), then, subject to Dr. Venker’s timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, Dr. Venker will be entitled to receive (i) continued payment of his base salary for 12 months following the date of his termination, payable in accordance with Immunovant’s customary payroll procedures, (ii) an amount equal to his target annual bonus for the year of termination, payable in 12 equal monthly installments following the date of his termination and (iii) monthly reimbursement of COBRA premiums (less active employee rates) for 12 months following the date of his termination (or, if earlier, until the date Dr. Venker becomes eligible for coverage under a subsequent employer’s group health insurance plan). However, in the event that Dr. Venker and RSI mutually agree to continue his employment with RSI, then Dr. Venker shall not have any right to the above-described severance benefits from Immunovant (and instead, Dr. Venker will have severance protections from RSI, as set forth under his employment agreement with RSI).
Jennifer Humes
Effective February 20, 2025, Jennifer Humes was appointed as the Company’s Chief Accounting Officer, replacing Ms. Kumar. The terms of Ms. Humes’s offer letter include (i) an annual base salary of $380,000; (ii) a sign-on bonus of $261,500, which was a “make whole” amount in lieu of compensation foregone from her prior employer, payable within 30 days of the Effective Date (such date, the “Payment Date”) (subject to repayment in full in the event that Ms. Humes’s employment with the subsidiary or any of its affiliates terminates for any reason on or prior to the second anniversary of the Payment Date); (iii) a target annual cash bonus equal to 50% of her annual base salary; (iv) a grant of a number of the Company’s RSUs that had an aggregate estimated cash value as of the grant date of approximately $1,200,000 (the “RSU Grant”); and (v) a grant of a number of options to purchase the Company’s common shares (the “Option Grant”) that had an aggregate estimated Black-Scholes value as of the grant date of approximately $800,000. The RSU Grant will vest 25% on the first anniversary of the vesting commencement date and in twelve (12) equal quarterly installments thereafter, in each case subject to Ms. Humes’s continued employment through the applicable vesting date. The Option Grant will vest and become exercisable 25% on the first anniversary of the vesting commencement date and in thirty-six (36) equal monthly installments thereafter, in each case subject to Ms. Humes’s continued employment through the applicable vesting date.
Rakhi Kumar
Ms. Kumar was party to an employment agreement with RSI, dated June 5, 2023, which provided for at-will employment and no specified term of employment. Ms. Kumar’s employment with RSI ceased on February 20, 2025.
Pursuant to Ms. Kumar’s employment agreement, Ms. Kumar was entitled to an annual base salary that was $386,250 at the time her employment with RSI ceased, subject to adjustment at the discretion of the Compensation Committee. Ms. Kumar was also eligible to receive a discretionary annual performance bonus, with a target annual bonus equal to 100% of her annual base salary. The actual amount of any annual bonus was to be based on an assessment by the Compensation Committee of Ms. Kumar’s performance, as well as business conditions at the Company. Ms. Kumar was also eligible to receive discretionary periodic or annual equity incentive awards, based on Ms. Kumar’s performance and business conditions at the Company, as determined in the sole discretion of the Compensation Committee. Ms. Kumar was also entitled to participate in the employee benefit plans and programs (including any medical, dental, vision, life and disability insurance benefit plans and 401(k) plan) as provided by RSI to similarly situated full-time employees from time to time.
Pursuant to Ms. Kumar’s employment agreement, in the event Ms. Kumar’s employment were to be terminated by RSI without “cause” (other than due to Ms. Kumar’s death or “disability”) or if Ms. Kumar were to resign for “good reason” (each as defined in Ms. Kumar’s employment agreement), then, subject to Ms. Kumar’s timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, Ms. Kumar would be entitled to receive (i) continued payment of her base salary (without giving effect to any reductions in such base salary for board fees) for 12 months following the date of her termination, payable in accordance with RSI’s customary payroll procedures, (ii) an amount equal to 100% of her target annual bonus for the year of termination, payable in 12 equal monthly installments following the date of her termination and (iii) monthly reimbursement of COBRA premiums (less active employee rates) for 12 months following the date of her termination (or, if earlier, until the date Ms. Kumar becomes eligible for coverage under a subsequent employer’s group health insurance plan).
Effective February 20, 2025, Rakhi Kumar ceased serving as the Company’s Chief Accounting Officer and separated from employment on March 16, 2025 in circumstances constituting a termination of employment without cause. In exchange for a release of all claims against the Company, Ms. Kumar received severance payments and benefits in accordance with the existing terms of her employment agreement – i.e., 12 months base salary ($386,250) and target bonus (100% of her base salary, or $386,250) in lump sum, and the unpaid portion of a retention award approved in December 2023 ($632,039), as well as COBRA continuation coverage for 12 months following her termination date. On March 16, 2025, Ms. Kumar entered into a consulting agreement pursuant to which she agreed to provide certain advisory and transition services as may be reasonably requested from time to time for up to 18 months following her termination date (the “Services”). In consideration for the Services, the consulting agreement provides that Ms. Kumar is eligible to continue to vest into her outstanding Company equity incentive awards during the 18-month term of the consulting agreement (the “Term”). At the conclusion of the Term, provided that Ms. Kumar has complied with her obligations under the consulting agreement and the other documentation entered into in connection with her separation from RSI, and that the consulting agreement is not otherwise earlier terminated in accordance with its terms, any Company equity incentive awards held by Ms. Kumar that remain outstanding and unvested at such time shall fully vest as of such date.
Employee Benefits
Benefit Plans
Our NEOs participate in employee benefit programs available to our employees generally, including health, dental and vision insurance and a tax-qualified 401(k) plan maintained by Roivant Sciences, Inc. (“RSI”), a wholly owned subsidiary of Roivant.
401(k) Plan
RSI maintains a 401(k) retirement savings plan for our U.S. employees, including our NEOs, who satisfy certain eligibility requirements. The 401(k) plan is intended to qualify as a tax-qualified plan under the Internal Revenue Code, and our NEOs are eligible to participate in the 401(k) plan on the same basis as our other employees. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.
Under RSI’s 401(k) plan, eligible employees (including the NEOs) are able to defer up to 90% of their eligible compensation subject to applicable annual limits under the Internal Revenue Code. All participants are 100% vested in their deferrals when contributed. Currently, RSI provides matching contributions for employees’ pre-tax and post-tax (ROTH) contributions on a dollar-for-dollar basis up to $10,350 per calendar year per employee. These matching contributions generally become vested after two years of service by an employee.
Perquisites
Neither Roivant nor its subsidiaries maintained any executive-specific benefit or perquisite programs in Fiscal 2024.
Equity Compensation Plans
Amended and Restated 2015 Equity Incentive Plan
We maintain the 2015 EIP, under which eligible participants may be granted equity awards. Following the completion of the Company’s business combination transaction with Montes Archimedes Acquisition Corp. in September 2021, no further awards will be granted under the 2015 EIP. Any awards outstanding under the 2015 EIP will remain subject to the terms of the 2015 EIP and the applicable award agreement.

The 2015 EIP provides that, in the event of a “change in control” (as defined in the 2015 EIP), the Board of Directors may take certain actions with respect to outstanding awards, including the continuation or assumption of awards, substitution or replacement of awards by a successor entity, acceleration of vesting and lapse of restrictions or cancellation of awards in consideration of a payment.
2021 Equity Incentive Plan
The 2021 EIP became effective on September 29, 2021. The 2021 EIP is administered by the Board of Directors, which may delegate its duties and responsibilities to one or more committees of its directors, and provides for the grant of equity-based awards to our employees, consultants and directors (including individuals who have accepted an offer of employment or service from us or our affiliates) in the form of stock options (including incentive stock options and nonqualified stock options), stock appreciation rights, restricted stock, restricted stock units, performance restricted stock units or other stock-based awards. The 2021 EIP will expire on the tenth anniversary of its effective date, unless terminated earlier in accordance with its terms.
As of March 31, 2025, 41,801,628 common shares were available for issuance pursuant to the 2021 EIP. The number of common shares available for issuance under the 2021 EIP is subject to an annual increase on April 1 of each year equal to the lesser of (i) 5% of the common shares outstanding as of the last day of the immediately preceding fiscal year of the Company and (ii) a number of common shares as determined by the Board of Directors (an “Evergreen Increase”). Prior to April 1, 2025, the Board of Directors resolved not to increase the number of common shares reserved for issuance under the 2021 EIP on April 1, 2025, but instead to defer until later in the fiscal year ending March 31, 2026 the decision as to whether to increase the reserve by up to 5% of the common shares outstanding as of March 31, 2025.
In the event of a “change in control,” as defined in the 2021 EIP, the Compensation Committee may take certain actions with respect to outstanding awards, including the continuation or assumption of awards, substitution or replacement of awards by a successor entity, acceleration of vesting and lapse of restrictions, determination of the attainment of performance conditions for performance awards or cancellation of awards in consideration of a payment.
Roivant Sciences Ltd. 2021 Employee Stock Purchase Plan
The Roivant Sciences Ltd. 2021 Employee Stock Purchase Plan (the “ESPP”) became effective on September 29, 2021 (as amended on March 27, 2023). The ESPP is administered by the Compensation Committee and provides our employees and employees of certain participating subsidiaries, including our NEOs, with an opportunity to acquire a proprietary interest in the Company through the purchase of our common shares. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986 (the “Code”). The ESPP will expire on the tenth anniversary of its effective date, unless terminated earlier in accordance with its terms.
All eligible employees, including our NEOs, may purchase our common shares pursuant to our ESPP at a 15% discount to the lesser of the fair market value of our common shares on (i) the first trading day of the applicable offering period or (ii) the last trading day of the offering period, subject to certain specified limits in the ESPP.
As of March 31, 2025, 28,080,809 common shares were available for issuance under the ESPP. The number of common shares available for issuance under the ESPP is subject to an annual increase on April 1 of each year, equal to the least of (i) 13,900,000 common shares, (ii) 1% of the aggregate number of common shares outstanding (on a fully diluted basis) on the last day of the immediately preceding fiscal year of the Company and (iii) a number of common shares as determined by the Board of Directors. The overall maximum number of our common shares that may be issued under the ESPP (including shares added pursuant to the annual increase described above) is 147,447,650 common shares. Prior to April 1, 2025, the Board of Directors resolved not to increase the number of common shares available for issuance under the ESPP on April 1, 2025.
Equity-Related Compensation Policies and Practices
Equity Granting Practices
Although we do not have a formal policy with respect to the timing of grants of our equity incentive awards, the Compensation Committee has historically granted such awards on a predetermined annual schedule during the first quarter of our fiscal year. We also periodically grant off-cycle equity incentive awards in connection with specific circumstances such as new hires, promotions, special incentive or retention efforts or as replacement grants.
The Company has never granted, and has no plans to grant, any equity award to current or new employees in anticipation of the release of material nonpublic information, and we do not accelerate or delay the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. The exercise price of stock options is no less than the closing price of our stock on the effective date of the grant.
Compensation Recoupment Policy
We maintain a Compensation Recoupment Policy that complies with the requirements of the Dodd-Frank Act set out in Section 10D of the Exchange Act and Nasdaq listing rules and which provides for the recoupment of certain incentive compensation received by our executive officers in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws.
Insider Trading Policy; Anti-Hedging and Anti-Pledging Policies
We maintain an insider trading policy that governs the purchase, sale, and/or other dispositions of Roivant securities by directors, officers, and employees, and which is reasonably designed to promote compliance with insider trading laws, rules and regulations. It is also the policy of the Company to comply with all applicable securities laws when transacting in Roivant securities. The insider trading policy applies to agents (such as consultants and independent contractors) at the Company’s discretion.
The insider trading policy prohibits our officers, directors and employees from purchasing financial instruments (including prepaid variable forward contracts, equity swaps and collars), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our stock. It further prohibits pledging our stock as collateral to secure loans, margin purchases of our stock, short sales of our stock, and any transactions in puts, calls or other derivative securities involving our stock. A copy of our insider trading policy can be found as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended March 31, 2025.
Other Compensation Policies and Practices
Tax and Accounting Considerations
Section 162(m). When reviewing compensation matters, our Compensation Committee considers the anticipated tax consequences to us (and, when relevant, to our executive officers) of the various payments under our compensation programs. Section 162(m) of the Code generally disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to certain executive officers. Our Committee, after considering the potential impact of the application of Section 162(m) of the Code, may provide compensation to executive officers that may not be tax deductible if it believes that providing that compensation is in the best interests of us and our shareholders.
Accounting for Stock-Based Compensation. We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”), for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options and both performance-based, time-based RSUs and stock options under our equity incentive award plans are accounted for under ASC Topic 718. Our Board of Directors or our Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, our Compensation Committee may revise certain programs to appropriately align accounting expenses of equity awards with the overall executive compensation philosophy and objectives.
Compensation Risk Assessment
The Compensation Committee believes that the design, implementation and governance of our executive compensation program are consistent with high standards of risk management. Our executive compensation program reflects an appropriate mix of compensation elements, balancing current and long-term performance objectives, cash and equity compensation, and risks and rewards.
•
The compensation framework used for making compensation decisions is multi-faceted as it incorporates multiple metrics over varying time periods and is subject to the application of informed judgment by the Compensation Committee.

•
To further ensure that the interests of our NEOs are aligned with those of our shareholders, a significant portion of executive officer long-term incentive compensation is awarded as equity subject to vesting requirements.

Based on these features we believe our executive compensation program effectively (i) ensures that our compensation opportunities do not encourage excessive risk taking, (ii) keeps our named executive officers focused on the creation of long-term, sustainable value for our shareholders and (iii) provides competitive and appropriate levels of compensation over time.
In consultation with management and Aon, the Compensation Committee has reviewed and assessed our compensation plans, policies and practices for our employees, including our NEOs. Based on that assessment, the Compensation Committee believes that these practices do not encourage excessive or unnecessary risk-taking or create risks that are reasonably likely to have a material adverse effect on our company, concluding that the following factors mitigate any potential risks: balanced pay mix; emphasis on long-term equity incentive compensation tied to service and performance conditions; the overall amount of compensation and internal control and oversight by the Compensation Committee and our Board.
Report of the Compensation Committee of the Board of Directors
The Compensation Committee has reviewed and discussed the section captioned “Compensation Discussion and Analysis” with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that this “Compensation Discussion and Analysis” section be included in this Proxy Statement.
Respectfully submitted by the members of the Compensation Committee of the Board of Directors:
Daniel Gold (Chairperson)
Ilan Oren
Summary Compensation Table
The following table sets forth information regarding the compensation paid to the NEOs for the fiscal years noted.

Name and Principal Position(1)	Fiscal Year	Salary	Bonus(2)	Stock Awards(3)	Option Awards(3)	Non-Equity Incentive Plan Compensation	All Other Compensation(4)	Total
Matthew Gline Chief Executive Officer	2024	$725,000	$4,978,875	$157,577,851	—	—	$12,018	$163,293,744
	2023	$725,000	—	—	—	—	$13,189	$738,189
	2022	$725,000	$1,036,750	—	$47,206,737	—	$10,339	$48,978,825
Richard Pulik Chief Financial Officer	2024	$437,750	$1,113,674	$410,061	$2,163,910	—	$1,755	$4,127,151
	2023	$425,000	$1,846,250	$587,048	$2,273,748	—	$17,388	$5,149,434
Mayukh Sukhatme President and Chief Investment Officer	2024	$550,000	$81,069,750	$170,217,983	—	—	$21,032	$251,858,764
	2023	$550,000	—	—	—	—	$24,560	$574,560
	2022	$450,000	$1,243,500	—	$47,206,737	—	$25,346	$48,925,582
Eric Venker President and Immunovant CEO	2024	$600,208	$6,038,175	$2,203,200	$2,933,103	—	$32,736	$11,807,422
	2023	$570,000	—	—	—	—	$62,420	$632,420
	2022	$569,806	$637,630	—	$47,206,737	—	$73,794	$48,487,966
Jennifer Humes Chief Accounting Officer	2024	$41,897	$281,450	$1,231,437	$826,878	—	$1,293	$2,382,956
Rakhi Kumar Former Chief Accounting Officer	2024	$370,156	$1,650,328	$412,382	$1,862,828	—	$398,244	$4,693,938
	2023	$375,000	$1,657,828	$587,048	$1,698,113	—	$13,170	$4,331,159

Note: Certain amounts may not sum due to rounding.
(1)	For Mr. Pulik and Ms. Kumar, compensation information is presented for Fiscal 2024 and Fiscal 2023 only, as they were not named executive officers in Fiscal 2022. For Ms. Humes, compensation information is presented for Fiscal 2024 only, as she was not a named executive officer in Fiscal 2023 or Fiscal 2022. Ms. Humes became our Chief Accounting Officer on February 20, 2025, at which time Ms. Kumar ceased serving as our Chief Accounting Officer.
(2)
The amounts reported in this column for Mr. Gline, Mr. Pulik, Dr. Sukhatme and Dr. Venker for Fiscal 2024 reflect (i) an annual cash discretionary performance bonus (an “annual bonus”) that was earned and paid based on an assessment by the Compensation Committee of the Board of Directors of overall Company performance in Fiscal 2024, as discussed further above under “—Short-Term Incentives: Annual Cash Bonuses,” and (ii) as previously disclosed, a one-time cash retention award (a “retention award”), as discussed further above under “—Fiscal 2024 Senior Executive Compensation Program—One-Time Cash Retention Awards.”

(a)
For Mr. Gline, the amount reported in this column for Fiscal 2024 reflects (i) an annual bonus of $685,125 and (ii) a retention award of $4,293,750, representing 75% of Mr. Gline’s total retention award approved in July 2024; the remaining 25% of the retention award will vest and become payable on or about September 19, 2025, subject to Mr. Gline’s continued service through that date.

(b)
For Mr. Pulik, the amount reported in this column for Fiscal 2024 reflects (i) an annual bonus of $413,674 and (ii) a retention award of $700,000, representing 25% of Mr. Pulik’s total retention award approved in December 2023; 50% of the retention award vested and was paid in Fiscal 2023; the remaining 25% of the retention award will vest and become payable on or about September 19, 2025, subject to Mr. Pulik’s continued service through that date.

(c)
For Dr. Sukhatme, the amount reported in this column for Fiscal 2024 reflects (i) an annual bonus of $519,750 and (ii) a retention award of $80,550,000 approved in July 2024, which is subject in part to repayment if a Recoupment Event (as defined below) occurs on or prior to September 30, 2025. For more information on the terms of Dr. Sukhatme’s retention award, see “—Fiscal 2024 Senior Executive Compensation Program—One-Time Cash Retention Awards” above.

(d)
For Dr. Venker, the amount reported in this column for Fiscal 2024 reflects (i) an annual bonus of $439,425 and (ii) a retention award of $5,598,750, representing 75% of Dr. Venker’s total retention award approved in July 2024; the remaining 25% of the retention award will vest and become payable on or about September 19, 2025, subject to Dr. Venker’s continued service through that date.

The amount reported in this column for Ms. Humes for Fiscal 2024 reflects (i) an annual bonus of $19,950, representing a prorated portion of the annual bonus for Fiscal 2024 earned by Ms. Humes for her service from February 20, 2025 through March 31, 2025, and (ii) a one-time sign-on bonus of $261,500 in connection with her hire, effective February 20, 2025. For additional details of the terms of Ms. Humes’s sign-on bonus, see “—Agreements with our NEOs—Jennifer Humes” above.
The amount reported in this column for Ms. Kumar for Fiscal 2024 reflects (i) an annual bonus of $386,250, representing Ms. Kumar’s target annual bonus under her employment agreement with RSI, paid in March 2025 in connection with Ms. Kumar’s separation from RSI, and (ii) $1,264,078, representing the remaining 50% of Ms. Kumar’s retention award approved in December 2023, 25% of which was paid in accordance with its terms in September 2024 and 25% of which was also paid in March 2025 in connection with Ms. Kumar’s separation from RSI. For more information, see “—Agreements with our NEOs—Rakhi Kumar” above.
(3)
The amounts reported in these columns represent the aggregate grant date fair value of the awards of RSUs, PSUs and stock options granted to the applicable NEO, if any, during the applicable fiscal year under the Amended and Restated Roivant Sciences Ltd. 2015 Equity Incentive Plan (the “2015 EIP”) or the Roivant Sciences Ltd. 2021 Equity Incentive Plan (the “2021 EIP”). The grant date fair value was calculated in accordance with FASB ASC Topic 718 (“Topic 718”), excluding the effect of estimated forfeitures. For stock options, the grant date fair value was calculated using the Black-Scholes stock option pricing model, in accordance with FASB ASC Subtopic 718-10. The amounts reported for any awards subject to performance conditions were calculated based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating such grant date fair value are set forth in the notes to Roivant’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, previously filed with the SEC. The grant date fair values noted for Ms. Kumar’s awards reflect the modifications made in connection her separation from RSI, as described in more detail above under “—Agreements with our NEOs— Rakhi Kumar.” The amounts reported in this column reflect the aggregate accounting cost for these equity awards, and do not correspond to the actual economic value that may be received by the NEOs upon the exercise of the stock options, the vesting and settlement of the RSUs or PSUs or any sale of the underlying common shares.

(4)	The amounts reported for Fiscal 2024 in this column reflect the following:
(a)	For Mr. Gline (i) matching contributions under RSI’s 401(k) plan ($10,500), (ii) company gifts ($378), (iii) cell phone reimbursement ($600) and (iv) group life insurance coverage ($540).
(b)	For Mr. Pulik (i) company gifts ($345), (ii) group life insurance coverage ($810) and (iii) cell phone reimbursement ($600).
(c)
For Dr. Sukhatme (i) matching contributions under RSI’s 401(k) plan ($10,500), (ii) company gifts ($345), (iii) group life insurance coverage ($918), (iv) cell phone reimbursement ($600) and (v) transportation benefits ($8,668).

(d)
For Dr. Venker (i) matching contributions under RSI’s 401(k) plan ($11,480), (ii) company gifts ($378), (iii) group life insurance coverage ($486), (iv) cell phone reimbursement ($600) and (v) fees received by Dr. Venker in Fiscal 2024 for his service on the boards of directors of certain private company affiliates of Roivant ($19,792).

(e)	For Ms. Humes (i) matching contributions under RSI’s 401(k) plan ($1,175), (ii) group life insurance coverage ($68) and (iii) cell phone reimbursement ($50).
(f)
For Ms. Kumar (i) matching contributions under RSI’s 401(k) plan ($10,500), (ii) company gifts ($345), (iii) group life insurance coverage ($574), (iv) cell phone reimbursement ($575) and (v) severance payments under Ms. Kumar’s employment agreement with RSI ($386,250).

Grants of Plan-Based Awards for Fiscal 2024
The following table sets forth the awards, including stock options, RSUs and PSUs, granted to each of our NEOs during Fiscal 2024. For a description of the types of awards indicated below, please refer to “—Compensation Discussion & Analysis” above.

				Estimated Future Payouts Under Equity Incentive Plan Awards (PSUs) (#)(1)
Name	Grant Date	Approval Date	Award Type	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($)(2)	Grant Date Fair Value of Stock and Option Awards(3)
Matthew Gline	7/26/2024	7/24/2024	PSU	2,125,595	—	14,450,000	—	—	—	$127,825,784
	7/26/2024	7/24/2024	RSU	—	—	—	2,754,821	—	—	$29,752,067
Richard Pulik	4/22/2024	4/8/2024	Stock Option	—	—	—	—	302,594	$10.60	$2,163,910
	4/22/2024	4/8/2024	RSU	—	—	—	38,685	—	—	$410,061
Mayukh Sukhatme	7/26/2024	7/24/2024	PSU	2,500,700	—	17,000,000	—	—	—	$150,383,275
	7/26/2024	7/24/2024	RSU	—	—	—	1,836,547	—	—	$19,834,708
Eric Venker	7/26/2024	7/24/2024	Stock Option	—	—	—	—	409,000	$10.80	$2,933,103
	7/26/2024	7/24/2024	RSU	—	—	—	204,000	—	—	$2,203,200
Jennifer Humes	3/20/2025	2/19/2025	Stock Option	—	—	—	—	115,108	$10.97	$826,878
	3/20/2025	2/19/2025	RSU	—	—	—	112,255	—	—	$1,231,437
Rakhi Kumar	4/22/2024	4/8/2024	Stock Option	—	—	—	—	230,548	$10.60	$1,862,828
	4/22/2024	4/8/2024	RSU	—	—	—	38,685	—	—	$412,382

(1)
The “threshold” value shown above represents the number of PSUs that would be issued upon achievement of the share price hurdle for the first tranche of the PSUs ($15.00). The PSUs do not include a “target” achievement threshold. Accordingly, for this column we have used the Company’s trailing 30-day volume weighted average trading price per common share at March 31, 2025 in order to calculate a theoretical “target” value, in accordance with Regulation S-K Item 402(f)(2). As the Company’s trailing 30-day volume weighted average trading price per common share at March 31, 2025 was below the share price hurdle for the first tranche of the PSUs ($15.00), resulting in no performance vesting of the PSUs as of that date, we have included zero as the “target” achievement in the table above. The “maximum” value shown above represents the number of PSUs that would be issued upon achievement of all of the share price hurdles for the PSUs. For information on the vesting and other conditions of the PSU, RSU and stock option awards, please refer to “—Outstanding Equity Awards at 2024 Fiscal Year End.”

(2)	Based on the closing price of our common shares as reported on The Nasdaq Global Select Market on the date of grant.
(3)
The amounts reported in this column represent the aggregate grant date fair value of the awards of RSUs, PSUs and stock options granted to the applicable NEO, if any, during Fiscal 2024 under the 2021 EIP. The grant date fair value was calculated in accordance with Topic 718, excluding the effect of estimated forfeitures. For stock options, the grant date fair value was calculated using the Black-Scholes stock option pricing model, in accordance with FASB ASC Subtopic 718-10. The amounts reported for any awards subject to performance conditions were calculated based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating such grant date fair value are set forth in the notes to Roivant’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, previously filed with the SEC. The grant date fair values noted for Ms. Kumar’s awards reflect the modifications made in connection with her separation from RSI. The amounts reported in this column reflect the aggregate accounting cost for these equity awards, and do not correspond to the actual economic value that may be received by the NEOs upon the exercise of the stock options, the vesting and settlement of the RSUs or PSUs or any sale of the underlying common shares.

Outstanding Equity Awards at 2024 Fiscal Year End
The following table sets forth information regarding outstanding equity awards held by our NEOs as of the end of Fiscal 2024.

		Option Awards				Stock Awards
Name	Grant Date	Numbers of Securities Underlying Unexercised Options (#) Exercisable	Numbers of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)*	Equity Incentive Plan Awards: Number of Unearned Share, Units or Other Rights that Have Not Vested (#)	Equity Inventive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)*
Matthew Gline	4/20/2016	234,096	—	$4.06	4/19/2026	—	—	—	—
	5/21/2018	231,193	—	$7.99	5/20/2028	—	—	—	—
	3/26/2020	1,363,711	—	$12.68	3/31/2026	—	—	—	—
	3/26/2020	2,272,852	—	$12.68	3/31/2026	—	—	—	—
	3/26/2020	2,178,150	—	$11.50(1)	3/31/2026	—	—	—	—
	5/20/2020	877,860	—	$13.07	5/19/2030	—	—	—	—
	5/2/2021	1,078,566	46,894(2)	$10.00	5/1/2031	—	—	—	—
	5/2/2021	1,348,210	58,616(2)	$10.00	5/1/2031	—	—	—	—
	5/20/2021	—	—	—	—	39,584(3)	$399,403(3)	—	—
	4/20/2022	10,498,155	4,475,029(2)	$3.85	4/19/2032	—	—	—	—
	7/26/2024	—	—	—	—	2,754,821(4)	$27,796,144(4)	—	—
	7/26/2024	—	—	—	—	—	—	2,125,595(5)	$21,447,254
Richard Pulik	9/28/2021	—	—	—	—	27,502(3)	$277,495(3)	—	—
	10/20/2021	274,242	39,177(2)	$6.00	10/19/2031	—	—	—	—
	4/20/2022	729,167	270,833(2)	$3.85	4/19/2032	—	—	—	—
	4/20/2023	—	—	—	—	33,352(6)	$336,522(6)	—	—
	4/20/2023	183,759	199,737(2)	$8.80	4/19/2033	—	—	—	—
	4/22/2024	—	—	—	—	38,685(7)	$390,332(7)	—	—
	4/22/2024	—	302,594(2)	$10.60	4/21/2034	—	—	—	—
Mayukh Sukhatme	5/20/2019	2,560,425	1,097,325(8)	$10.96	5/19/2029	—	—	—	—
	3/26/2020	2,545,595	—	$12.68	3/31/2026	—	—	—	—
	3/26/2020	1,363,711	—	$12.68	3/31/2026	—	—	—	—
	3/26/2020	1,306,889	—	$11.50(1)	3/31/2026	—	—	—	—
	5/2/2021	1,887,489	82,065(2)	$10.00	5/1/2031	—	—	—	—
	4/20/2022	10,749,334	4,475,029(2)	$3.85	4/19/2032	—	—	—	—
	7/26/2024	—	—	—	—	1,836,547(4)	$18,530,759(4)	—	—
	7/26/2024	—	—	—	—	—	—	2,500,700(5)	$25,232,063
Eric Venker	11/20/2017	260,326	—	$7.45	11/19/2027	—	—	—	—
	5/21/2018	70,702	—	$7.99	5/20/2028	—	—	—	—
	5/20/2019	292,620	—	$10.96	5/19/2029	—	—	—	—
	3/26/2020	1,181,883	—	$15.85	3/31/2026	—	—	—	—
	5/20/2020	438,930	—	$13.07	5/19/2030	—	—	—	—
	5/2/2021	539,284	23,447(2)	$10.00	5/1/2031	—	—	—	—
	5/2/2021	1,348,210	58,616(2)	$10.00	5/1/2031	—	—	—	—
	5/20/2021	—	—	—	—	39,584(3)	$399,403(3)	—	—
	4/20/2022	5,448,894	4,475,029(2)	$3.85	4/19/2032	—	—	—	—
	7/26/2024	—	—	—	—	204,000(7)	$2,058,360(7)	—	—
	7/26/2024	—	409,000(9)	$10.80	7/25/2034	—	—	—	—
Jennifer Humes	3/20/2025	—	—	—	—	112,255(10)	$1,132,653(10)	—	—
	3/20/2025	—	115,108(2)	$10.97	3/19/2035	—	—	—	—

		Option Awards				Stock Awards
Name	Grant Date	Numbers of Securities Underlying Unexercised Options (#) Exercisable	Numbers of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)*	Equity Incentive Plan Awards: Number of Unearned Share, Units or Other Rights that Have Not Vested (#)	Equity Inventive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)*
Rakhi Kumar	3/26/2020	90,914	—	$12.68	3/31/2026	—	—	—	—
	3/26/2020	272,742	—	$15.85	3/31/2026	—	—	—	—
	3/26/2020	87,126	—	$11.50(1)	3/31/2026	—	—	—	—
	5/20/2020	58,550	—	$13.07	5/19/2030	—	—	—	—
	5/2/2021	82,037	3,566(2)	$10.00	5/1/2031	—	—	—	—
	5/20/2021	—	—	—	—	3,750(3)	$37,838(3)	—	—
	4/20/2022	41,667	270,833(2)	$3.85	4/19/2032	—	—	—	—
	4/20/2023	—	—	—	—	33,352(6)	$336,522(6)	—	—
	4/20/2023	137,237	149,171(2)	$8.80	4/19/2033	—	—	—	—
	4/22/2024	—	—	—	—	38,685(7)	$390,332(7)	—	—
	4/22/2024	—	230,548(2)	$10.60	4/21/2034	—	—	—	—

*
The market value of the RSUs and PSUs reflected in this column is based on a share price of $10.09 per share, the closing price of our common shares as reported on The Nasdaq Global Select Market on March 31, 2025.

(1)
Reflects a grant of CVARs that are fully service-vested. The CVARs entitle the holder to a payment equal to the product of (i) the number of vested CVARs multiplied by (ii) the excess (if any) of (A) the fair market value of a common share as of the relevant date of determination (capped at $12.68 per share) over (B) the $11.50 hurdle price (the “Hurdle Price”) (such amount, the “CVAR Amount”). Once payable, the CVARs will be settled in a number of common shares determined by dividing (i) the applicable CVAR Amount by (ii) the fair market value of a common share as of the applicable payment date. The Hurdle Price will be tested on March 30, 2026 (the “Testing Date”). If the closing price per common share exceeds the Hurdle Price on the Testing Date, then the applicable “CVAR Amount” in respect of such CVARs (which will be calculated based on the excess of the closing price per common share on the Testing Date (up to the existing “cap” price per common share) over the Hurdle Price) will be paid to the CVAR holder in common shares, with the number of common shares to be delivered to the holder in respect of the applicable earned CVAR Amount based on the closing price per common share on the Testing Date. If the closing price per common share is equal to or less than the Hurdle Price on the Testing Date, then the CVARs will be forfeited in their entirety on the expiration date of the CVARs.

(2)
Reflects a grant of non-qualified stock options to purchase common shares outstanding under the 2015 EIP or the 2021 EIP, as applicable, that vest and become exercisable as follows: (i) 25% vest and become exercisable on the first anniversary of the vesting commencement date; and (ii) the remaining 75% vest and become exercisable in a series of 36 successive equal monthly installments thereafter, in each case subject to the holder’s continuous service through the applicable vesting date.

(3)
Reflects a grant of RSUs outstanding under the 2015 EIP that service-vest as follows: (i) 25% service-vest on the first anniversary of the vesting commencement date; and (ii) the remaining 75% service-vest in a series of 36 successive equal monthly installments thereafter, in each case, subject to the holder’s continuous service through the applicable vesting date. The terms of the RSUs provide that in the event a recipient’s employment or service is involuntarily terminated for any reason other than for “cause” (other than due to death or disability) within 12 months following the consummation of a “change in control,” the RSUs will become fully vested.

(4)
Reflects a grant of RSUs outstanding under the 2021 EIP that service-vest as follows: (i) 20% service-vest on March 31, 2026; and (ii) the remaining 80% service-vest in a series of 16 successive equal quarterly installments thereafter, subject to the holder’s continuous service through the applicable vesting date. In the event employment is involuntarily terminated for any reason other than for “cause” (other than due to death or disability) within 12 months following the consummation of a “change in control,” the RSUs will become fully vested.

(5)
Reflects a grant of PSUs outstanding under the 2021 EIP. The number of PSUs reported in this column is based on a potential achievement of the threshold level of performance under the PSUs, which would be the satisfaction of the first share price hurdle for the PSUs ($15.00). For more information on the PSUs, please see above under “—Fiscal 2024 Senior Executive Compensation Program.”

(6)
Reflects a grant of RSUs outstanding under the 2021 EIP that service-vest as follows: (i) 25% service-vest on the first anniversary of the vesting commencement date; (ii) 1/16 service-vest 14 months after the vesting commencement date; and (iii) the balance of the RSUs service-vest in a series of 11 successive equal quarterly installments thereafter measured from the date fourteen months after the vesting commencement date, subject to the holder’s continuous service through the applicable vesting date. In the event the holder’s employment or service is involuntarily terminated for any reason other than for “cause” (other than due to death or disability) within 12 months following the consummation of a “change in control,” the RSUs will become fully vested. For Ms. Kumar, provided that she has complied with her obligations under the consulting agreement and the other documentation entered into in connection with her separation from RSI, and that her consulting agreement is not otherwise earlier terminated in accordance with its terms, the RSUs will become fully vested as of the end of the 18-month term under her consulting agreement.

(7)
Reflects a grant of RSUs outstanding under the 2021 EIP that service-vest as follows: (i) 25% service-vest on the date 13 months from the vesting commencement date; and (ii) the remaining 75% service-vest in a series of 12 successive equal quarterly installments thereafter measured from the date 13 months from the vesting commencement date, subject to the holder’s continuous service through the applicable vesting date. For Ms. Kumar, provided that she has complied with her obligations under the consulting agreement and the other documentation entered into in connection with her separation from RSI, and that her consulting agreement is not otherwise earlier terminated in accordance with its terms, the RSUs will become fully vested as of the end of the 18-month term under her consulting agreement.
(8)
Reflects a grant of non-qualified stock options to purchase common shares outstanding under the 2015 EIP that vest and become exercisable as follows: (i) 6% vest on the first anniversary of the grant date; (ii) 10% vest on the second anniversary of the grant date; (iii) 14% vest on the third anniversary of the grant date; (iv) 18% vest on the fourth anniversary of the grant date; (v) 22% vest on the fifth anniversary of the grant date; and (vi) 30% vest on the sixth anniversary of the grant date, in each case, subject to the holder’s continuous service through the applicable vesting date.

(9)
Reflects a grant of non-qualified stock options to purchase common shares outstanding under the 2021 EIP that vest as follows: (i) 25% vest on the date 13 months from the vesting commencement date; and (ii) the remaining 75% vest in a series of 36 successive equal monthly installments thereafter, subject to the holder’s continuous service through the applicable vesting date.

(10)
Reflects a grant of RSUs outstanding under the 2021 EIP that service-vest as follows: (i) 25% service-vest on the first anniversary of the vesting commencement date; and (ii) the remaining 75% service-vest in 12 successive equal quarterly installments thereafter, in each case, subject to the holder’s continuous service through the applicable vesting date.

Option Exercises and Stock Vested in Fiscal 2024
The following table sets forth the number of common shares acquired and the value realized upon exercises of stock options and vesting of RSUs during the fiscal year ended March 31, 2025 by each of our NEOs.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Matthew Gline	1,550,000	$12,396,983.66	237,507	$2,669,975.24
Richard Pulik	—	—	88,361	$983,600.36
Mayukh Sukhatme	1,298,821	$10,607,826.32	—	—
Eric Venker	2,602,311	$18,664,350.31	255,796	$2,869,600.13
Jennifer Humes	—	—	—	—
Rakhi Kumar	437,500	$3,243,726.21	57,444	$633,637.36

(1)
The value realized on exercise of option awards reflected in this column is calculated by multiplying the number of common shares received upon the exercise of the option awards by the difference between (i) the market value of a common share, calculated by taking the average of the high and low sales price per common share on The Nasdaq Global Select Market on the exercise date(s), and (ii) the exercise price of the options. The amounts reflected in this column do not reflect applicable taxes payable in connection with the exercise of the option awards and sale of the underlying common shares.

(2)
The value realized on vesting of stock awards reflected in this column is calculated by multiplying the number of common shares received upon the vesting of stock awards, multiplied by the market value of the underlying common shares on the vesting date calculated by taking the average of the high and low sales price per common share on The Nasdaq Global Select Market on the vesting date(s). The amounts reflected in this column do not reflect applicable taxes payable in connection with the settlement of stock awards.

Potential Payments Upon Termination or Change in Control
The following table and accompanying narrative describe the potential payments and benefits our NEOs would be entitled to under the Company’s compensation and benefit plans and arrangements in the particular types of covered termination of employment scenarios described below.
In accordance with SEC rules, we have used certain assumptions in determining the amounts shown below. We have assumed that the termination of employment or change in control occurred on March 31, 2025, the last day of Fiscal 2024. On that date, the closing price on The Nasdaq Global Select Market of our common shares was $10.09. Since many factors (e.g., the time of year when the event occurs, our share price and the executive’s age) could affect the nature and amount of benefits an NEO could potentially receive under these scenarios, any amounts received by an NEO upon a future termination event may be different from those shown in the table below. Under SEC rules, the potential payments upon termination or change in control shown below do not include certain payments or other benefits the NEOs may be entitled to, including the value of equity awards that have already vested.

The following table details the estimated value of the payments and benefits that our continuing NEOs would have been provided under their respective employment agreements based on the assumptions outlined above:

Name	Compensation Component	Termination Without Cause or for Good Reason Not in Connection with a Change in Control ($)	Termination Without Cause or for Good Reason in Connection with a Change in Control ($)	Disability / Death ($)
Matthew Gline	Cash Severance	1,450,000	1,450,000	—
	Cash Retention Award	1,431,250	1,431,250	1,431,250
	Equity Award Vesting	—	56,129,223(1)	—
	COBRA Premium Reimbursement	36,556	36,556	—
	Total	2,917,806	59,047,029	1,431,250
Richard Pulik	Cash Severance	437,750	437,750	—
	Cash Retention Award	700,000	700,000	700,000
	Equity Award Vesting	3,112,241(1)	—
	COBRA Premium Reimbursement	6,769	6,769	—
	Total	1,144,519	4,256,760	700,000
Mayukh Sukhatme	Cash Severance	1,100,000	1,100,000	—
	Equity Award Vesting	46,462,326(1)	23,231,163
	COBRA Premium Reimbursement	37,469	37,469	—
	Total	1,137,469	47,599,795	23,231,163
Eric Venker	Cash Severance	1,085,000	1,085,000	—
	Cash Retention Award	1,866,250	1,866,250	1,866,250
	Equity Award Vesting	30,389,329(1)	—
	COBRA Premium Reimbursement	24,033	24,033	—
	Total	2,975,283	33,364,612	1,866,250
Jennifer Humes	Cash Severance	—	—	—
	Equity Award Vesting	—	1,132,653(1)	—
	COBRA Premium Reimbursement	—	—	—
	Total	—	1,132,653	—

(1)
The amount shown represents the value of unvested incentive equity awards that the applicable NEO may receive for a termination without “cause” or in connection with a “change in control” (each as defined in the applicable equity plan), assuming a price per share equal to the closing price of our common shares on March 31, 2025 of $10.09. This amount does not include any value from the PSU awards previously granted to Mr. Gline and Dr. Sukhatme as the Company’s trailing 30-day volume weighted average trading price per common share at March 31, 2025 was below the share price hurdle for the first tranche of the PSUs ($15.00), resulting in no performance vesting of the PSUs as of that date.

Accrued Pay and Regular Retirement Benefits: The amounts shown in the table above do not include certain payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. For more information on these potential payments, see “—Other Employee Benefits—401(k) Plan” above. These include:
•	accrued salary and vacation pay;
•	benefits under the 401(k) plan; and
•	welfare benefits.
Termination for Cause: NEOs terminated for cause receive no severance or enhanced benefits and forfeit any unvested equity grants.

Termination Without Cause or for Good Reason Not in Connection with a Change in Control:
Employment Agreements: Under the employment agreements in place between RSI and certain of the NEOs, if the NEO’s employment is terminated by RSI without “cause” (other than due to death or “disability”) or if the NEO resigns for “good reason” (each as defined in each NEO’s respective employment agreement), then, subject to the NEO’s timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, the NEO will be entitled to receive the following:
•
Cash Severance. The cash severance payment is equal to 12 months (in the case of Mr. Gline, Dr. Sukhatme and Dr. Venker) and 6 months (in the case of Mr. Pulik) of base salary plus 100% (in the case of Mr. Gline, Dr. Sukhatme and Dr. Venker) and 50% (in the case of Mr. Pulik) of the target annual bonus for the year of termination.

•
Continuation of Medical Benefits. Certain of the NEOs will also be eligible for reimbursement of COBRA premiums (less active employee rates) if not otherwise eligible for coverage under a subsequent employer’s group health insurance plan for 12 months (in the case of Mr. Gline, Dr. Sukhatme and Dr. Venker) and 6 months (in the case of Mr. Pulik).

Termination Without Cause or for Good Reason In Connection with a Change in Control:
•	Cash Severance. The NEOs will receive the cash severance for a termination without “cause” or for “good reason” as described above.
•
Equity Award Agreements. Under each NEO’s equity award agreements, if the NEO is involuntarily terminated without “cause” within twelve (12) months (or in the case of stock options granted in 2022, at any time) following the date of the consummation of a “change in control” (each as defined in the applicable equity plan), any vesting that is based on continued employment shall be deemed satisfied. (Any other vesting condition applicable to an equity award which is satisfied based on any conditions other than continued employment, such as performance conditions, shall remain in effect.)

•
Excise Taxes. Upon a change in control, the NEOs might be subject to certain excise taxes under Section 280G of the Internal Revenue Code. The Company does not reimburse the affected NEOs for those excise taxes or any income taxes payable by the NEOs. To reduce the NEO’s exposure to potential excise taxes, the NEO’s change in control benefit would be decreased to maximize the after-tax benefit to the individual.

•
No Payments upon Change in Control Alone. The employment agreement provisions regarding a change in control are “double trigger,” meaning payments are made only if the NEO incurs a covered termination of employment within 12 months following the change in control.

Cash Retention Awards: With respect to any unvested amounts remaining under Mr. Gline’s, Mr. Pulik’s and Dr. Venker’s cash retention award agreements, in the event employment is terminated by RSI without cause or due to death or Disability then, other than in the case of death, subject to the NEO’s execution and non-revocation of a general waiver and release of claims that becomes irrevocable within 60 days of the NEO’s termination date, any remaining unpaid portion of the cash retention ward will become fully vested and paid.
Death and Disability: A termination of employment due to death or disability does not entitle NEOs to any payments or benefits that are not available to U.S. employees generally, except that, under Dr. Sukhatme’s employment agreement, in the event of death or disability, any vesting of outstanding equity awards that is based on continued employment shall be deemed satisfied for 50% of each of Dr. Sukhatme’s equity awards which are then unvested. (Any other vesting condition applicable to an equity award which is satisfied based on performance, the occurrence of a liquidity event, or any conditions other than continued employment shall remain in effect.)
Ms. Kumar’s Separation Agreement: In connection with her separation from RSI, Ms. Kumar entered into a Separation Agreement and General Release, pursuant to which she was entitled to receive the following:
•	An amount equal to twelve (12) months of her base salary plus an amount equal to 100% of her target annual bonus for RSI’s fiscal year ended March 31, 2025 ($772,500); and
•	Payment of the unpaid portion of her cash retention award ($632,039).

In conjunction with her separation, Ms. Kumar also entered into a Consulting Agreement with RSI, pursuant to which Ms. Kumar will provide certain advisory and transition services as may be reasonably requested by RSI from time to time. In consideration for these services, the consulting agreement provides that Ms. Kumar will be eligible to continue to vest in her outstanding Company equity incentive awards during the 18-month term of the consulting agreement. At the conclusion of that term, provided that Ms. Kumar has complied with her obligations under the consulting agreement and the other documentation entered into in connection with her separation from RSI, and that the consulting agreement is not otherwise earlier terminated in accordance with its terms, any Roivant equity incentive awards held by Ms. Kumar that remain outstanding and unvested at such time shall fully vest as of such date. Using the closing price of RSI stock on the date of her separation ($10.66), the value of the unvested equity awards vesting during the consulting agreement is $2,756,183 and the additional amount that would vest upon the completion of the consulting agreement is $408,285.
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of March 31, 2025:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)(1)	Weighted average exercise price of outstanding options, warrants, and rights (b)($)(2)	Number of securities to be issued upon settlement of outstanding RSUs, PSUs, CVARs and Other Stock Awards (c)(#)(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in columns (a) and (c)) (d)(#)
Equity compensation plans approved by shareholders
2021 Equity Incentive Plan	64,907,632(4)	$4.75	45,645,987	41,801,628(5)
2021 Employee Stock Purchase Plan	—	—	—	28,080,809(6)
Amended and Restated 2015 Equity Incentive Plan	77,885,214	$11.66	24,008,543	—
Amended and Restated 2015 Restricted Stock Unit Plan	—	—	585,229	—
Equity compensation plans not approved by shareholders	—	—	—	—
Total	142,792,846(4)	$8.52	70,239,759	69,882,437

(1)
Excludes outstanding RSUs, PSUs, CVARs and other stock awards that are not exercisable and do not have an exercise price. Information on RSUs, PSUs, CVARs and other stock awards is included in column (c).

(2)	The weighted-average exercise price set forth in this column is calculated excluding outstanding RSUs, PSUs, CVARs and other stock awards that do not have an exercise price.
(3)
This column reflects the maximum number of securities to be issued upon settlement of outstanding RSUs, PSUs, CVARs and other stock awards. For information on the vesting, settlement and other conditions of the CVARs and PSUs, please refer to “—Outstanding Equity Awards at 2024 Fiscal Year End.”

(4)	Excludes 12,000 stock options that were exercised but not settled as of March 31, 2025.
(5)
As noted above, the number of common shares available for issuance under the 2021 EIP is subject to an Evergreen Increase on April 1 of each year equal to the lesser of (i) 5% of the common shares outstanding as of the last day of the immediately preceding fiscal year of the Company and (ii) a number of common shares as determined by the Board of Directors. On March 31, 2025, the Board of Directors deferred the Evergreen Increase to one or more later dates prior to March 31, 2026.

(6)
As noted above, the number of common shares available for issuance under the ESPP is subject to an annual increase on April 1 of each year, equal to the least of (i) 13,900,000 common shares, (ii) 1% of the aggregate number of common shares outstanding (on a fully diluted basis) on the last day of the immediately preceding fiscal year of the Company and (iii) a number of common shares as determined by the Board of Directors. The overall maximum number of common shares that may be issued under the ESPP (including shares added pursuant to the annual increase described above) is 147,447,650 common shares. Prior to April 1, 2025, the Board of Directors resolved not to increase the number of common shares available for issuance under the ESPP on April 1, 2025.

CEO Pay Ratio
We present below the ratio of annual total compensation of our median compensated employee to the annual total compensation of Mr. Gline, calculated in accordance with Item 402(u) of Regulation S-K. We identified the median employee using our employee population on March 31, 2025 (including all employees of the Company and its consolidated subsidiaries, except those excluded as described below, whether employed on a full-time, part-time, seasonal or temporary basis, and the CEO). For Fiscal 2024, we employed a total of 760 employees (excluding the CEO), of which 692 were employed in the U.S. and 68 were employed outside of the U.S. In calculating the CEO pay ratio, we applied the de minimis exception to exclude 4 employees from the calculation. These employees are located in Australia (2 employees), France (1 employee) and Brazil (1 employee), representing 0.5% of our total workforce.
Our consistently applied compensation measure consists of, as of March 31, 2025, the annual base pay and annual target cash incentive opportunity for Fiscal 2024. In identifying the median employee, we annualized the compensation values of individuals that joined our Company (inclusive of our consolidated subsidiaries) during Fiscal 2024. All amounts paid in currencies other than U.S. Dollars were converted to U.S. Dollars based on the applicable average annual exchange rates. Once the median employee was identified, we calculated the median employee’s annual total compensation in accordance with the requirements of the Summary Compensation Table.
The Fiscal 2024, annual total compensation of our median compensated employee was $315,444. Mr. Gline’s Fiscal 2024 annual total compensation as reported in the Summary Compensation Table was $163,293,744, resulting in a ratio of 518:1.
If the five-year RSU and PSU awards granted to Mr. Gline in Fiscal 2024, in lieu of five years of annual equity awards, were annualized over a five-year period, this ratio would have been approximately 118:1. For more information on the equity awards granted to Mr. Gline in Fiscal 2024, refer to “—Compensation Discussion and Analysis” above.
For Fiscal 2023, assuming the same annual total compensation of our median compensated employee as Fiscal 2024 ($315,444) and using Mr. Gline’s Fiscal 2023 annual total compensation as reported in the Summary Compensation Table ($738,189), the resulting ratio would have been 2.3:1.

Pay Versus Performance
We are required by SEC rules to disclose the following information regarding compensation paid to our Principal Executive Officer (the “PEO”) and our other NEOs (collectively, the “Non-PEO NEOs”). The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner prescribed by the SEC rules and do not necessarily align with how we or the Compensation Committee view the link between our performance and the pay of our NEOs.

					Value of Initial Fixed $100 Investment Based On:
Year(1) (a)	Summary Compensation Table Total for PEO(2) (b)	Compensation Actually Paid to PEO(3) (c)	Average Summary Compensation Table Total for Non-PEO NEOs(2) (d)	Average Compensation Actually Paid to Non-PEO NEOs(3) (e)	Roivant TSR(4) (f)	Peer Group TSR(5) (g)	Net Income (Loss) ($ Millions)(6) (h)	Share Price ($)(7) (i)
Fiscal 2024	$163,293,744	$120,292,276	$54,974,046	$43,159,484	$204	$104	$(356.7)	$10.09
Fiscal 2023	$738,189	$45,536,504	$4,740,297	$8,126,392	$213	$108	$4,231.2	$10.54
Fiscal 2022	$48,978,825	$97,617,266	$48,706,774	$97,819,396	$149	$100	$(1,115.5)	$7.38

(1)	Matthew Gline, our Chief Executive Officer, was our PEO for each of the fiscal years presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

Fiscal 2024	Fiscal 2023	Fiscal 2022
Richard Pulik	Richard Pulik	Mayukh Sukhatme
Mayukh Sukhatme	Rakhi Kumar	Eric Venker
Eric Venker
Jennifer Humes
Rakhi Kumar

(2)
The dollar amounts reported in these columns represent the amount of total compensation reported for our PEO and on average for our Non-PEO NEOs for each covered fiscal year in the “Total” column of the Summary Compensation Table.

(3)
The applicable Summary Compensation Table totals reported for the PEO and the average of the Non-PEO NEOs for each year were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate “Compensation Actually Paid”:

	Fiscal 2024
	PEO	Average for Non- PEO NEOs
Summary Compensation Table Total	$163,293,744	$54,974,046
Adjustments
- Grant date fair value of awards granted during the covered fiscal year	$157,577,851	$36,452,356
+ Fair value as of the end of the covered fiscal year of all awards granted during the covered fiscal year that are outstanding and unvested at the end of the covered year	$121,690,235	$27,878,123
+/- Change in fair value as of the end of the covered fiscal year (from the end of the prior fiscal year) of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	$(6,888,326)	$(3,215,961)
+/- Change in fair value as of the vesting date (from the end of the prior fiscal year) of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year	$(225,526)	$(24,369)
Compensation Actually Paid	$120,292,276	$43,159,484

The fair values set forth in the table above are computed in accordance with Topic 718 as of the end of Fiscal 2024, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date. As of March 31, 2025, the Company began using a blend of its historical and implied volatility, rather than exclusively relying on historical volatility, to estimate the expected volatility assumption of various equity instruments issued by the Company. Due to changes in the Company’s capital position, the Company believes this methodology better reflects its expected future volatility.
(4)
Roivant TSR assumes $100 was invested at market close on March 31, 2022 and is calculated by dividing (i) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at market close at the end of the measurement period (March 31, 2025 for Fiscal 2024; March 28, 2024 for Fiscal 2023; and March 31, 2023 for Fiscal 2022) and our share price at market close at the beginning of the measurement period (March 31, 2022) by (ii) our share price at market close at the beginning of the measurement period (March 31, 2022). On March 31, 2025, March 28, 2024 and March 31, 2023 and 2022, the per share closing prices for our common shares were $10.09, $10.54, $7.38 and $4.94, respectively. No dividends were paid for any periods presented.

(5)
The Peer Group TSR set forth in this table utilizes the NASDAQ Biotechnology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025. The comparison assumes $100 was invested for the period from March 31, 2022 to March 31, 2025.

(6)	Reflects “Net income (loss)” in the Company’s Consolidated Statements of Operations included in the Company’s Annual Reports on Form 10-K for each of Fiscal 2024, Fiscal 2023 and Fiscal 2022.
(7)	Reflects the per share closing price for our common shares on each of March 31, 2025, March 28, 2024 and March 31, 2023.
For Fiscal 2024, we did not use any financial performance measure to link “Compensation Actually Paid to PEO” or “Average Compensation Actually Paid to Non-PEO NEOs” to the Company’s performance, other than the Company’s share price, which was used as a performance vesting condition for the PSU awards granted to certain of our NEOs during Fiscal 2024, as described in more detail on page 0 above. Specifically, certain share price hurdles are used as performance vesting conditions for these PSU awards. The Compensation Committee believes this metric is the most reflective of our value. For further information regarding our performance-based approach to executive compensation and how the Compensation Committee aligns executive compensation with the Company’s performance, see “—Compensation Discussion and Analysis” above.

Performance Measure
Share price

Other than our share price, the Company does not use any other financial performance measures to link executive compensation actually paid to Company performance and, as permitted by the SEC rules, is not required to disclose any other measure as its most important financial performance measures. We utilize operational goals and objectives in our annual cash bonus program to link pay-with-performance. For details on such goals, see page 29 above.
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, Roivant TSR over the three most recently completed fiscal years and the NASDAQ Biotechnology Index TSR (our Peer Group TSR) over the same period.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income (Loss)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs and our Net Income (Loss) during the three most recently completed fiscal years.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Share Price
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs and the closing price of our common shares are reported by Nasdaq as of the last business day of each of Fiscal 2024, Fiscal 2023 and Fiscal 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common shares as of July 1, 2025 by:
•	each person known by the Company to be the beneficial owner of more than 5% of outstanding common shares;
•	the Company’s NEOs for Fiscal 2024;
•	the Company’s directors; and
•	all executive officers and directors of the Company as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including stock options that are currently exercisable or exercisable within 60 days and restricted stock units (“RSUs”) that vest within 60 days. The ownership percentages set forth in the table below are based on 682,229,832 common shares issued and outstanding as of July 1, 2025 and unless otherwise noted below, do not take into account the issuance of any common shares underlying vested incentive equity awards, where the number of common shares underlying such awards is not determinable until the actual payment date of such awards. For information on the ownership of incentive equity awards by our NEOs, please refer to “Executive Compensation—Outstanding Equity Awards at Fiscal Year End” in this Proxy Statement. However, shares that a person has the right to acquire within 60 days of July 1, 2025 are deemed issued and outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed issued and outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, we believe the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common shares.
Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by such person. Except as otherwise noted below, the address for persons or entities listed in the table is c/o Roivant Sciences Ltd., 7th Floor, 50 Broadway, London SW1H 0DB, United Kingdom.

Name of Beneficial Owner	Number of Common Shares	Ownership
5% Shareholders:
Dexxon Holdings(1)	102,849,443	15.1%
Vivek Ramaswamy(2)	80,222,851	11.3%
SVF Investments(3)	62,057,537	9.1%
FMR LLC(4)	49,145,056	7.2%
Viking Global Entities(5)	46,013,752	6.7%
BlackRock, Inc.(6)	41,962,059	6.2%
The Vanguard Group(7)	41,683,055	6.1%

Directors and Named Executive Officers:
Matthew Gline(8) Chief Executive Officer and Director	19,810,263	2.8%
Richard Pulik(9) Chief Financial Officer	1,662,439	*
Mayukh Sukhatme(10) President and Chief Investment Officer and Director	22,007,109	3.1%
Eric Venker(11) President and Immunovant CEO	11,148,837	1.6%
Jennifer Humes Chief Accounting Officer	—	—

Name of Beneficial Owner	Number of Common Shares	Ownership
Rakhi Kumar(12) Former Chief Accounting Officer	992,022	*
Ilan Oren(13) Director and Chair	184,539	*
Daniel Gold(14) Director	9,038,679	1.3%
Keith Manchester(15) Director	2,015,918	*
James C. Momtazee(16) Director	174,796	*
Melissa Epperly(17) Director	238,481	*
Meghan FitzGerald(18) Director	121,710	*
All directors and executive officers as a group (13 persons)	74,912,568	10.8%

*	Less than 1%
(1)
Consists of common shares held by Dexxon Holdings Ltd. (“Dexxon Holdings”) and Dexcel Pharma Technologies Ltd. (“Dexcel Pharma”). Dan Oren is the controlling shareholder and a director of Dexxon Holdings and the ultimate (indirect) controlling shareholder and the Executive Chairman of Dexcel Pharma. As such, each of Dexxon Holdings, Dexcel Pharma and Dan Oren may be deemed to share beneficial ownership of the common shares. The principal business address of Dexxon Holdings and Dan Oren is 1 Dexcel Street, Or Akiva, 3060000, Israel. The registered address of Dexcel Pharma is 10 Hakidma St., Yokneam Illit 2069200, Israel.

(2)
Consists of (i) 37,339,899 common shares held directly by Mr. Ramaswamy, (ii) 13,357,857 shares held directly by Mr. Ramaswamy’s spouse and (iii) 29,525,095 common shares underlying stock options to purchase common shares that are fully vested. Excludes CVARs that were service-vested as of July 1, 2025 but had not satisfied the applicable hurdle price on an applicable measurement date.

(3)
Based on a Schedule 13G/A filed with the SEC on February 14, 2025 by SB Investment Advisers (UK) Limited (“SBIA UK”). Consists of common shares held by SBIA UK, SoftBank Vision Fund L.P., SVF Holdings (UK) LLP and SVF Investments (UK) Limited (together with SBIA UK, SoftBank Vision Fund L.P. and SVF Holdings (UK) LLP, the “SVF Entities”). SVF Investments (UK) Limited is the record holder of the securities reported herein. SoftBank Vision Fund L.P. is the managing member of SVF Holdings (UK) LLP, which is the sole owner of SVF Investments (UK) Limited. SBIA UK has been appointed as alternative investment fund manager (“AIFM”) of SoftBank Vision Fund L.P. SBIA UK is authorized and regulated by the UK Financial Conduct Authority and is exclusively responsible for making all decisions related to the acquisition, structuring, financing and disposal of SoftBank Vision Fund L.P.’s investments. As a result of these relationships, each of the SVF Entities may be deemed to share beneficial ownership of the securities reported herein. Voting and investment determinations with respect to the securities held of record by SVF Investments are made by the board of directors of SBIA UK, which consists of Mark Agne, Rajeev Misra, Lidia Cepuch, Alex Clavel, Navneet Govil and Michelle Aylott. Each of them disclaims any such beneficial ownership. The principal business address for each of SBIA UK, SVF Holdings (UK) LLP and SVF Investments (UK) Limited is 69 Grosvenor Street, London W1K 3JP, United Kingdom. The principal business address for SoftBank Vision Fund L.P. is Aztec Group House, IFC 6, The Esplanade, St. Helier, Jersey JE4 0QH.

(4)
Based on a Schedule 13G filed with the SEC on November 12, 2024 by FMR LLC. Consists of 49,145,056 shares of common stock and includes holdings from the following subsidiaries: Fidelity Management & Research Company LLC; Fidelity Management Trust Company; and Strategic Advisers LLC. One or more other persons are known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common shares of Roivant Sciences Ltd. No one other person’s interest in the common shares of Roivant Sciences Ltd. is more than five percent of the total outstanding common shares. The address of each of the persons identified in this note is 245 Summer Street, Boston, Massachusetts 02210.

(5)
Based on a Schedule 13G/A filed with the SEC on May 15, 2025 by Viking Global Investors LP (“VGI”). Consists of common shares held by VGI, Viking Global Performance LLC (“VGP”), Viking Global Equities II LP (“VGEII”), Viking Global Equities Master Ltd. (“VGEM”), Viking Long Fund GP LLC (“VLFGP”), Viking Long Funds Master (Ltd.) (“VFLM”); Viking Global Opportunities Parent GP LLC (“Opportunities Parent”), Viking Global Opportunities GP LLC (“Opportunities GP”), Viking Global Opportunities Portfolio GP LLC (“Opportunities Portfolio GP”), Viking Global Opportunities Illiquid Investments Sub-Master LP (“VGOP”, and together with VGI, VGP, VGEII, VGEM, VLFGP, VLFM, Opportunities Parent, Opportunities GP and Opportunities Portfolio, the “Viking Global Entities”), O. Andreas Halverson, David C. Ott and Rose S. Shabet. VGI provides managerial services to VGEII, VGEM VFLM and VGOP. VGI has the power to dispose of and vote the shares directly owned VGEII, VGEM, VFLM and VGOP. VGI does not directly own any common shares. Based on Rule 13d-3 of the Act, VGI may be deemed to beneficially own the common shares directly held by VGEII, VGEM, VLFM and VGOP. VGP, as the general partner of VGEII, has the authority to dispose of and vote the common shares directly owned by VGEII. VGP serves as investment manager to VGEM and has the authority to dispose of and vote the common shares directly owned by VGEM. VGP does not directly own any common shares. Based on Rule 13d-3 of the Act, VGP may be deemed to beneficially own the common shares directly held by VGEII and VGEM. VGEII has the authority to dispose of and vote the common shares directly owned by it, which power may be exercised by its general partner, VGP, and by VGI, an affiliate of VGP, which provides managerial services to VGEII. VGEM has the authority to dispose of and vote the common shares directly owned by it, which power may be exercised by its investment manager, VGP, and by VGI, an affiliate of VGP, which provides managerial services to VGEM. Viking Global Equities LP (a Delaware limited partnership) and Viking Global Equities III Ltd. (a Cayman Islands exempted company), through its investment in VGE III Portfolio Ltd. (a Cayman Islands exempted company), invest substantially all of their assets through VGEM. VLFGP serves as the investment manager of VLFM and has the authority to dispose of and vote the common shares directly owned by VLFM. VLFGP does not directly own any common shares. Based on Rule 13d-3 of the Act, VLFGP may be deemed to beneficially own the common shares directly held by VLFM. VLFM has the authority to dispose of and vote the common shares directly owned by it, which power may be exercised by its investment manager, VLFGP, and by VGI, an affiliate of VLFGP, which provides managerial services to VLFM. Viking Long Fund LP (a Delaware limited partnership) and Viking Long Fund III Ltd. (a Cayman Islands exempted company), through its investment in Viking Long Fund Intermediate L.P. (a Cayman Islands limited partnership), invest substantially all of their assets through VLFM. Opportunities Parent is the sole member of Opportunities GP, which has the authority to dispose of and vote the common shares controlled by Opportunities Portfolio GP, which consists of the common shares directly held by VGOP. Opportunities Parent does not directly own any common shares. Based on Rule 13d-3 of the Act, Opportunities Parent may be deemed to beneficially own the common shares directly held by VGOP. Opportunities GP serves as the sole member of Opportunities Portfolio GP and has the authority to dispose of and vote the common shares controlled by Opportunities Portfolio GP, which consists of the common shares directly held by VGOP. Opportunities GP does not directly own any common shares. Based on Rule 13d-3 of the Act, Opportunities GP may be deemed to beneficially own the common shares directly held by VGOP. Opportunities Portfolio GP serves as the general partner of VGOP and has the authority to dispose of and vote the common shares directly owned by VGOP. Opportunities Portfolio GP does not directly own any common shares. Based on Rule 13d-3 of the Act, Opportunities Portfolio GP may be deemed to beneficially own the common shares directly held by VGOP. VGOP has the authority to dispose of and vote the common shares directly owned by it, which power may be exercised by its general partner, Opportunities Portfolio GP, and by VGI, an affiliate of Opportunities Portfolio GP, which provides managerial services to VGOP. Viking Global Opportunities LP (a Delaware limited partnership) and Viking Global Opportunities III LP (a Cayman Islands exempted limited partnership), through its investment in Viking Global Opportunities Intermediate LP (a Cayman Islands exempted limited partnership), invest substantially all of their assets in Viking Global Opportunities Master LP (a Cayman Islands exempted limited partnership), which in turn invests through VGOP. Mr. Halvorsen, Mr. Ott and Ms. Shabet, as Executive Committee Members of Viking Global Partners LLC (general partner of VGI), VGP, VLFGP and Opportunities Parent, have shared authority to dispose of and vote the common shares beneficially owned by VGI, VGP, VLFGP and Opportunities Parent. None of Mr. Halvorsen, Mr. Ott and Ms. Shabet directly owns any common shares. Based on Rule 13d-3 of the Act, each may be deemed to beneficially own the common directly held by VGEII, VGEM, VLFM and VGOP. Mr. Halvorsen, Mr. Ott and Ms. Shabet each beneficially own 46,013,752 common shares consisting of (i) 490,954 common shares directly and beneficially owned by VGEII, (ii) 24,056,700 common shares directly and beneficially owned by VGEM, (iii) 8,959,894 common shares directly and beneficially owned by VLFM and (iv) 12,506,204 common shares directly and beneficially owned by VGOP. The principal business address of each of the Viking Global Entities, Mr. Halvorsen, Mr. Ott and Ms Shabet is 600 Washington Boulevard, Floor 11, Stamford, Connecticut 06901.
(6)
Based on a Schedule 13G filed with the SEC on November 8, 2024 by BlackRock, Inc. Consists of 41,962,059 shares of common stock and includes holdings from the following subsidiaries: Blackrock Life Limited; Blackrock Advisors, LLC; Aperio Group, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; BlackRock Fund Advisors; and BlackRock Fund Managers Ltd. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the common stock of Roivant Sciences Ltd. No one person’s interest in the common stock of Roivant Sciences Ltd. is more than five percent of the total outstanding common shares. The principal business address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(7)
Based on a Schedule 13G/A filed with the SEC on November 12, 2024 by The Vanguard Group. Consists of 41,683,055 shares of common stock. The Vanguard Group, Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported therein. No one other person’s interest in the securities reported therein is more than 5%. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(8)
Consists of (i) 78,945 common shares and (ii) 19,731,318 common shares underlying stock options to purchase common shares that are beneficially owned as of July 1, 2025. Excludes CVARs that were service-vested as of July 1, 2025 but had not satisfied the applicable hurdle price on an applicable measurement date.

(9)
Consists of (i) 186,061 common shares, (ii) 1,464,793 common shares underlying stock options to purchase common shares that are beneficially owned as of July 1, 2025 and (iii) 11,585 RSUs covering common shares that are beneficially owned as of July 1, 2025.

(10)
Consists of 22,007,109 common shares underlying stock options to purchase common shares that are beneficially owned as of July 1, 2025. Excludes CVARs that were service-vested as of July 1, 2025 but had not satisfied the applicable hurdle price on an applicable measurement date.

(11)
Consists of (i) 1,309,223 common shares, (ii) 9,826,864 common shares underlying stock options to purchase common shares that are beneficially owned as of July 1, 2025 and (iii) 12,750 RSUs covering common shares that are beneficially owned as of July 1, 2025.

(12)
Consists of (i) 92,042 common shares, (ii) 897,562 common shares underlying stock options to purchase common shares that are beneficially owned as of July 1, 2025 and (iii) 2,418 RSUs covering common shares that are beneficially owned as of July 1, 2025. Excludes CVARs that were service-vested as of July 1, 2025 but had not satisfied the applicable hurdle price on an applicable measurement date.

(13)	Consists of (i) 86,094 common shares and (ii) 98,445 common shares underlying stock options to purchase common shares that are beneficially owned as of July 1, 2025.
(14)	Consists of (i) 8,940,234 common shares and (ii) 98,445 common shares underlying stock options to purchase common shares that are beneficially owned as of July 1, 2025.
(15)	Consists of (i) 1,917,473 common shares and (ii) 98,445 common shares underlying stock options to purchase common shares that are beneficially owned as of July 1, 2025.
(16)	Consists of (i) 79,304 common shares and (ii) 95,492 common shares underlying stock options to purchase common shares that are beneficially owned as of July 1, 2025.
(17)	Consists of (i) 24,970 common shares and (ii) 213,511 common shares underlying stock options to purchase common shares that are beneficially owned as of July 1, 2025.
(18)	Consists of (i) 12,970 common shares and (ii) 108,740 common shares underlying stock options to purchase common shares that are beneficially owned as of July 1, 2025.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during Fiscal 2024, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that one Form 4 report was filed one day late for Mr. Pulik due to an inadvertent administrative error.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a description of certain transactions occurring during our last fiscal year or currently proposed, including those to which (i) Roivant has been a participant, (ii) the amount involved exceeded or will exceed $120,000 and (iii) any of Roivant’s directors, executive officers or holders of more than 5% of Roivant’s share capital, or any members of their immediate family, had or will have a direct or indirect material interest.
Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting these criteria to which we have been or will be a party other than compensation arrangements, which are described where required under the sections of this Proxy Statement entitled “Information About Roivant’s Directors” and “Executive Compensation.”
Transactions and Arrangements with Sumitomo Pharma Co., Ltd. (“Sumitomo”)
In March 2024, the Company’s Board of Directors authorized a common share repurchase program, allowing for repurchases of common shares in an aggregate amount of up to $1.5 billion (excluding fees and expenses). Pursuant to the share repurchase program, on April 2, 2024, the Company entered into a share repurchase agreement with Sumitomo to repurchase all 71,251,083 common shares held by Sumitomo at a purchase price per share of $9.10, for an aggregate purchase price of approximately $648.4 million. The repurchase transaction with Sumitomo was completed on April 2, 2024.
Certain Employment and Compensatory Arrangements
Brett Venker, Head of Real World Evidence for RSI, is the brother of Eric Venker, Roivant’s President and Immunovant CEO. During Fiscal 2024, Dr. Venker earned total cash compensation, consisting of salary, bonus, non-equity incentive plan compensation and other compensation, of $660,352 and was granted incentive equity awards with an aggregate grant date fair value, as computed in accordance with Topic 718, of $512,847.
Related Person Transaction Policy
We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of Roivant’s voting securities, and any of their respective immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant shareholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board of Directors, is required to take into account the relevant available facts and circumstances including, but not limited to:
•	the risks, costs and benefits to us;
•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and
•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected Ernst & Young LLP (“EY”) to serve as our independent registered public accounting firm for our fiscal year ending March 31, 2026. The Audit Committee is submitting the selection of our independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. If the shareholders fail to ratify the selection, the Board of Directors will reconsider whether to retain EY. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interest of the Company and its shareholders. In addition, under Bermuda law, our shareholders have the right to appoint our auditor. Therefore, we are also submitting for approval at the Annual Meeting the appointment of Ernst & Young LLP as our auditor for statutory purposes under the Companies Act until the close of the next annual general meeting of shareholders, and authorization for the Board of Directors, acting through the Audit Committee, to determine the remuneration of Ernst & Young LLP in that capacity.
Independent Registered Public Accounting Firm Fees and Services
The following table represents aggregate fees billed to us by EY for Fiscal 2024 and Fiscal 2023.

Fee Category	Fiscal 2024	Fiscal 2023
Audit Fees(1)	$3,761,000	$4,974,000
Audit-Related Fees	—	—
Tax Fees(2)	$98,900	$120,300
All Other Fees	—	—
Total Fees	$3,859,900	$5,094,300

(1)
Includes fees for the audit of our annual consolidated financial statements included in our Annual Report on Form 10-K, the audit of internal control over financial reporting, review of the unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q and for services provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements for Roivant, and for certain of our subsidiaries as well as standalone audits and reviews for certain of our subsidiaries. This amount includes fees associated with certain statutory audits for Fiscal 2024 that have not yet been completed. All services described above were pre-approved by the Audit Committee.

(2)	Includes fees for professional services related to tax compliance and reporting.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services performed by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. Only the services of EY listed under Audit Fees for Fiscal 2024 were pre-approved by the Audit Committee. None of the Audit Fees or other fees in the table above were for services that were subject to a waiver of the pre-approval requirement pursuant to paragraph (c)(7)(i)(c) of Rule 2-01 of Regulation S-X of the SEC.
Vote Required
The affirmative vote of a majority of common shares cast in accordance with our Bye-laws is required to ratify the selection by the Audit Committee of EY as our independent registered public accounting firm for our fiscal year ending March 31, 2026, to appoint EY as our auditor for statutory purposes under the Companies Act for our fiscal year ending March 31, 2026, and to authorize the Board of Directors, through the Audit Committee, to set the remuneration for EY as our auditor for our fiscal year ending March 31, 2026. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of the vote.

If the shareholders do not approve the appointment of EY and the Audit Committee’s authority to set EY’s remuneration, the Audit Committee may consider the appointment of another auditor to be approved by the shareholders. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interest of the Company and its shareholders. We expect that representatives of EY will be present at the Annual Meeting. They will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions.
Recommendation
The Board of Directors recommends a vote FOR the ratification of EY as our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Roivant specifically incorporates it by reference in such filing.
The Audit Committee serves as the representative of Roivant’s Board of Directors with respect to its oversight of:
•	Roivant’s accounting and financial reporting processes and the audit of its financial statements;
•	the integrity of Roivant’s financial statements;
•	Roivant’s compliance with legal and regulatory requirements;
•	the Company’s information security (including cybersecurity) and technology risk management programs;
•	significant risks, and assessing the steps management has taken to control these risks;
•	the performance and responsibilities of Roivant’s internal audit function (if any); and
•	the appointment, qualifications, and independence of the independent registered public accounting firm.
The Audit Committee also reviews the performance of the independent registered public accounting firm in the annual audit of Roivant’s financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.
The Audit Committee is composed of three non-employee directors. The Board of Directors has determined that each member of the Audit Committee is independent and that Ms. Epperly qualifies as an “audit committee financial expert” under SEC rules.
The Audit Committee has reviewed and discussed the audited financial statements for Roivant’s fiscal year ended on March 31, 2025 with Roivant’s management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Roivant’s Annual Report on Form 10-K for its fiscal year ended on March 31, 2025.

M. Epperly (Chair)

K. Manchester

M. FitzGerald

PROPOSAL NO. 3

NON-BINDING, ADVISORY VOTE TO APPROVE THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As required by Section 14A(a)(1) of the Exchange Act, our Board of Directors is providing the shareholders with an opportunity to approve, on a non-binding, advisory basis, the compensation of our NEOs.
The following proposal, commonly known as a “say on pay” proposal, gives our shareholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our NEOs. Accordingly, we are asking our shareholders to approve the following non-binding resolution:
“RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 under Regulation S-K.”
Before you vote, we recommend that you read the “Executive Compensation” section of this Proxy Statement for additional details on our executive compensation program.
This vote is advisory, and therefore not binding on us, the Board of Directors or the Compensation Committee. However, our Board of Directors and Compensation Committee value the opinions of our shareholders and intend to take into account the outcome of the vote when considering future compensation decisions for our NEOs.
Vote Required
Approval on a non-binding, advisory basis of the compensation of our NEOs requires the affirmative vote of a majority of common shares cast in accordance with our Bye-laws. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of the vote.
Recommendation
The Board of Directors recommends a vote FOR the approval, on a non-binding, advisory basis, of the compensation of the Company’s NEOs.

ADDITIONAL INFORMATION
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
This year, a number of brokers with account holders who are Roivant shareholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Roivant. Direct your written request to Roivant Sciences Ltd., Attn: Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, or call us at +44 207 400 3347. Shareholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
Note About Our Website
Web links to our website throughout this document are provided for convenience only. Please note that information on or accessible through our website is not part of, or incorporated by reference into, this Proxy Statement.
Other Matters
As of the date of this Proxy Statement, the Board of Directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the shareholders, proxies will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in the discretion of the proxy holder.
Annual Reports
We have filed the Annual Report on Form 10-K for Fiscal 2024 (the “2024 Annual Report”), with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov, and free of charge from us upon request. Exhibits to the 2024 Annual Report are available upon your written request and upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Attn: Secretary at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 9, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 9, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V76256-P35561

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROIVANT SCIENCES LTD.

The Board of Directors recommends you vote FOR ALL of the nominees listed:

	For All	Withhold All	For All Except
1. To elect the Board of Directors' three nominees for Class I Director to serve for a three-year term.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Matthew Gline
02) Keith Manchester
03) Melissa Epperly

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as Roivant's independent registered public accounting firm for Roivant's fiscal year ending March 31, 2026, to appoint Ernst & Young LLP as auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, for Roivant's fiscal year ending March 31, 2026, and to authorize the Board of Directors, through the Audit Committee, to set the remuneration for Ernst & Young LLP as Roivant's auditor for Roivant's fiscal year ending March 31, 2026.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

Note: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Annual Report and Proxy Statement are available at www.proxyvote.com.

V76257-P35561

ROIVANT SCIENCES LTD.
Proxy for Annual General Meeting of Shareholders
September 10, 2025 at 10:30 a.m. United Kingdom Local Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Matthew Gline, Richard Pulik and Keyur Parekh, and each of them, with full power of substitution and power to act alone, as proxies to vote all common shares which the undersigned would be entitled to vote if personally present and acting at the Annual General Meeting of Shareholders of Roivant Sciences Ltd., to be held at the Royal Lancaster London Hotel, Lancaster Terrace, London W2 2TY, United Kingdom on Wednesday, September 10, 2025 at 10:30 a.m. United Kingdom local time, and at any adjournments or postponements thereof, as follows:

This proxy, when properly executed, will be voted in the manner directed herein. If no such directions are made, this proxy will be voted in accordance with the Board of Directors' recommendations, which are "For All" for the election of the directors in Proposal 1 and "For" Proposals 2 and 3. The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof to the extent authorized under rule 14a-4(c)(1) under the Exchange Act.

Continued and to be signed on reverse side